As filed with the Securities and Exchange Commission on January 27, 2011

     File No. 811-22137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY

ACT OF 1940                                                                                                                                                               ☒

     Amendment No. 5                                                                                                                                                      ☒

OPPENHEIMER MASTER LOAN FUND, LLC

(Exact Name of Registrant as Specified in Charter)

6803 South Tucson Way, Centennial, Colorado 80112-3924

(Address of Principal Executive Offices) (Zip Code)

(303) 768-3200

(Registrant’s Telephone Number, including Area Code)

Ari Gabinet, Esq.
OppenheimerFunds, Inc.

Two World Financial Center, 225 Liberty Street

New York, New York 10281-1008

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement has been filed by Oppenheimer Master Loan Fund, LLC (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Fund are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Only certain “accredited investors” within the meaning of Regulation D under the Securities Act, including other investment companies, may invest in the Fund. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Fund’s Part A is incorporated by reference into the Fund’s Part B and Part B is incorporated by reference into the Fund’s Part A.

Oppenheimer Master Loan Fund, LLC

Registration Statement dated January 27, 2011

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund’s securities nor has it determined that this registration statement is accurate or complete. It is a criminal offense to represent otherwise.

Oppenheimer Master Loan Fund, LLC is a mutual fund. Its objective is to seek as high a level of current income and preservation of capital as is consistent with investing primarily in loans and other debt securities. Under normal circumstances, the Fund will invest at least 80% of its net assets in loans made to U.S. and foreign borrowers that are corporations, partnerships or other business entities.

This registration statement contains important information about the Fund’s objective, its investment policies, strategies and risks. It also contains important information about how to buy and sell shares of the Fund and other account features.

PART A

January 27, 2011

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 5. Management.

(a) Investment Adviser(s). See Part (a)(1) of Item 10 below.

(b) Portfolio Manager(s). See Part (a)(2) of Item 10 below.

ITEM 6. Purchase and Sale of Fund Shares.

(a) Purchase of Fund Shares. See Part (b) of Item 11 below.

(b) Sale of Fund Shares. See Part (c) of Item 11 below.

ITEM 7. Tax Information.

See Part (f) of Item 11 below.

ITEM 8. Financial Intermediary Compensation.

Not applicable.

ITEM 9. Investment Objectives, Principal Investment Strategies, and Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The investment objective of the Fund is to seek as high a level of current income and preservation of capital as is consistent with investing primarily in loans and other debt securities. The Fund’s investment objective is not a fundamental policy and can be changed without shareholder approval.

(b) Implementation of Investment Objective.

Under normal circumstances, the Fund will invest at least 80% of its net assets in loans made to U.S. and foreign borrowers that are corporations, partnerships or other business entities. The Fund may invest directly in loans (as an original lender or by assignment from a lender) or indirectly in loans through loan participation agreements or certain derivative instruments. Although this is not a fundamental policy, the amount so invested will not be changed by the Fund’s Board of Directors without providing shareholders at least 60 days prior notice of the change. The Fund will invest in floating (sometimes referred to as “adjustable”) rate loans that pay interest at rates that float above (or are adjusted periodically based on) a benchmark that reflects current interest rates, such as the prime rate offered by one or more major U.S. banks (referred to as the “Prime Rate”) or the London Inter-Bank Offered Rate (referred to as “LIBOR”). The Fund may also invest in loans with fixed interest rates. While many of these loans will be collateralized, the Fund can invest in uncollateralized loans. The Fund has no limits as to the maturity of loans in which it invests or as to the market capitalization range of the borrowers. The Fund can invest without limit in loans that are below investment grade, which are loans rated below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Baa3 by Moody’s Investors Service, Inc., (“Moody’s”), or that have comparable ratings by another rating organization. The Fund may also invest in unrated loans, whether or not determined by the Manager to be investment grade. The Fund can invest in loans made in connection with highly leveraged transactions. The Fund may invest in loans where the borrower is experiencing financial difficulty or is insolvent and in loans that are in default at the time the Fund buys them.

When selecting loans for investment, the Fund’s investment manager, OppenheimerFunds, Inc. (the “Manager”), performs its own analysis based on information obtained from agents that originate or administer loans, other lenders, and ratings organizations, among other sources. The Manager’s analysis may consider various factors, such as the borrower’s past and projected financial performance; the borrower’s tangible assets and cash flows; the quality and depth of the borrower’s management; the credit quality of the agent bank’s or other intermediaries’ debt obligations; the credit quality of the collateral, if any; the state of the borrower’s industry; and the market for loans generally. The Manager will continue to monitor the credit quality of loans in its portfolio and the status of the applicable borrowers for the duration of the Fund’s investment.

In addition to investments in loans, the Fund may use certain other investments and investment strategies described further below and in the Statement of Additional Information. The Manager might not always use all of these different types of investments and strategies. The allocation of the Fund’s portfolio among the different types of permitted investments will vary over time based upon the Manger’s evaluation of economic and market trends.

Other Strategies.

Participation Interests in Loans. These securities represent an undivided fractional interest in a loan obligation of a borrower. They are typically purchased from banks or dealers that have made the loan, or are members of the loan syndicate, and that act as the servicing agent for the principal and interest payments. The loans may be to U.S. or foreign companies. Participation interests may be collateralized or uncollateralized and are subject to the credit risk of the servicing agent as well as the credit risk of the borrower. If the Fund purchases a participation interest, it may only be able to enforce its rights through the lender. The Fund can also buy interests in trusts and other entities that hold loan obligations. In that case the Fund will be subject to the trust's credit risks as well as the credit risks of the servicing agent and the underlying loans. In some cases, participation interests, whether held directly by the Fund or indirectly through an interest in a trust or other entity, may be partially "unfunded," meaning that the Fund may be required to advance additional money on future dates.

Corporate Debt Obligations. The Fund can purchase debt obligations, such as bonds, debentures, notes and preferred stock issued by U.S. and foreign corporations, partnerships or other business entities. Debt securities purchased by the fund may be subordinate to other liabilities of the issuer. If a borrower becomes insolvent, the borrower’s assets may be insufficient to meet its obligations to the holders of its subordinated debt.

Asset-Backed Securities. The Fund may invest in asset-backed securities, which are fractional interests in pools of loans, other assets or receivables. They are issued by trusts or other special purpose vehicles and are collateralized by the loans, other assets or receivables that make up the pool. The trust or other issuer passes the income from the underlying pool to the investor. Neither the Fund nor the Manager selects the loans or other assets that are included in the pools or the collateral backing those pools. Asset-backed securities are subject to interest rate risk and credit risk. These securities are subject to the risk of default by the issuer as well as by the borrowers of the underlying loans in the pool. Certain asset-backed securities are subject to prepayment and extension risks.

U.S. Government Securities.The Fund can invest in securities issued or guaranteed by the U.S. Treasury or other U.S. Government agencies or federally-chartered corporate entities referred to as “instrumentalities.” These securities are referred to as “U.S. Government securities” in this prospectus.

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U.S. Treasury Obligations. These include Treasury bills (which have maturities of one year or less when issued), Treasury notes (which have maturities greater than one year and up to ten years when issued), and Treasury bonds (which have maturities of more than ten years when issued). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. The Fund can also buy U.S. Treasury securities that have been “stripped” of their coupons by a Federal Reserve Bank, zero-coupon U.S. Treasury securities and Treasury Inflation-Protection Securities (“TIPS”).

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Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the U.S. Government. Some are supported by the full faith and credit of the United States, such as Government National Mortgage Association pass-through mortgage certificates (called “Ginnie Maes”). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds (“Fannie Maes”) and Federal Home Loan Mortgage Corporation obligations (Freddie Macs). Others are supported only by the credit of the entity that issued them. Securities issued by Fannie Mae and Freddie Mac are also supported by commitments from the U.S. Treasury to purchase certain of those agencies’ securities during market conditions in which the U.S. Treasury deems it necessary for the promotion of market stability.

In September 2008, the Federal Housing Finance Agency, a new independent regulatory agency, placed the Federal National Mortgage Corporation and Federal Home Loan Mortgage Corporation into conservatorship. The U.S. Department of Treasury also entered into a new secured lending credit facility with those companies and a preferred stock purchase agreement. Under the preferred stock purchase agreement, the Treasury will ensure that each company maintains a positive net worth.

Repurchase Agreements.The Fund can acquire securities subject to repurchase agreements. In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks or broker-dealers that have been designated as primary dealers in government securities and have met credit requirements set by the Manager. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is outstanding. The Fund might enter into a repurchase agreement for liquidity purposes to meet anticipated redemptions of limited liability company interests in the Fund (“Shares”), pending the investment of the proceeds from sales of Shares, pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

Derivative Instruments. The Fund can invest in a number of different types of "derivative" instruments. A derivative is an instrument whose value depends on (or is derived from) the value of an underlying security, asset, interest rate, index or currency.  Derivatives may allow the Fund to increase or decrease its exposure to certain markets or risks. Options, futures, swaps, “structured” notes, and certain mortgage-related securities are examples of derivative instruments the Fund can use. In addition to using derivatives to hedge investment risks, the Fund can use derivatives for investment purposes. Some derivative instruments held by the Fund may be illiquid.

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Credit Default Swaps. A credit default swap enables an investor to buy or sell protection against a credit event with respect to an issuer, such as an issuer's failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring. The terms of the instrument are generally negotiated by the Fund and the swap counterparty. A credit default swap may be embedded within a structured note or other derivative instrument. Generally, if the Fund buys credit protection using a credit default swap, the Fund will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, the Fund will deliver the defaulted bonds underlying the swap to the swap counterparty and the counterparty will pay the Fund par for the bonds. If the Fund sells credit protection using a credit default swap, generally the Fund will receive fixed payments from the counterparty and if a credit event occurs with respect to the applicable issuer, the Fund will pay the swap counterparty par for the issuer's defaulted bonds and the swap counterparty will deliver the bonds to the Fund. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer's defaulted bonds from the seller of protection. If the credit default swap is on a basket of issuers, the notional value of the swap is reduced by the amount represented by that issuer, and the fixed payments are then made on the reduced notional value.

Cash and Cash Equivalents. The Fund can hold cash (whether U.S. dollars or a foreign currency) and invest in cash equivalents such as highly-rated commercial paper, bank obligations, Treasury bills and short-term U.S. Government securities, and repurchase agreements.

Illiquid and Restricted Securities. Investments that do not have an active trading market, or that have legal or contractual limitations on their resale, are generally referred to as "illiquid" securities. Illiquid securities may be difficult to value or to sell promptly at an acceptable price or may require registration under applicable securities laws before they can be sold publicly. Securities that have limitations on their resale are referred to as "restricted securities." Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be regarded as illiquid. The Fund will not invest more than 15% of its net assets in illiquid or restricted securities.  The Manager monitors the Fund's holdings of illiquid securities on an ongoing basis to determine whether to sell any of those securities to maintain adequate liquidity.

Concentration. Generally, the Fund cannot invest 25% or more of its total assets in securities or obligations of borrowers in a single industry. However, because the Fund regards the agent bank and other intermediate participants in a loan as “issuers” of that loan, the Fund may invest 25% or more of its total assets in securities of issuers in the group of industries in the financial services sector, including banks, bank holding companies, commercial finance, consumer finance, diversified financial, insurance, savings and loans and special purpose financial. The Fund will be subject to the risks associated with financial institutions in those industries.

Borrowing. The Fund can borrow money to fund redemptions, but may not use borrowed money to make investments. The Fund can borrow money in amounts up to 33 1/3% of the value of its total assets at the time of the borrowings. Borrowing money involves transaction and interest costs. The Fund may pay a commitment fee or other fees to maintain a line of credit, and will pay interest on amounts it borrows.

Investments in Oppenheimer Institutional Money Market Fund. The Fund can invest its free cash balances in Class E shares of Oppenheimer Institutional Money Market Fund, to provide liquidity or for defensive purposes. The Fund invests in Oppenheimer Institutional Money Market Fund, rather than purchasing individual short-term investments, to seek a higher yield than it could obtain on its own. Oppenheimer Institutional Money Market Fund is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act, and is part of the Oppenheimer family of funds. It invests in a variety of short-term, high-quality, dollar-denominated money market instruments issued by the U.S. Government, domestic and foreign corporations, other financial institutions, and other entities. Those investments may have a higher rate of return than the investments that would be available to the Fund directly. At the time of an investment, the Fund cannot always predict what the yield of the Oppenheimer Institutional Money Market Fund will be because of the wide variety of instruments that fund holds in its portfolio. The return on those investments may, in some cases, be lower than the return that would have been derived from other types of investments that would provide liquidity. As a shareholder, the Fund will be subject to its proportional share of the expenses of Oppenheimer Institutional Money Market Fund's Class E shares, including its advisory fee. However, the Manager will waive a portion of the Fund's advisory fee to the extent of the Fund's share of the advisory fee paid to the Manager by Oppenheimer Institutional Money Market Fund.

Temporary Defensive and Interim Investments. For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its assets in investments that may be inconsistent with the Fund's principal investment strategies. Generally the Fund would invest in shares of Oppenheimer Institutional Money Market Fund or in the types of money market instruments in which Oppenheimer Institutional Money Market Fund invests or other short-term U.S. Government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

Portfolio Turnover.  A change in the securities held by the Fund is known as "portfolio turnover." The Fund may engage in active and frequent trading to try to achieve its investment objective and may have a portfolio turnover rate of over 100% annually. Increased portfolio turnover may result in higher brokerage fees or other transaction costs, which can reduce performance. If the Fund realizes capital gains when it sells investments, it generally must pay those gains to shareholders, increasing its taxable distributions. The Financial Highlights table shows the Fund's portfolio turnover rates during past fiscal years.

(c) Risks.

The risks summarized below collectively form the overall risk profile of the Fund and can affect the value of the Fund’s investments, its investment performance and its net asset value per Share. These risks mean that you can lose money by investing in the Fund. When you sell your Shares, they may be worth more or less than what you paid for them. There is no assurance that the Fund will achieve its investment objective.

Selection Risk. Poor investment selection by the Manager will cause the Fund to underperform other funds having a similar investment objective and investment strategies. While the Manager expects to have access to financial and other information about borrowers, the amount of public information available with respect to loans will generally be less extensive than what is available for exchange-listed or otherwise registered securities.

Limited Availability of Loans. Investments in loans may be limited. There is a risk that the Fund may not be able to meet its 80% allocation to loans. The limited availability of loans may be due to a number of factors. Direct lenders may allocate only a small number of loans to new investors, including the Fund. There may be fewer loans available for investment that meet the Fund’s standards, particularly in times of economic downturns. Also, lenders or agents may have an incentive to market the less desirable loans to investors such as the Fund while retaining attractive loans for themselves. This would reduce the amount of suitable investments for the Fund.

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Restrictive Loan Covenants. Borrowers must comply with various restrictive covenants typically contained in loan agreements. They may include restrictions on dividend payments and other distributions to stockholders, provisions requiring the borrower to maintain specific financial ratios, and limits on total debt. They may include requirements that the borrower prepay the loan with any free cash flow. A break of a covenant that is not waived by the agent bank (or the lenders) is normally an event of default that provides the agent bank or the lenders the right to call the outstanding amount on the loan. If a lender accelerates the repayment of a Senior Loan because of the borrower's violation of a restrictive covenant under the loan agreement, the borrower might default in payment of the loan.

Credit Risk. Loans and debt securities are subject to credit risk. Credit risk relates to the ability of the borrower under a loan or the issuer of a debt security to make interest and principal payments on the loan or security as they become due. If the borrower or issuer fails to pay interest, the Fund’s income might be reduced. If the borrower or issuer fails to repay principal, the value of that debt obligation and the net asset value of the Fund’s Shares might be reduced. A downgrade in a borrower’s or issuer’s credit rating or other adverse news can reduce the value of that borrower’s loans or that issuer’s securities.

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Subordination. Loans generally hold the most senior position in a borrower’s capital structure. Borrowers generally are required contractually to pay the holders of Loans before they pay the holders of corporate bonds or subordinated debt, trade creditors, and preferred or common stockholders. However, the Fund is subject to the risk that the borrower under a loan will default on scheduled interest or principal payments. For adjustable rate loans, the risk of default may increase in the event of a substantial increase in interest rates.

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Collateral. Certain of the loans that the Fund purchases will be backed by collateral. However, the value of the collateral may decline after the Fund buys the loan, particularly if the collateral consists of equity securities of the borrower or its affiliates. If a borrower defaults, insolvency laws may limit the Fund’s access to the collateral, or the lenders may be unable to liquidate the collateral. If the collateral loses some or all of its value, if the Fund is unable to access the collateral, or if the collateral received is illiquid, the collateral may not be sufficient to protect the Fund in the event of a default of scheduled interest or principal payments. Also, the Fund can invest part of its assets in loans and other debt obligations that are not collateralized. Uncollateralized loans are subject to greater risks than collateralized loans.

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Highly Leveraged Loans and Insolvent Borrowers.The Fund can invest in loans made in connection with highly leveraged transactions. These transactions may include operating loans, leveraged buyout loans, leveraged capitalization loans and other types of acquisition financing. These loans are subject to greater credit and liquidity risks than other loans.

The Fund can also invest in loans of borrowers that are experiencing, or are likely to experience, financial difficulty. In addition, the Fund can invest in loans of borrowers that have filed for bankruptcy protection or that have had involuntary bankruptcy petitions filed against them by creditors. Various laws enacted for the protection of debtors may apply to loans. A bankruptcy proceeding against a borrower could delay or limit the ability of the Fund to collect the principal and interest payments on that borrower’s loans. If a lawsuit is brought by creditors of a borrower under a loan, a court or a trustee in bankruptcy could take certain actions that would be adverse to the Fund. For example:

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Other creditors might convince the court to set aside a loan or the collateralization of the loan as a “fraudulent conveyance” or “preferential transfer.” In that event, the court could recover from the Fund the interest and principal payments that the borrower made before becoming insolvent. There can be no assurance that the Fund would be able to prevent that recapture.

•	A bankruptcy court may restructure the payment obligations under the loan so as to reduce the amount to which the Fund would be entitled.

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The court might discharge the amount of the loan that exceeds the value of the collateral or might find that the collateral securing the loan is invalid or require the borrower to use the collateral to pay other outstanding obligations.

•	The court could subordinate the Fund’s rights to the rights of other creditors of the borrower under applicable law.

Prepayment Risk. Loans usually have mandatory and optional prepayment provisions. If a borrower prepays a loan, the Fund will have to reinvest the proceeds in other loans or securities that may pay lower interest rates. However, prepayment and facility fees the Fund receives may help reduce any adverse impact on the Fund’s yield.

Interest Rate Risk. In general, the value of a loan or debt security changes as prevailing interest rates change. For fixed-rate loans or debt securities, when prevailing interest rates fall, the values of already-issued debt securities generally rise. When prevailing interest rates rise, the values of already-issued loans and debt securities generally fall, and they may sell at a discount from their face amount. Fixed-rate debt obligations the Fund buys are subject to this risk.

The Fund also invests in loans and debt securities with floating or adjustable interest rates. The Manager expects that when interest rates change, the values of these loans will fluctuate less than the values of fixed-rate loans and debt securities, and that the net asset value of the Fund’s Shares will fluctuate less than the shares of funds that invest only in fixed-rate debt obligations. However, the interest rates of some floating rate loans adjust only periodically. Between the times that interest rates on these loans adjust, the interest rates may not correlate to prevailing interest rates. That may affect the value of these loans.

Risks of Lower-Grade Securities. The Fund can invest up to 100% of its total assets in loans and other securities that are below investment grade. Those are loans or securities rated below BBB- by Standard & Poor’s Ratings Services (“S&P”) or Baa3 by Moody’s Investors Service, Inc., (“Moody’s”) or that have comparable ratings by another rating organization. Some of these loans and securities may be in default at the time the Fund buys them which means that the credit risk is higher. Loans and debt securities below investment grade tend to offer higher yields than investment-grade loans and securities to compensate investors for the higher risk of default, and are commonly referred to as “high risk securities” or, in the case of bonds, “junk bonds.” They may be subject to greater market fluctuations and risk of loss of income and principal than investment-grade securities. There may be less of a market for them and therefore they may be harder to sell at an acceptable price. These risks mean that the Fund may not achieve the expected income from lower-grade securities, and that the Fund’s net asset value per Share may be affected by declines in value of these securities.

Risks of Foreign Investing. The Fund can invest in loans that are made to foreign borrowers, or other debt securities issued by them. The Fund’s foreign loans must be dollar-denominated, and interest and principal payments must be payable in U.S. dollars. However, foreign obligations have risks not typically involved in domestic investments. Foreign investing can result in higher transaction and operating costs for the Fund. Foreign issuers are not subject to the same accounting and disclosure requirements to which U.S. issuers are subject. The value of foreign investments may be affected by exchange control regulations, expropriation or nationalization of a company's assets, foreign taxes, delays in settlement of transactions, changes in governmental, economic or monetary policies in the U.S. or abroad, or other political and economic factors. These risks may be greater for investments in developing or emerging market countries.

Risks of Derivatives. The Fund can use derivatives to hedge investment risk or for investment purposes. In general terms, a derivative instrument’s value depends on (or is derived from) the value of an underlying asset, such as a stock or bond, or non-asset reference, such as an interest rate or index. Options, futures, swaps, “structured” notes, and certain mortgage-related securities are examples of derivative instruments the Fund can use.

If the issuer of the derivative does not pay the amount due, the Fund can lose money on the investment. Also, the underlying investment on which the derivative is based, and the derivative itself, might not perform the way the Manager expected it to perform. If that happens, the Fund’s Share price could decline and the Fund could receive less income than expected. Some derivatives may be illiquid, making it difficult to value them or sell them at an acceptable price. Using derivatives can increase the volatility of the Fund’s Share price. For some derivatives, it is possible for the Fund to lose more than the amount invested in the derivative instrument.

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Risks of Credit Default Swaps. Credit default swaps are subject to credit risk on the underlying issuer and to counterparty credit risk. If the counterparty fails to meet its obligations, the Fund may lose money. Credit default swaps are also subject to the risk that the Fund will not properly assess the risk of the underlying investment. If the Fund is selling credit protection, there is a risk that a credit event will occur and that the Fund will have to pay the counterparty. If the Fund is buying credit protection, there is a risk that no credit event will occur and the Fund will receive no benefit for the premium paid.

Conflicts of Interest. The investment activities of the Manager and its affiliates in regard to other accounts they manage may present conflicts of interest that could disadvantage the Fund and its shareholders. The Manager or its affiliates may provide investment advisory services to other funds and accounts that have investment objectives or strategies that differ from, or are contrary to, those of the Fund. That may result in another fund or account holding investment positions that are adverse to the Fund’s investment strategies or activities. Other funds or accounts advised by the Manager or its affiliates may have conflicting interests arising from investment objectives that are similar to those of the Fund. Those funds and accounts may engage in, and compete for, the same types of securities or other investments as the Fund or invest in securities of the same issuers that have different, and possibly conflicting, characteristics. The trading and other investment activities of those other funds or accounts may be carried out without regard to the investment activities of the Fund and, as a result, the value of securities held by the Fund or the Fund’s investment strategies may be adversely affected. The Fund’s investment performance will usually differ from the performance of other accounts advised by the Manager or its affiliates and the Fund may experience losses during periods in which other accounts advised by the Manager or its affiliates achieve gains. The Manager has adopted policies and procedures designed to address potential conflicts of interest identified by the Manager, however such policies and procedures may also limit the Fund’s investment activities and affect its performance.

Investments By "Funds of Funds." Shares of the Fund are offered as an investment to certain other Oppenheimer funds that act as "funds of funds." The Fund's Board of Directors has approved making the Fund's shares available as an investment for those funds. From time to time, those funds of funds may invest significant portions of their assets in shares of the Fund, and may own a significant amount of the Fund’s outstanding shares. Those funds of funds typically use asset allocation strategies under which they may increase or reduce the amount of their investments in the Fund frequently, and may do so on a daily basis during volatile market conditions. If the size of those purchases and redemptions of the Fund's Shares were significant relative to the size of the Fund's assets, the Fund could be required to purchase or sell portfolio securities, increasing its transaction costs and possibly reducing its performance.

Risks of Borrowing. Under the Investment Company Act, the Fund may not incur indebtedness unless immediately after it incurs debt it has “asset coverage” of at least 300% of the aggregate outstanding principal amount of the indebtedness. The Fund may be required to dispose of portfolio investments on unfavorable terms if market fluctuations reduce its asset coverage to less than 300%. Lenders to the Fund will have preference over the Fund’s shareholders as to payments of interest and repayments of principal on amounts that the Fund borrows and preference to the Fund’s assets in the event of its liquidation. Lending agreements may grant the lenders certain voting rights if the Fund defaults in the payment of interest or principal on the loan. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return.

(d) Portfolio Holdings.

The Fund’s portfolio holdings are included in semi-annual and annual reports that are distributed to shareholders of the Fund within 60 days after the close of the period for which such report is being made. The Fund also discloses its portfolio holdings in its Statements of Investments on Form N-Q, which are filed with the Securities and Exchange Commission no later than 60 days after the close of its first and third fiscal quarters. These required filings are publicly available at the Securities and Exchange Commission. Therefore, portfolio holdings of the Fund are made publicly available no later than 60 days after the close of each of the Fund’s fiscal quarters.

A description of the Fund’s policies and procedures with respect to the disclosure of the Fund’s portfolio securities is available in the Fund’s Statement of Additional Information.

ITEM 10. Management, Organization and Capital Structure

(a)(1) Manager.

The Manager. The Manager chooses the Fund’s investments and handles its day-to-day business. The Manager carries out its duties, subject to the policies established by the Fund’s Board of Directors, under an investment advisory agreement that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

The Manager has been an investment adviser since 1960. The Manager managed Oppenheimer funds with approximately 6 million shareholder accounts as of December 31, 2010. The Manager is located at Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008.

Advisory Fees. Under the Investment Advisory Agreement, the Fund pays the Manager an advisory fee, calculated on the daily net assets of the Fund, at an annual rate of 0.30% of the Fund’s average annual net assets.

A discussion regarding the basis for the Board of Directors approval of the Fund’s investment advisory agreement is available in the Fund’s annual report to shareholders for the fiscal year ended September 30, 2010.

(a)(2) Portfolio Managers.

Portfolio Managers. The Fund’s portfolio is managed by Joseph Welsh and Margaret Hui who are primarily responsible for the day-to-day management of the Fund’s investments.

Mr. Welsh has been a Senior Vice President of the Manager since May 2009 and portfolio manager of the Fund’s portfolio since October 2007. Mr. Welsh was a Vice President of the Manager from December 2000 to April 2009.

Ms. Hui has been a Vice President and portfolio manager of the Fund’s portfolio since October 2007. Ms. Hui has been a Vice President of the Manager since February 2005. Ms. Hui was an Assistant Vice President of the Manager from October 1999 to January 2005.

The Statement of Additional Information provides additional information about the portfolio management team’s compensation, other accounts they manage and their ownership of Fund Shares.

(a)(3) Legal Proceedings. Not Applicable.

(b) Capital Stock.

Fund Shares may not be transferred, but an investor may withdraw all or any portion of its Shares in the Fund at net asset value on any day which the New York Stock Exchange (“NYSE”) is open, subject to certain exceptions. For more information about the ability of an investor to redeem all or any portion of its investment in the Fund, please see Item 6 herein. The Fund reserves the right to issue additional Shares. Investors in the Fund have no preemptive or conversion rights, and Shares when issued will be fully paid and non-assessable.

The Fund has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Each investor is entitled to vote in proportion to its investment in the Fund. Investors in the Fund will participate equally in accordance with their pro rata interests in the assets of the Fund. Upon liquidation of the Fund, investors would be entitled to share, in proportion to their investment in the Fund, in the assets of the Fund available for distribution to investors.

ITEM 11. Shareholder Information.

(a) Pricing of Fund Shares.

Shares are sold at their offering price which is the net asset value per Share. No initial sales charge applies. The offering price that applies to a purchase order is the next net asset value calculated after the purchase order is received and accepted by the Fund's placement agent. The Fund calculates the net asset value of the Shares as of the close of the NYSE on each day the NYSE is open for trading (referred to in this prospectus as a "regular business day"). The NYSE normally closes at 4:00 p.m., Eastern time, but may close earlier on some days. All references to time in this prospectus are to Eastern time. If your order is received on a day when the NYSE is closed or after it has closed, the order will receive the next offering price that is determined after your order is received and accepted. The Board of Directors may change the time as of which the Fund's net asset value is calculated in response to new developments such as altered trading hours, or otherwise as permitted by the Securities and Exchange Commission.

The Fund determines the net asset value per Share on a regular business day by dividing the value of the Fund's net assets by the number of Shares that are outstanding. The aggregate net asset value is the value of the Fund's assets minus its liabilities. To determine net asset value, the Fund's Board of Directors has established procedures to value the Fund's investments. The Fund's assets are valued primarily on the basis of current market quotations. For securities for which market quotations are not readily available, the valuations are, in general, based on market value. The Manager generally values securities held by the Fund for which an active secondary market exists (in the opinion of the Manager) on the basis of market value, which may include valuations provided by a pricing service approved by the Board of Directors. The Board has adopted special "fair value" procedures for valuing investments for which market prices cannot be readily obtained or for which the market prices (in the opinion of the Manager) are not reliable.

The Board has delegated the day-to-day responsibility for fair value determinations to the Manager's Valuation Committee. Fair value determinations by the Manager are subject to review, approval and ratification by the Board at its next scheduled meeting after the fair valuations are determined. In determining whether current market prices are readily available and reliable, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Fund. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day) or events affecting securities markets (for example, a foreign securities market closes early because of a natural disaster). The Fund uses fair value pricing procedures to reflect what the Manager and the Board believe to be more accurate values for the Fund's portfolio securities, although it may not always be able to accurately determine such values. There can be no assurance that the Fund could obtain the fair value assigned to a security if it were to sell the security at the same time at which the Fund determines its net asset value per share.

If, after the close of the principal market on which a security held by the Fund is traded and before the time as of which the Fund's net asset values are calculated that day, an event occurs that the Manager learns of and believes in the exercise of its judgment will cause a material change in the value of that security from the closing price of the security on the principal market on which it is traded, the Manager will use its best judgment to determine a fair value for that security.

Because some foreign securities trade in markets and on exchanges that operate on days that are not regular business days, the value of some of the Fund's foreign investments might change on days when investors cannot buy or sell Shares.

(b) Purchase of Fund Shares

Shares of the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may only be made by certain “accredited investors” within the meaning of Regulation D under the Securities Act, including other investment companies. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(c) Redemption of Fund Shares

You can sell (redeem) some or all of your Shares on any regular business day. Your Shares will be redeemed at the next net asset value calculated after your order is received and accepted by the Fund’s transfer agent. The proceeds of any redemption will be paid within seven days of the receipt and acceptance of the redemption order, except as otherwise permitted by the Investment Company Act or as provided by the Securities and Exchange Commission. Shares of the Fund may not be transferred.

(d) Dividends and Distributions. Not applicable.

(e) Frequent Purchase and Redemption of Fund Shares

The Fund does not offer Shares of the Fund for sale to the general public. The Board of Directors anticipates that the Fund’s shareholders generally will invest on a long-term basis. Therefore, the Board of Directors has not adopted any procedures to address short-term trading in the Fund.

(f) Tax Consequences.

The Fund intends to operate as a partnership for federal income tax purposes. Accordingly, the Fund will not be subject to any federal income tax. Based upon the status of the Fund as a partnership, each investor will take into account its share of the Fund’s income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of an investor’s share of the Fund’s income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder.

(g) Exchange-Traded Funds. Not applicable

  ITEM 12. Distribution Arrangements.

(a) Sales Loads. Not applicable.

(b) 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds.

The Fund does not have multiple classes of shares.

Investments in the Fund may be made only by certain “accredited investors” within the meaning of Regulation D under the Securities Act. Such investors may include, from time to time, “feeder” funds or pooled investment vehicles that invest all of their assets in Shares of the Fund. A feeder fund is not required to sell its shares to the public at the same price as another feeder fund. Feeder funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the feeder funds. A feeder fund that invests in the Fund may retain the ability to discontinue its investment in the Fund in favor of another investment company or other investments in pursuit of its investment objective.

PART B

January 27, 2011
Oppenheimer Master Loan Fund, LLC

Item 14. Cover Page and Table of Contents.

This Statement of Additional Information is not a prospectus. This document contains additional information about the Fund, supplements information in and should be read together with the prospectus dated January 27, 2011. A copy of this Registration Statement may be obtained by writing the Fund’s Transfer Agent, OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217 or by calling the Transfer Agent at (800) 645-2028.

Table of Contents

Fund History…………………………………………………………………………………	16
Description of the Fund and its Investments and Risks……………………………………..	16
Management of the Fund……………………………………………………………………	53
Control Persons and Principal Holders of Securities………………………………………..	65
Investment Advisory and Other Services……………………………………………………	65
Portfolio Manager…………………………………………………………………………...	67
Brokerage Allocation and Other Practices………………………………………………….	69
Capital Stock and Other Securities…………………….……………………………………	72
Purchase, Redemption and Pricing of Shares……………………………………………	73
Taxation of the Fund………………………………………………………………………..	76
Underwriters…………………………………………………………………………………	77
Calculation of Performance Data……………………………………………………………	77
Financial Statements………………………………………………………………………...	78
Report of Independent Registered Public Accounting Firm…………………………….	79
Financial Statements…………………………………………………………………….	80

Appendix A: Ratings Definitions…………………………………………………………..	A-1

Item 15. Fund History.

The Fund was organized as a Delaware limited liability company on August 28, 2007.

Item 16. Description of the Fund and Its Investments and Risks.

(a) Classification.

The Fund is a diversified, open-end, management investment company.

(b) Investment Strategies and Risks.

The Fund’s investment objective, principal investment strategies and the related risks are described in the prospectus. The following information supplements and should be read in conjunction with Item 9 of the Fund’s prospectus. In addition, this Statement of Additional Information (“SAI”) contains information about other investment strategies that the Fund’s investment adviser, OppenheimerFunds, Inc. (the “Manager”), may use in managing the Fund’s portfolio and the related risks. The composition of the Fund’s portfolio and the strategies that the Manager may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment strategies described below in seeking its goal. It may use the investment strategies at some times or not at all.

Additional Information About Loans.

How Loans Are Arranged. Loans typically are arranged through private negotiations between a borrower and one or more financial institutions (“Lenders”). Usually the Lenders are represented by an agent (“Agent”), which usually is one of the Lenders. The borrowers may use the proceeds of loans to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, debt refinancings, or for other purposes.

Agents typically are commercial or investment banks that originate loans and invite other parties to join the lending syndicate. In larger transactions, it is common to have several Agents. However, only one Agent usually has primary responsibility for documentation and administration of the loan. Agents are normally paid fees by the borrower for their services. While the Fund can serve as the Agent or co-agent for a loan, the Fund currently does not intend to act as an Agent or co-Agent.

Agents, acting on behalf of the Lenders, generally are primarily responsible for negotiating the loan agreement, which establishes the terms and conditions of the loan and the rights of the borrower and the Lenders. Agents usually monitor the adequacy of assets that collateralize loans. In reliance upon the opinions of their legal counsel, Agents generally are also responsible for determining that the Lenders have obtained a perfected security interest in the collateral securing loans. The Fund will rely on Agents to collect payments of principal and interest on a loan. The Fund also will rely in part on Agents to monitor compliance by the borrower with the restrictive covenants in the loan agreement and to notify the Fund (or the Lender from whom the Fund has purchased a participation) of any adverse change in the borrower's financial condition.

Financial difficulties of Agents can pose a risk to the Fund. If an Agent for a particular loan becomes insolvent, the Fund could incur losses in connection with its investment in that loan. An Agent could declare bankruptcy, and a regulatory authority could appoint a receiver or conservator. Should this occur, the assets that the Agent holds under the loan agreement, if any, should continue to be available to the Lenders, including the Fund. A regulator or a court, however, might determine that any such assets are subject to the claims of the Agent’s general or secured creditors. If that occurs, the Fund might incur costs and delays in realizing final payment on a loan, or the Fund might suffer a loss of principal or interest. The Fund may be subject to similar risks when it buys a Participation Interest or an Assignment from an intermediary.

Subordination. Loans generally hold the most senior position in a borrower’s capital structure. Borrowers generally are required contractually to pay the holders of Loans before they pay the holders of corporate bonds or subordinated debt, trade creditors, and preferred or common stockholders. Lenders obtain priority liens that typically provide the first right to cash flows or proceeds from the sale of a borrower's collateral, if any, if the borrower becomes insolvent. That right is subject to the limitations of bankruptcy law, which may provide higher priority to certain other claims such as, for example, employee salaries, employee pensions and taxes.

Collateral. Many of the loans in which the Fund invests are secured by collateral. Collateral may include the borrower’s tangible assets, such as cash, accounts receivable, inventory, real estate, buildings and equipment, common and/or preferred stock of subsidiaries, and intangible assets including trademarks, copyrights, patent rights and franchise value. The Fund may also receive guarantees or other credit support as a form of collateral. The Fund may invest in loans that are secured only by stock of the borrower or its subsidiaries or affiliates.

Generally, the Agent for a particular loan is responsible for monitoring collateral and for exercising remedies available to the Lenders such as foreclosure upon collateral in the event of the borrower’s default. In certain circumstances, the loan agreement may authorize the Agent to liquidate the collateral and to distribute the liquidation proceeds pro rata among the lenders. The Fund may also invest in loans that are not secured by collateral. Unsecured loans involve additional risk.

Interest Rate Benchmarks. The Fund may invest in fixed rate and floating rate loans. Interest rates on floating rate loans adjust periodically based on a benchmark rate plus a premium or spread over the benchmark rate. The benchmark rate usually is the Prime Rate, LIBOR, the Federal Reserve federal funds rate, or other base lending rates used by commercial lenders (each as defined in the applicable loan agreement).

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The Prime Rate quoted by a major U.S. bank is generally the interest rate at which that bank is willing to lend U.S. dollars to its most creditworthy borrowers, although it may not be the bank's lowest available rate.

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LIBOR usually is an average of the interest rates quoted by several designated banks as the rates at which they pay interest to major depositors in the London interbank market on U.S. dollar denominated deposits. The market views changes in short-term LIBOR rates as closely related to changes in the Federal Reserve federal funds rate, although the two are not officially related.

•	The Federal Reserve federal funds rate is the rate that the Federal Reserve Bank charges member banks for borrowing money.

The interest rate on Prime Rate-based loans floats daily as the Prime Rate changes, while the interest rate on LIBOR-based loans is reset periodically, typically between 30 days and one year. Certain floating or variable rate loans may permit the borrower to select an interest rate reset period of up to one year. Investing in loans with longer interest rate reset periods or fixed interest rates may increase fluctuations in the Fund's net asset value as a result of changes in interest rates.

Borrower Covenants and Lender Rights. Loan agreements generally have contractual terms designed to protect Lenders. Loan agreements often include restrictive covenants that limit the activities of the borrower. A restrictive covenant is a promise by the borrower not to take certain actions that might impair the rights of Lenders. Those covenants typically require the scheduled payment of interest and principal and may include restrictions on dividend payments and other distributions to the borrower’s shareholders, provisions requiring the borrower to maintain specific financial ratios or relationships and limits on the borrower’s total debt. In addition, a covenant may require the borrower to prepay the loan or debt obligation with any excess cash flow. Excess cash flow generally includes net cash flow after scheduled debt service payments and permitted capital expenditures, among other things, as well as the proceeds from asset dispositions or sales of securities. A breach of a covenant (after the expiration of any cure period) in a loan agreement that is not waived by the Agent and the Lenders normally is an event of acceleration. This means that the Agent has the right to demand immediate repayment in full of the outstanding loan. Acceleration may cause the non-payment of the principal or interest on the loan, in whole or in part, which may result in a reduction in value of the loan (and possibly the Fund’s net asset value) if the loan is not paid.

Lenders typically have certain voting and consent rights under a loan agreement. Action subject to a Lender vote or consent generally requires the vote or consent of the holders of some specified percentage of the outstanding principal amount of a loan. Certain decisions, such as reducing the amount or increasing the time for payment of interest on or repayment of principal of a loan, or releasing collateral for the loan, frequently requires the unanimous vote or consent of all Lenders affected.

Delayed Draw Loans. The Fund may have obligations under a loan agreement to make additional loans in certain circumstances. The Fund intends to establish a reserve against such contingent obligations by identifying on its books cash, liquid securities and liquid loans. The Fund will not purchase a loan that would require the Fund to make additional loans if as a result of that purchase all of the Fund's additional loan commitments in the aggregate would cause the Fund to fail to meet the asset segregation requirements described in Part (c) of this Item 11.

Fees. The Fund may be required to pay and may receive various fees and commissions in connection with purchasing, selling and holding interests in Loans. Borrowers typically pay three kinds of fees to Lenders: facility fees when a loan is originated; commitment fees on an ongoing basis based on the unused portion of a loan commitment; and prepayment penalties when a borrower prepays a loan.

The Fund receives these fees directly from the borrower if the Fund is an original Lender or, in the case of commitment fees and prepayment penalties, if the Fund acquires an Assignment. Whether the Fund receives a facility fee in the case of an Assignment, or any fees in the case of a Participation Interest, depends on negotiations between the Fund and the Lender selling the interests.

When the Fund buys an Assignment, it may be required to pay a fee, or forgo a portion of interest and fees payable to it, to the Lender selling the assignment. In addition, the Fund may be required to pay a transfer fee to the Agent. Occasionally, the assignor pays a fee to the assignee. If the Fund assigns a loan, it may be required to pass along to a buyer a portion of any fees that the Fund is entitled to. The seller of a Participation Interest to the Fund may deduct a portion of the interest and any fees payable to the Fund, as an administrative fee. If the Fund sells a Participation Interest, the Fund may be required to pay a transfer fee to the Lender that holds the nominal interest in the loan.

How the Fund Invests in Loans. The Fund may invest in loans in one or more of three ways: the Fund may invest directly in a loan by acting as an original Lender; the Fund may purchase a loan by an assignment of the loan (an “Assignment”) from the Agent or other Lender; or the Fund may purchase a participation interest in a loan (“Participation Interest”) from an Agent or other Lender. The Fund may also invest in loans indirectly using certain derivative instruments discussed below.

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Original Lender.The Fund can invest in loans, generally “at par” (a price for the loan equal approximately to 100% of the funded principal amount of the loan) as an original lender. When the Fund is an original lender, it may receive a return at the full interest rate for the loan. When the Fund is an original lender, it will have a direct contractual relationship with the borrower and will have direct recourse against the borrower in the event the borrower fails to pay scheduled principal or interest.

Assignments.When the Fund purchases a loan by Assignment, the Fund typically succeeds to the rights of the assigning lender under the loan agreement and becomes a “Lender” under the loan agreement. Subject to the terms of the loan agreement, the Fund may enforce compliance by the borrower with the terms of the loan agreement and may have rights with respect to any funds acquired by other lenders through set-off.

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Participation Interests. A participation interest is an undivided interest in a loan made by the issuing financial institution in the proportion that the buyer's participation interest bears to the total principal amount of the loan. The issuing financial institution may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives. Holders of Participation Interests are referred to as “Participants.”

     Participation Interests involve special risks for the Fund. Participation Interests are primarily dependent upon the creditworthiness of the borrower, which is obligated to make payments of principal and interest on the loan. In buying a Participation Interest, however, the Fund assumes the credit risk of both the borrower and the Lender selling the Participation Interest. If the issuing financial institution fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest. If a Lender that sells the Fund a Participation Interest becomes insolvent, the Fund may be treated as a general creditor of the Lender. As a general creditor, the Fund may not benefit from a right of set off that the Lender has against the borrower. The Fund will acquire a Participation Interest only if the Manager determines that the Lender (or other intermediary Participant) selling the Participation Interest is creditworthy.

The Fund’s rights under a Participation Interest with respect to a particular loan may be more limited than the rights of original Lenders or of investors who acquire an Assignment of that loan. The Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation Interest and only when the Lender receives the payments from the borrower. In purchasing Participation Interests, the Fund will usually have a contractual relationship only with the selling institution and not the underlying borrower. The Fund generally will have no right directly to enforce compliance by the borrower with the terms of the related loan agreement, nor will the Fund generally have the right to object to certain changes to the loan agreement agreed to by the selling institution. The Fund generally will have no right to compel the Lender from whom it purchased the Participation Interest to enforce compliance by the borrower with the terms of the loan agreement.

     In buying a Participation Interest, the Fund might not directly benefit from the collateral supporting the related loan and may be subject to any rights of set off the borrower has against the selling institution. In the event of bankruptcy or insolvency of the borrower, the obligation of the borrower to repay the loan may be subject to certain defenses that can be asserted by the borrower as a result of any improper conduct of the Lender selling the participation. As a result, the Fund may be subject to delays, expenses and risks that are greater than those that exist when the Fund is an original Lender or assignee.

Other Debt Investments. As part of its regular investment program, the Fund can invest in debt investments other than loans. The Fund may invest in debt securities of U.S. or foreign issuers. These debt securities may have fixed or floating interest rates; may or may not be collateralized; and may be below investment grade. The Fund has no limits as to the maturity of debt securities in which it invests or as to the market capitalization range of the issuers.

  Corporate Debt Obligations. The Fund can purchase debt obligations, such as bonds, debentures, notes and preferred stock issued by U.S. and foreign corporations, partnerships or other business entities. Debt securities purchased by the Fund may be subordinate to other liabilities of the issuer. If a borrower becomes insolvent, the borrower’s assets may be insufficient to meet its obligations to the holders of its subordinated debt.

U.S. Government Securities. These are securities issued or guaranteed by the U.S. Treasury, other government agencies or federally-charted corporate entities referred to as “instrumentalities.” The obligations of U.S. Government agencies or instrumentalities in which the Fund may invest may or may not be guaranteed or supported by the “full faith and credit” of the United States. “Full faith and credit” means generally that the taxing power of the U.S. Government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might not be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment.

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U.S. Treasury Obligations. These include Treasury bills (which have maturities of one year or less when issued), Treasury notes (which have maturities of one to ten years when issued), and Treasury bonds (which have maturities of more than ten years when issued). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. The Fund can also buy U.S. Treasury securities whose interest coupons have been “stripped” by a Federal Reserve Bank, zero-coupon U.S. Treasury securities described below, and Treasury Inflation-Protection Securities (“TIPS”).

     The U.S. Treasury securities called “TIPS” are designed to provide an investment that is not vulnerable to inflation. The interest rate paid by TIPS is fixed. The principal value rises or falls semi-annually based on changes in the published Consumer Price Index. If inflation occurs, the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss. If deflation occurs, the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the U.S. Government. Some are supported by the full faith and credit of the United States, such as Government National Mortgage Association pass-through mortgage certificates (called “Ginnie Maes”). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds (“Fannie Maes”) and Federal Home Loan Mortgage Corporation obligations (“Freddie Macs”). Others are supported only by the credit of the entity that issued them. Securities issued by Fannie Mae and Freddie Mac are also supported by commitments from the U.S. Treasury to purchase certain of those agencies’ securities during market conditions in which the U.S. Treasury deems it necessary for the promotion of market stability.

On September 7, 2008, the Federal Housing Finance Agency, a new independent regulatory agency, placed the Federal National Mortgage Corporation and Federal Home Loan Mortgage Corporation into conservatorship and the U.S. Department of Treasury made a commitment to purchase mortgage-backed securities from the companies through December 2009. The U.S. Department of Treasury also entered into a new secured lending credit facility with those companies and a Preferred Stock Purchase Agreement. Under those agreements, the Treasury will ensure that each company maintains a positive net worth.

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Zero-Coupon U.S. Government Securities. The Fund can buy zero-coupon U.S. Government securities. These will typically be U.S. Treasury Notes and Bonds that have been stripped of their interest coupons or certificates representing interests in those stripped debt obligations and coupons.

     Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities that pay interest. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

The Fund’s investment in zero-coupon securities may cause the Fund to recognize income and make distributions or allocations to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

Other Zero-Coupon Securities. The Fund may buy zero-coupon and delayed interest securities, and “stripped” securities of U.S. and foreign corporations and of foreign government issuers. These are similar in structure to zero-coupon and “stripped” U.S. Government securities, but in the case of foreign government securities may or may not be backed by the “full faith and credit” of the issuing foreign government. Zero-coupon securities issued by foreign governments and by corporations will be subject to greater credit risks than U.S. Government zero-coupon securities.

  Other “Stripped” Securities. In addition to buying stripped Treasury securities, the Fund can invest in stripped mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities. Each has a specified percentage of the underlying security’s principal or interest payments. These are a form of derivative investment.

Mortgage securities may be partially stripped so that each class receives some interest and some principal. However, they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an “interest-only” security, or “I/O,” and all of the principal is distributed to holders of another type of security, known as a “principal-only” security or “P/O.” Strips can be created for pass-through certificates or collateralized mortgage obligations (CMOs).

The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages. If the underlying mortgages experience greater than anticipated prepayments of principal, the Fund might not fully recoup its investment in an I/O based on those assets. If underlying mortgages experience less than anticipated prepayments of principal, the yield on the P/Os based on them could decline substantially.

Other Floating Rate and Variable Rate Obligations. The Fund can invest in debt securities other than loans that have floating or variable interest rates. Those variable rate obligations may have a demand feature that allows the Fund to tender the obligation to the issuer or a third party prior to its maturity. The tender may be at par value plus accrued interest, according to the terms of the obligations.

The interest rate on a floating rate demand note is adjusted automatically according to a stated prevailing market rate, such as the Prime Rate, the 91-day U.S. Treasury Bill rate, or some other standard. The instrument’s rate is adjusted automatically each time the base rate is adjusted. The interest rate on a variable rate note is also based on a stated prevailing market rate but is adjusted automatically at specified intervals. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

Floating rate and variable rate demand notes that have a stated maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one year and upon no more than 30 days’ notice. The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest. Generally the issuer must provide a specified number of days’ notice to the holder. The Fund can also buy step-coupon bonds that have a coupon rate that changes periodically during the life of the security on pre-determined dates that are set when the security is issued.

Asset-Backed Securities. Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or loans. Asset backed securities that are collateralized loan obligations may include domestic and foreign senior secured loans, unsecured loans and subordinate corporate loans, all of which may be investment grade or below investment grade in quality.

These securities are issued by trusts or special-purpose corporations. They are similar to mortgage-backed securities, described above, and are backed by a pool of assets that consist of obligations of individual borrowers. The income from the pool is passed through to the holders of participation interest in the pools. The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due. However, the enhancement, if any, might not be for the full par value of the security. If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, the Fund could suffer losses on its investment or delays in receiving payment. These entities may issue both equity and debt securities, both of which the Fund may purchase.

In general, asset backed securities are subject to prepayment risks, interest rate risks and the credit risks of both the borrowers and of the entity that issues the security. The value of an asset-backed security is affected by changes in the market’s perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted. The main risks of investing in asset-backed securities are ultimately related to payment of the underlying loans by the individual borrowers.

The Fund does not select either the borrowers or the collateral under these arrangements. As a purchaser of an asset-backed security, the Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return. Some asset-backed securities do not have the benefit of a security interest in the underlying collateral. Even if the obligations are collateralized, there may be significant delays in collecting on the collateral in the case of a default on an underlying loan, and as an investor in the asset-backed security the Fund may have limited rights or no rights to enforce the terms of underlying loan agreements, to object to amendments to the lending agreement or to any set-off against the borrower.

Money Market Instruments. The Fund can invest in money market instruments, which are U.S. dollar-denominated, high-quality, short-term debt obligations, to provide liquidity, for temporary defensive purposes, or for other purposes. Money market instruments may have fixed, variable or floating interest rates. Examples of money market instruments include obligations issued or guaranteed by the U.S. Government (or any of its agencies or instrumentalities); bank obligations, such as time deposits, certificates of deposit and bankers’ acceptances; commercial paper; and variable amount master demand notes.

Preferred Stocks. Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation’s earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. “Cumulative” dividend provisions require all or a portion of prior unpaid dividends to be paid. Preferred stock may be “participating” stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing calls or redemption prior to maturity, which also can have a negative impact on prices when interest rates decline. The rights of preferred stock on distribution of a corporation’s assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities. Preferred stock generally has a preference over common stock on the distribution of a corporation’s assets in the event of liquidation.

Main Risks of Debt Investments.

Credit Risk. Credit risk relates to the ability of a borrower or an issuer of a debt security to meet interest or principal payments (or both) as they become due. If the borrower or issuer fails to pay interest, the Fund’s income might be reduced. If the borrower or issuer fails to repay principal, the value of that security and the net asset value of the Fund’s Shares might be reduced.

While many of the Fund’s investments in loans will be secured by collateral that the Manager believes equals or exceeds the principal amount of the loan at the time of investment, there can be no assurance that the liquidation of such collateral would satisfy the borrower’s obligations in the event of non-payment of scheduled interest or principal payments, or that the collateral could be readily liquidated. Other loans or debt securities the Fund can buy may have no collateral supporting the borrower’s obligation to pay interest and repay principal.

In the event of a borrower’s or an issuer’s bankruptcy, the Fund could experience delays or limitations in its ability to realize the benefits of collateral securing a debt obligation. For example, a loan collateralized by the stock of the borrower or its subsidiaries may lose all of its value in the event of the borrower’s bankruptcy. Additionally, some obligations are subject to the risk that a court could subordinate the debt to presently existing or future indebtedness of the borrower under fraudulent conveyance or similar laws, or take other actions detrimental to the interests of investors.

An economic downturn or an increase in interest rates could severely disrupt the market for debt obligations, adversely affecting the values of outstanding loans and bonds as well as the ability of issuers to pay interest or repay principal. An overall decline in values in the bond market is more likely during a period of a general economic downturn.

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Special Credit Risks of Lower-Grade Securities. The Fund can invest without limit in debt obligations that are below investment grade if the Manager believes it is consistent with the Fund’s investment objective. Investment-grade securities are securities rated at least “Baa” by Moody's Investors Service, Inc., at least “BBB” by Standard & Poor’s Ratings Services or Fitch, Inc., or that have comparable ratings by another nationally-recognized statistical rating organization (“NRSRO”). Because lower-quality securities tend to offer higher yields than investment-grade securities, the Fund may invest in lower-grade securities to try to achieve higher income. In general, lower-grade securities are subject to credit risk to a greater extent than higher-quality investments. While securities rated “Baa” by Moody’s or “BBB” by Standard & Poor’s or Fitch are investment grade, those securities may be subject to interest rate and credit risks, and have some speculative characteristics.

Interest Rate Risk. Interest rate risk refers to the fluctuations in value of debt instruments resulting from the inverse relationship between price and yield. For fixed rate loans or debt securities, an increase in prevailing interest rates will tend to reduce the market value of already-issued loans and debt securities, and a decline in general interest rates will tend to increase their value. In addition, investments having longer maturities are subject to potentially greater fluctuations in value from changes in interest rates than obligations having shorter maturities. The Fund does not have investment policies establishing specific maturity ranges for its investments, and they may be within any maturity range (short, medium or long) depending on the Manager’s evaluation of investment opportunities available within the debt securities markets.

Because the interest rates on floating rate loans adjust periodically to reflect current market rates, falling short-term interest rates should tend to decrease the income payable to the Fund on its loan investments and rising rates should tend to increase that income. However, investments in floating rate and variable rate obligations should also mitigate the fluctuations in the Fund’s net asset values during periods of changing interest rates, compared to changes in values of fixed-rate debt securities. Nevertheless, changes in interest rates can affect the value of the Fund’s floating rate loans, especially if rates change sharply in a short period, because the resets of the interest rates on the underlying portfolio of loans occur periodically and will not all happen simultaneously with changes in prevailing rates. Having a shorter average reset period for its portfolio of loans may help mitigate that risk.

Prepayment Risk. Loans usually have mandatory and optional prepayment provisions. If a borrower prepays a loan, the Fund will have to reinvest the proceeds in other loans or securities that may pay lower interest rates. However, prepayment and facility fees the Fund receives may help reduce any adverse impact on the Fund’s yield. Because the interest rates on certain loans adjust periodically, the Manager believes that the Fund should generally be able to reinvest prepayments in loans that have yields similar to those that have been prepaid.

Investments in Equity Securities. The Fund can invest in securities other than debt securities, including certain types of equity securities of both foreign and U.S. companies, if such investments are consistent with the Fund’s investment objective. The Fund’s equity securities principally will be securities acquired in connection with purchasing, restructuring or disposing of loans. Those equity securities include preferred stocks (described above), rights and warrants, and securities convertible into common stock. Certain equity securities may be purchased because they may provide dividend income.

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Convertible Securities. While some convertible securities are a form of debt security, in certain cases their conversion feature (allowing conversion into equity securities) causes them to be regarded more as “equity equivalents.” As a result, the rating assigned to the security has less impact on the Manager's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities. Convertible securities are subject to the credit risks and interest rate risks of debt securities described above.

     The value of a convertible security is a function of its "investment value" and its "conversion value." If the investment value exceeds the conversion value, the security will behave more like a debt security and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the security will behave more like an equity security. In that case, it will likely sell at a premium over its conversion value and its price will tend to fluctuate directly with the price of the underlying security.

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Rights and Warrants. The Fund can hold warrants or rights. Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

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Risks of Investing in Stocks. Stocks fluctuate in price, and their short-term volatility at times may be great. To the extent that the Fund invests in equity securities, the value of the Fund’s portfolio will be affected by changes in the stock markets. Market risk can affect the Fund's net asset value per share, which will fluctuate as the values of the Fund’s portfolio securities change. The prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.

     Other factors can affect a particular stock’s price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or its industry. The Fund can invest in securities of large companies and mid-size companies, but may also hold stocks of small companies, which may have more volatile stock prices than stocks of larger companies.

Derivatives. The Fund can invest in a variety of derivative investments, including swaps, “structured” notes, convertible notes, options, forward contracts and futures contracts, to seek income or for hedging purposes. The use of derivatives requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.  If the Manager uses a derivative instrument at the wrong time or judges market conditions incorrectly, the use of derivatives may reduce the Fund’s return.

     Although it is not obligated to do so, the Fund can use derivatives to hedge. The Fund can use hedging to attempt to protect against declines in the market value of the Fund’s portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons. The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market.

     Some of the hedging strategies the Fund can use are described below. The Fund may employ new hedging strategies when they are developed, if those investment methods are consistent with the Fund’s investment objectives and are permissible under applicable regulations governing the Fund.

•     “Structured” Notes. The Fund can invest in “structured” notes, which are specially-designed derivative debt investments whose principal payments or interest payments are linked to the value of an underlying asset, such as an equity or debt security, loan, currency, or commodity, or non-asset reference, such as an interest rate or index. The terms of the instrument may be “structured” by the purchaser (the Fund) and the borrower issuing the note.

The values of these notes will fall or rise in response to changes in the values of the underlying asset or reference and the Fund might receive less principal or interest if the underlying asset or reference does not perform as anticipated. In some cases, these notes may pay an amount based on a multiple of the relative change in value of the asset or reference. This type of note offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

The values of these notes are also subject to both credit risk (if the counterparty fails to meet its obligations) and interest rate risk and therefore the Fund could receive more or less than it originally invested when a note matures. The prices of these notes may be very volatile and they may have a limited trading market, making it difficult for the Fund to value them or sell them at an acceptable price.

•     Swaps. The Fund may enter into swap agreements, including interest rate, total return, credit default and volatility swaps. Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period of time typically ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or the difference between the returns) earned or realized on a particular asset, such as an equity or debt security, loan, commodity or currency, or non-asset reference, such as an interest rate or index. The swapped returns are generally calculated with respect to a notional amount, that is, the return on a particular dollar amount invested in the underlying asset or reference. The Fund may enter into a swap agreement to, among other reasons, gain exposure to certain markets in the most economical way possible, protect against currency fluctuations, or reduce risk arising from ownership of a particular security or instrument. The Fund will identify liquid assets on the Fund’s books (such as cash or U.S. Government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

The Fund may enter into swap transactions with certain counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral agreement. If amounts are payable on a particular date in the same currency in respect of more than one swap transaction, the amount payable shall be the net amount. In addition, the master netting agreement may provide that if one party defaults generally or on any swap, the counterparty can terminate all outstanding swaps with that party.

The use of swap agreements by the Fund entails certain risks. The swaps market is generally unregulated. There is no central exchange or market for swap transactions and therefore they are less liquid investments than exchange-traded instruments and may be considered illiquid by the Fund. Swap agreements entail credit risk arising from the possibility that the counterparty will default. If the counterparty defaults, the Fund’s loss will consist of the net amount of contractual payments that the Fund has not yet received. The Manager will monitor the creditworthiness of counterparties to the Fund’s swap transactions on an ongoing basis. The Fund’s successful use of swap agreements is dependent upon the Manager’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Swap agreements may effectively add leverage to the Fund's portfolio because the Fund would be subject to investment exposure on the notional amount of the swap.

•     Interest Rate Swaps. The Fund may enter into interest rate swaps. In an interest rate swap, the Fund and another party exchange the right to receive or the obligation to pay interest on a security or other reference rate. For example, they might swap the right to receive floating rate payments for fixed rate payments. There is a risk that, based on movements of interest rates, the payments made by the Fund under a swap agreement will be greater than the payments it receives.

•     Total Return Swaps. The Fund may enter into total return swaps, under which one party agrees to pay the other the total return of a defined underlying asset, such as a security or basket of securities, or non-asset reference, such as a securities index, during the specified period in return for periodic payments based on a fixed or variable interest rate or the total return from different underlying assets or references. Total return swaps could result in losses if the underlying asset or reference does not perform as anticipated by the Manager.

•     Credit Default Swaps. The Fund may enter into credit default swaps. A credit default swap enables an investor to buy or sell protection against a credit event, such as a borrower’s or issuer’s failure to make timely payments of interest or principal, bankruptcy or restructuring. The Fund may seek to enhance returns by selling protection or attempt to mitigate credit risk by buying protection against the occurrence of a credit event by a specified borrower or issuer. The Fund may enter into credit default swaps, both directly (“unfunded swaps”) and indirectly (“funded swaps”) in the form of a swap embedded within a structured security. Unfunded and funded credit default swaps may refer to a single security or on a basket of securities.

If the Fund buys credit protection using a credit default swap and a credit event occurs, the Fund will deliver the defaulted loan or bond underlying the swap and the swap counterparty will pay the par amount of the loan or bond. If the Fund sells credit protection using a credit default swap and a credit event occurs, the Fund will pay the par amount of the defaulted loan or bond underlying the swap and the swap counterparty will deliver the loan or bond. If the swap is on a basket of assets, the notional amount of the swap is reduced by the par amount of the defaulted asset, and the fixed payments are then made on the reduced notional amount.

Risks of credit default swaps include counterparty credit risk (if the counterparty fails to meet its obligations) and the risk that the Fund will not properly assess the cost of the instrument based on the lack of transparency in the market. If the Fund is selling credit protection, there is a risk that a credit event will occur and that the Fund will have to pay par value on defaulted loans or bonds. If the Fund is buying credit protection, there is a risk that no credit event will occur and the Fund will receive no benefit for the premium paid. In addition, if the Fund is buying credit protection and a credit event does occur, there is a risk when the Fund does not own the underlying asset, that the Fund will have difficulty acquiring the asset on the open market and may receive adverse pricing.

•     Volatility Swap Contracts. The Fund may enter into volatility swaps to hedge the direction of volatility in a particular asset or non-asset reference, or for other non-speculative purposes. For volatility swaps, counterparties agree to buy or sell volatility at a specific level over a fixed period. Volatility swaps are subject to credit risks (if the counterparty fails to meet its obligations), and the risk that the Manager is incorrect in forecasts of volatility of the underlying asset or reference.

•     Swap Options and Swap Forwards. The Fund also may enter into options on swaps as well as forwards on swaps. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement on pre-designated terms. The Fund may write (sell) and purchase put and call swap options. A swap forward is an agreement to enter into a swap agreement at some point in the future, usually three to six months from the date of the contract.

The writer of the contract receives the premium and bears the risk of unfavorable changes in the preset rate on the underlying swap. The Fund generally will incur a greater risk when it writes a swap option than when it purchases a swap option. When the Fund purchases a swap option it risks losing only the amount of the premium they have paid if the Fund lets the option expire unexercised. When the Fund writes a swap option it will become obligated, upon exercise of the option by the counterparty, according to the terms of the underlying agreement.

     • Futures. The Fund can buy and sell futures contracts that relate to debt securities (these are referred to as “interest rate futures”), broadly-based securities indices (“stock index futures” and “bond index futures”), foreign currencies, commodities and an individual stock (“single stock futures”).

     A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the securities included in the index and its value fluctuates in response to the changes in value of the underlying securities. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges.

The Fund can invest a portion of its assets in commodity futures contracts. Commodity futures may be based upon commodities within five main commodity groups: (1) energy, which includes crude oil, natural gas, gasoline and heating oil; (2) livestock, which includes cattle and hogs; (3) agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver. The Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five main commodity groups and the individual commodities within each group, as well as other types of commodities.

     No money is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the “futures broker”). Initial margin payments will be deposited with the Fund’s custodian bank in an account registered in the futures broker's name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on the Fund’s books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

     At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes. All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

      • Put and Call Options. The Fund can buy and sell exchange-traded and over-the-counter put options (“puts”) and call options (“calls”), including index options, securities options, currency options, commodities options and options on futures.

          • Writing Call Options. The Fund may write (that is, sell) calls. If the Fund sells a call option, it must be covered. That means the Fund must own the security subject to the call while the call is outstanding, or the call must be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised. There is no limit on the amount of the Fund’s total assets that may be subject to covered calls the Fund writes.

     When the Fund writes a call on a security, it receives cash (a premium). The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

     When the Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specific multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case, the Fund would keep the cash premium.

The Fund’s custodian bank, or a securities depository acting for the custodian, will act as the Fund’s escrow agent, through the facilities of the Options Clearing Corporation (“OCC”), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

     When the Fund writes an over-the-counter (“OTC”) option, it will enter into an arrangement with a primary U.S. Government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (i.e., the option is “in the money”). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the market-to-market value of the underlying security, unless the option is subject to a buy-back agreement with the executing broker.

     To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a “closing purchase transaction.” The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets as identified in the Fund’s books. The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would the Fund’s receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position.

          • Writing Put Options.The Fund may write (that is, sell) put options.

A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. A put must be covered by segregated liquid assets.

If the Fund writes a put, the put must be covered by liquid assets identified in the Fund’s books. The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price. However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.

If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

When writing a put option on a security, to secure its obligation to pay for the underlying security the Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying securities. The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

     As long as the Fund’s obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Fund to take delivery of the underlying security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes.

          • Purchasing Puts and Calls.The Fund may purchase call options. When the Fund buys a call (other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.

     The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

The Fund can buy puts whether or not it owns the underlying investment. When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

Buying a put on an investment the Fund does not own (such as an index or a future) permits the Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

     • Buying and Selling Options on Foreign Currencies. The Fund can buy and sell exchange-traded and over-the-counter put options and call options on foreign currencies. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

     If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund’s position. The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

A call the Fund writes on a foreign currency is “covered” if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a “cross-hedging” strategy. In those circumstances, the Fund covers the option by maintaining cash, U.S. Government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund’s custodian bank.

     • Risks of Hedging with Options and Futures. The use of hedging strategies requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Manager uses a hedging strategy at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund’s return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

The Fund’s option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund’s control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund’s net asset value being more sensitive to changes in the value of the underlying investment.

If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

     There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund’s portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund’s securities. For example, it is possible that while the Fund has used derivative instruments in a short hedge, the market may advance and the value of the securities held in the Fund’s portfolio might decline. If that occurred, the Fund would lose money on the derivative instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the derivative instruments are based.

  The risk of imperfect correlation increases as the composition of the Fund’s portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use derivative instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

The Fund can use derivative instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedge position that is not offset by a reduction in the price of the securities purchased.

     •Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. The Fund can use them to “lock in” the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. The Fund can also use “cross-hedging” where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

     Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to “lock-in” the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a “transaction hedge.” The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a “position hedge.” When the Fund believes that a foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund’s portfolio securities denominated in that foreign currency. When the Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, the Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a “cross hedge.”

The Fund will cover its short positions in these cases by identifying on its books assets having a value equal to the aggregate amount of the Fund’s commitment under forward contracts. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund’s portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund’s portfolio securities or other assets denominated in foreign currencies if the excess amount is “covered” by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the “spot” (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce the Fund’s performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

• Regulatory Aspects of Certain Derivative Instruments. The Commodities Futures Trading Commission (the “CFTC”) recently eliminated limitations on futures trading by certain regulated entities including registered investment companies and consequently registered investment companies may engage in unlimited futures transactions and options thereon provided that the Fund claims an exclusion from regulation as a commodity pool operator. The Fund has claimed such an exclusion from registration as a commodity pool operator under the Commodity Exchange Act (“CEA”). The Fund may use futures and options for hedging and non-hedging purposes to the extent consistent with its investment objective, internal risk management guidelines adopted by the Fund’s investment adviser (as they may be amended from time to time), and as otherwise set forth in the Fund’s prospectus or this SAI.

Transactions in options by the Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same advisor as the Fund (or an advisor that is an affiliate of the Fund’s advisor). The exchanges also impose position limits on futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

Under the Investment Company Act, when the Fund purchases a future, it must maintain cash or readily marketable short-term debt instruments in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

     • Tax Aspects of Certain Derivative Instruments. Certain foreign currency exchange contracts in which the Fund may invest are treated as “Section 1256 contracts” under the Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are “marked-to-market,” and unrealized gains or losses are treated as though they were realized. An election can be made by the Fund to exempt those transactions from this mark-to-market treatment.

Certain forward contracts the Fund enters into may result in “straddles” for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

Under the Code, the following gains or losses are treated as ordinary income or loss:

(1)

gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and

(2)

gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

     Currency gains and losses are offset against market gains and losses on each trade before determining a net “Section 988” gain or loss under the Code for that trade, which may increase or decrease the amount of the Fund’s investment income available for distribution to its shareholders.

Other Investment Techniques and Strategies. In seeking its objective, from time to time the Fund can use the types of investment strategies and investments described below. It is not required to use these strategies and at times the Fund might not use them.

Foreign Securities. The Fund can invest in foreign securities. “Foreign securities” include equity and debt securities and loans of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by governments other than the U.S. Government or issued by foreign supra-national entities.

Securities of foreign issuers that are represented by American Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered “foreign securities” because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad. Generally, the Fund will purchase loans of foreign issuers or borrowers only if they are denominated and payable in U.S. dollars, to reduce the risks of currency fluctuations on the values of the loans.

The Fund limits its investments in “foreign securities” to securities of companies and governments in “developed” markets, which the Manager currently defines to include the United Kingdom, Germany, France, Italy, Belgium, The Netherlands, Luxembourg, Ireland, Sweden, Finland, Switzerland, Austria, Denmark, Norway, Spain, Canada, Australia, New Zealand and Japan as well as securities issued by “supra-national” entities. Examples are the International Bank for Reconstruction and Development (commonly called the “World Bank”), the Asian Development Bank and the Inter-American Development Bank.

The percentage of the Fund's assets that will be allocated to foreign securities will vary over time depending on a number of factors. Those factors may include the relative yields of foreign and U.S. securities, the economies of foreign countries, the condition of a country’s financial markets, the interest rate climate of particular foreign countries and the relationship of particular foreign currencies to the U.S. dollar. The Manager analyzes fundamental economic criteria (for example, relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data.

Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in securities of foreign issuers that appear to offer high income potential, or in foreign countries with economic policies or business cycles different from those of the U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign securities markets that do not move in a manner parallel to U.S. markets.

•

Foreign Government Debt Obligations. The debt obligations of foreign governments and entities may or may not be supported by the full faith and credit of the foreign government. The Fund may buy securities issued by certain supra-national entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. The governmental members of these supra-national entities are “stockholders” that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings. A supra-national entity’s lending activities may be limited to a percentage of its total capital, reserves and net income. There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

      • Passive Foreign Investment Companies. Under U.S. tax laws, passive foreign investment companies (“PFICS”) are those foreign corporations which generate primarily “passive” income. Passive income is defined as any income that is considered foreign personal holding company under the Internal Revenue Code (“IRC”). For federal tax purposes, a foreign corporation is deemed to be a PFIC if 75% or more of its gross income during a fiscal year is passive income or if 50% or more of its assets are assets that produce, or are held to produce, passive income.

     Subject to the limits under the Investment Company Act, the Fund may invest in foreign mutual funds to gain exposure to securities of companies in countries that limit or prohibit all direct foreign investment. Foreign mutual funds are generally deemed to be PFICs, since nearly all of the income of a mutual fund is passive income. Some of the other foreign corporations that the Fund may invest in may also be considered PFICs.

     Federal tax laws impose severe tax penalties for failure to properly report investment income from PFICs. The Fund makes every effort to ensure compliance with federal tax reporting of these investments, however the Fund may not realize that a foreign corporation it invests in is a PFIC for federal tax purposes.

•

Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:

•	reduction of income by foreign taxes;

•	fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage) or due to currency devaluation;

•	transaction charges for currency exchange;

•	lack of public information about foreign issuers;

•	lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;

•	less volume on foreign exchanges than on U.S. exchanges;

•	greater volatility and less liquidity on foreign markets than in the U.S.;

•	less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;

•	greater difficulties in commencing lawsuits;

•	higher brokerage commission rates than in the U.S.;

•	increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;

•	possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and

•	unfavorable differences between the U.S. economy and foreign economies.

In the past, U.S. Government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

     Because the Fund can purchase securities denominated in foreign currencies, a change in the value of a foreign currency against the U.S. dollar could result in a change in the amount of income the Fund has available for distribution. Because a portion of the Fund’s investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore the Fund will absorb the cost of currency fluctuations. After the Fund has distributed income, subsequent foreign currency losses may result in the Fund’s having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It might do so: for liquidity purposes to meet anticipated redemptions of Fund shares, pending the investment of the proceeds from sales of Fund shares, pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time.

The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days may be deemed to be illiquid investments. There is no limit on the amount of the Fund’s net assets that may be subject to repurchase agreements having maturities of seven days or less.

Repurchase agreements, considered “loans” under the Investment Company Act, are collateralized by the underlying security. The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. The Manager will monitor the vendor’s creditworthiness requirements to confirm that the vendor is financially sound and will continuously monitor the collateral’s value.

The Fund, along with other affiliated entities managed by the Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

Reverse Repurchase Agreements. The Fund can use reverse repurchase agreements on debt obligations it owns, as a cash management tool, but not as a means of leveraging investments. Under a reverse repurchase agreement, the Fund sells an underlying debt obligation and simultaneously obtains the commitment of the purchaser to sell the security back to the Fund at an agreed-upon price at an agreed-upon date. The Fund will identify on its books liquid assets in an amount sufficient to cover its obligations under reverse repurchase agreements, including interest, until payment is made to the seller. Before the Fund enters into a reverse repurchase agreement, the Manager must be satisfied that the seller, typically a bank or broker-dealer, is creditworthy.

These transactions involve the risk of default or insolvency by the buyer. An additional risk is that the market value of the securities sold by the Fund under a reverse repurchase agreement could decline below the price at which the Fund is obligated to repurchase them. These agreements will be considered borrowings by the Fund and will be subject to the asset coverage requirement under the Fund’s policy on borrowing discussed elsewhere in this SAI.

  Illiquid and Restricted Securities. The Fund will not invest more than 15% of its net assets in illiquid or restricted securities. Under the policies and procedures established by the Fund’s Board of Directors, the Manager determines the liquidity of certain of the Fund’s investments. The Fund may deem certain restricted securities to be illiquid. Those securities have contractual or regulatory restrictions on their public resale. Those restrictions might limit the Fund’s ability to dispose of the securities and might lower the amount the Fund could realize upon the sale. To enable the Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, as amended (the “Securities Act”), the Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

The Fund has limitations that apply to purchases of restricted securities, as stated above. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Fund’s holdings of that security may be considered to be illiquid.

"When-Issued" and "Delayed-Delivery" Transactions. The Fund may invest in securities on a “when-issued” basis and may purchase or sell securities on a “delayed-delivery” (or “forward-commitment”) basis. “When-issued” and “delayed-delivery” are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made. Delivery and payment for the securities take place at a later date. The securities are subject to change in value from market fluctuations during the period until settlement. The value at delivery may be less than the purchase price. For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause a loss to the Fund. During the period between purchase and settlement, the Fund makes no payment to the issuer and no interest accrues to the Fund from the investment until it receives the security at settlement.

The Fund may engage in when-issued transactions to secure what the Manager considers to be an advantageous price and yield at the time the obligation is entered into. When the Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction. Its failure to do so may cause the Fund to lose the opportunity to obtain the security at a price and yield the Manager considers to be advantageous.

When the Fund engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage. Although the Fund’s purpose in entering into delayed-delivery or when-issued purchase transactions is to acquire securities, it may dispose of a commitment prior to settlement. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss.

At the time the Fund makes the commitment to purchase or sell a security on a when-issued or delayed-delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining the Fund’s net asset value. In a sale transaction, it records the proceeds to be received. The Fund will identify on its books liquid assets at least equal in value to the value of the Fund’s purchase commitments until the Fund pays for the investment.

When-issued and delayed-delivery transactions can be used by the Fund as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, the Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices. In periods of falling interest rates and rising prices, the Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

  Borrowing. The Fund has the ability to borrow to raise cash in order to repurchase its shares. The Fund expects to meet its commitments to repurchase shares by using cash from sales of additional shares of the Fund, sales of portfolio investments, and income from loans or repayments on loans held in its portfolio. The Fund can not borrow money to acquire additional investments, a speculative technique known as “leverage.” The Fund may borrow only from banks or from other sources, such as a conduit loan facility (subject to exemptive relief under the Investment Company Act), although the Fund may enter into reverse repurchase agreements, which are considered to be borrowings, with dealers and other financial institutions.

Under current regulatory requirements, the Fund can borrow only to the extent that the value of the Fund’s assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). If the value of the Fund’s assets fails to meet this 300% asset coverage requirement, the Fund will reduce its bank debt within three days to meet the requirement. To do so, the Fund might have to sell a portion of its investments at a disadvantageous time.

The Fund will pay interest on these loans, and that interest expense will raise the overall expenses of the Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow. Additionally, the Fund’s net asset value per share might fluctuate more than that of funds that do not borrow.

Investment in Other Investment Companies. The Fund can invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments. The Fund can not invest in other investment companies in reliance on paragraph (F) or (G) of section 12(d)(1) of the Investment Company Act. The Fund can invest, for example, in Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange. The Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the Exchange-Traded Funds’ portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

The shares of other investment companies may fluctuate in price and may be worth more or less when the Fund sells them. Investing in another investment company may involve the payment of substantial premiums above the value of such investment company’s portfolio securities and is subject to limitations under the Investment Company Act. The Fund does not intend to invest in other investment companies unless the Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges. As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company’s expenses, including its advisory and administration expenses. The Fund does not anticipate investing a substantial amount of its net assets in shares of other investment companies.

Diversification. The Fund is a diversified fund which means the Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 75% of the Fund’s total assets. The limit does not apply to securities issued by the U.S. Government or any of its agencies or instrumentalities.

(c) Fund Policies.

What Are “Fundamental Policies?” Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a “majority” of the Fund’s outstanding voting securities. Under the Investment Company Act, a “majority” vote is defined as the vote of the holders of the lesser of:

•	67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or

•	more than 50% of the outstanding shares.

     Policies described in the Prospectus or this SAI are “fundamental” only if they are identified as such. The Fund’s Board of Directors can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this SAI, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

What Are the Fund’s Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Fund:

•

The Fund cannot issue “senior securities,” except as permitted under the Investment Company Act. This limitation does not prohibit certain investment activities for which assets of the Fund are designated as segregated, or margin, collateral or escrow arrangements are established, to cover the related obligations. Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives.

•

The Fund may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time.

•

The Fund cannot underwrite securities of other companies. A permitted exception is in case the Fund is deemed to be an underwriter under the Securities Act when reselling any securities held in its own portfolio.

•

The Fund cannot invest 25% or more of its total assets in securities of issuers having their principal business activities in the same industry. The Fund can invest 25% or more of its total assets and can invest up to 100% of its total assets in securities of issuers in the group of financial services industries, which under the Fund’s currently-used industry classifications include the following industries (this group of industries and the Fund’s industry classifications can be changed by the Fund without shareholder approval): banks, bank holding companies, commercial finance, consumer finance, diversified financial, insurance, savings and loans, and special purpose financial. For the purpose of this investment restriction, the term “issuer” includes the borrower under a loan, the agent bank for a loan, and any intermediate participant in the loan interposed between the borrower and the Fund. The percentage limitation in this investment restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities. For the purposes of interpreting this investment restriction, each foreign national government is treated as an “industry” and utilities are divided according to the services they provide.

•

The Fund cannot buy or sell real estate. However, the Fund can purchase securities secured by real estate or interests in real estate, or issued by issuers (including real estate investment trusts) that invest in real estate or interests in real estate. The Fund may hold and sell real estate as acquired as a result of the Fund's ownership of securities.

•	The Fund cannot buy or sell commodities or commodity contracts. However, the Fund can buy and sell derivative instruments, such as futures contracts, options and swaps.

•

The Fund cannot make loans to other persons. However, the Fund can invest in loans (including by direct investments as an original lender or purchasing assignments or participation interests) and other debt obligations in accordance with its investment objective and policies. The Fund may also lend its portfolio securities and may purchase securities subject to repurchase agreements.

•	The Fund cannot buy securities on margin. However, the Fund can make margin deposits in connection with its use of derivative instruments and hedging instruments.

     Notwithstanding the Fund's investment policies and restrictions, the Fund may invest all or part of its investable assets in a management investment company with substantially the same investment objective, policies and restrictions as the Fund. This could allow creation of a “master/feeder” structure in the future, although the Fund has no current intention to restructure in this manner.

     Unless the Prospectus or this SAI states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment (except in the case of borrowing and investments in illiquid securities). The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

Does the Fund Have Additional Restrictions That Are Not “Fundamental Policies”? The Fund has an additional operating policy that is not “fundamental,” and which can be changed by the Board of Directors without shareholder approval:

o The Fund cannot invest in the securities of other registered investment companies or registered unit investment trusts in reliance on sub-paragraph (F) or (G) of section 12(d)(1) of the Investment Company Act.

For purposes of the Fund’s policy not to concentrate its investments as described above, the Fund has adopted classifications of industries and groups of related industries. These classifications are not fundamental policies.

(d) Temporary Defensive Position.

For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its assets in investments that may be inconsistent with the Fund’s principal investment strategies. Generally the Fund would invest in shares of Oppenheimer Institutional Money Market Fund or in the types of money market instruments described above or in other short-term U.S. Government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

(e) Portfolio Turnover.

“Portfolio turnover” describes the rate at which the Fund traded its portfolio securities during its last fiscal year. For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Manager is not limited in the amount of portfolio trading it may conduct on behalf of the Fund and will buy and sell securities as it deems appropriate. The Fund’s portfolio turnover rate will fluctuate from year to year, and the Fund could have a portfolio turnover rate of more than 100% annually. For the fiscal year ended September 30, 2010, the Fund’s portfolio turnover rate was 72%. The Fund can engage in short-term trading to try to achieve its objective. Increased portfolio turnover creates higher transaction costs for the Fund, which may reduce its overall performance.

(f) Disclosure of Portfolio Holdings.

The Fund, the Manager, the Placement Agent and the Transfer Agent have adopted policies and procedures regarding the dissemination of information about the Fund's portfolio holdings by employees, officers and directors or trustees of the Fund, the Manager, the Placement Agent and the Transfer Agent. These policies are designed to assure that non-public information about the Fund's portfolio securities holdings is distributed only for a legitimate business purpose, and is done in a manner that (a) conforms to applicable laws and regulations and (b) is designed to prevent that information from being used in a way that could negatively affect the Fund's investment program or enable third parties to use that information in a manner that is harmful to the Fund. It is a violation of the Code of Ethics for any covered person to release holdings in contravention of the portfolio holdings disclosure policies and procedures adopted by the Fund.

Portfolio Holdings Disclosure Policies. The Fund, the Manager, the Placement Agent and the Transfer Agent and their affiliates and subsidiaries, employees, officers, and directors or trustees, shall neither solicit nor accept any compensation or other consideration (including any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Manager or any affiliated person of the Manager) in connection with the disclosure of the Fund's non-public portfolio holdings. The receipt of investment advisory fees or other fees and compensation paid to the Manager and its subsidiaries pursuant to agreements approved by the Fund's Board shall not be deemed to be "compensation" or "consideration" for these purposes. Until publicly disclosed, the Fund's portfolio holdings are proprietary, confidential business information. After they are publicly disclosed, the Fund's portfolio holdings may be released in any appropriate manner.

•

Public Disclosure. The Fund's portfolio holdings are made publicly available no later than 60 days after the close of each of the Fund's fiscal quarters in its annual and semi-annual reports to shareholders and in its Statements of Investments on Form N-Q. Those documents are publicly available at the SEC.

The Fund's portfolio holdings information (which may include information on the Fund's entire portfolio of individual securities therein) positions may be released to the following categories of individuals or entities on an ongoing basis, provided that such individual or entity either (1) has signed an agreement to keep such information confidential and not trade on the basis of such information, or (2) as a member of the Fund's Board, or as an employee, officer or director of the Manager, the Placement Agent, or the Transfer Agent, or of their legal counsel, is subject to fiduciary obligations (a) not to disclose such information except in compliance with the Fund's policies and procedures and (b) not to trade for his or her personal account on the basis of such information.

•	Employees of the Fund's Manager, Placement Agent and Transfer Agent who need to have access to such information (as determined by senior officers of such entities);

•	The Fund's independent registered public accounting firm;

•	Members of the Fund's Board and the Board's legal counsel;

•	The Fund's custodian bank;

•	A proxy voting service designated by the Fund and its Board;

•	Rating/ranking organizations (such as Lipper, Inc. and Morningstar, Inc.);

•	Portfolio pricing services retained by the Manager to provide portfolio security prices;

•	Insurance companies that have separate accounts invested in Oppenheimer Variable Account Funds or Panorama Series Fund, Inc. (to prepare their financial statements and analysis);

•	Brokers and dealers for purposes of providing portfolio analytic services;

•	Brokers and dealers in connection with portfolio transactions (purchases and sales);

•	Brokers and dealers to obtain bids or bid and asked prices (if securities held by the Fund are not priced by the Fund's regular pricing services);

•	Dealers to obtain price quotations where the Fund is not identified as the owner of the securities; and

•	Dealers, to obtain bids (price quotations if securities are not priced by the Fund's regular pricing services).

Month-end lists of the Fund's complete portfolio holdings may be disclosed for legitimate business reasons, no sooner than 5 days after the relevant month end, pursuant to special requests and under limited circumstances discussed below, provided that:

•	The third-party recipient must first submit a request for release of Fund portfolio holdings, explaining the business reason for the request;

•	Senior officers (a Senior Vice President, Deputy General Counsel or above) in the Manager's Investment Operations and Legal departments must approve the completed request for release of Fund portfolio holdings; and

•	Before receiving the data, the third-party recipient must sign the Manager's portfolio holdings non-disclosure agreement, agreeing to keep confidential the information that is not publicly available regarding the Fund's holdings and agreeing not to trade directly or indirectly based on the information.

Portfolio holdings information (which may include information on the Fund's entire portfolio or individual securities therein) may be provided by senior officers of the Manager or attorneys on the legal staff of the Manager, Placement Agent, or Transfer Agent, in the following circumstances:

•

Response to legal process in litigation matters, such as responses to subpoenas or in class action matters where the Fund may be part of the plaintiff class (and seeks recovery for losses on a security) or a defendant;

•	Response to regulatory requests for information (from the SEC, the Financial Industry Regulatory Authority ("FINRA"), state securities regulators, and/or foreign securities authorities, including without limitation requests for information in inspections or for position reporting purposes);

•	To potential sub-advisers of portfolios (pursuant to confidentiality agreements);

•	To consultants for retirement plans for plan sponsors/discussions at due diligence meetings (pursuant to confidentiality agreements);

•	Investment bankers in connection with merger discussions (pursuant to confidentiality agreements).

Portfolio managers and analysts may, subject to the Manager's policies on communications with the press and other media, discuss portfolio information in interviews with members of the media, or in due diligence or similar meetings with clients or prospective purchasers of Fund shares or their financial representatives.
The Fund's shareholders may, under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions), receive redemption proceeds of their Fund shares paid as pro rata shares of securities held in the Fund's portfolio. In such circumstances, disclosure of the Fund's portfolio holdings may be made to such shareholders.
Any permitted release of otherwise non-public portfolio holdings information must be in accordance with the then-current policy on approved methods for communicating confidential information.
The Chief Compliance Officer (the "CCO") of the Fund and the Manager, Placement Agent, and Transfer Agent shall oversee the compliance by the Manager, Placement Agent, Transfer Agent, and their personnel with these policies and procedures. At least annually the CCO reports to the Fund's Board any material violation of these policies and procedures during the previous period and makes recommendations to the Board as to any amendments that the CCO believes are necessary and desirable to carry out or improve these policies and procedures.
The Manager and the Fund have entered into ongoing arrangements to make available information about the Fund's portfolio holdings. One or more of the Oppenheimer funds may currently disclose portfolio holdings information based on ongoing arrangements to the following parties:

ABG Sundal Collier	Fortis Securities	Ned Davis Research Group
Advisor Asset Management	Fox-Pitt, Kelton, Inc.	Needham & Company
Alforma Capital Markets	Fraser Mackenzie	Neue Zürcher Bank
Altrushare	Friedman, Billings, Ramsey	Nomura Securities International, Inc.
Altus Investment Management	FTN Equity Capital Markets Corporation	Numis Securities Inc.
American Technology Research	Garp Research & Securities	Oddo Securities
Auerbach Grayson & Company	George K. Baum & Company	Omgeo LLC
Banc of America Securities	GMP Securities L.P.	Oppenheimer & Co., Inc.
Barclays Capital	Goldman Sachs & Company	Pacific Crest
Barnard Jacobs Mellet	Good Morning Securities	Paradigm Capital
BB&T Capital Markets	Goodbody Stockbrokers	Petercam/JPP Eurosecurities
Belle Haven Investments, Inc.	Handelsbanken Markets Securities	Piper Jaffray Company
Beltone Financial	Helvea Inc.	Prager Sealy & Company
Bergen Capital	Hewitt	R. Seelaus & Co., Inc.
Bloomberg	HJ Sims & Co., Inc.	Ramirez & Company
BMO Capital Markets	Howard Weil	Raymond James & Associates, Inc.
BNP Paribas	HSBC Securities	RBC Capital Markets
Brean Murray Carret & Company	Hyundai Securities America, Inc.	RBC Dain Rauscher
Brown Brothers Harriman & Company	ICICI Securities Inc.	Redburn Partners
Buckingham Research Group	Interactive Data	Renaissance Capital
Cabrera Capital	Intermonte	RiskMetrics Group
Callan Associates	Investec Securities	Robert W. Baird & Company
Cambridge Associates	Janco Partners	Rocaton
Canaccord Adams, Inc.	Janney Montgomery Scott LLC	Rogers Casey
Caris & Company	Jefferies & Company	Roosevelt & Cross
Carnegie	Jennings Capital Inc.	Royal Bank of Scotland
Cazenove	Jesup & Lamont Securities	Russell/Mellon
Cheuvreux	JMP Securities	RV Kuhns
Citigroup	Johnson Rice & Company	Sal Oppenheim
Cleveland Research Company	JPMorgan Chase	Salman Partners
CLSA	Kaupthing Securities Inc.	Samsung Securities
Cogent	Keefe, Bruyette & Woods, Inc.	Sandler Morris Harris Group
Collins Stewart	Keijser Securities N.V.	Sandler O'Neill & Partners
Commerzbank	Kempen & Co. USA Inc.	Sanford C. Bernstein & Company, LLC
Contrarian Capital Management, LLC	Kepler Capital Markets	Santander Securities
Cormark Securities	KeyBanc Capital Markets	Scotia Capital
Cowen & Company	KPMG LLP	Seattle-Northwest Securities
Craig-Hallum Capital Group LLC	Kotak Mahindra Inc	Sidoti & Company LLC
Credit Suisse	Lazard Capital	Siebert Brandford Shank & Company
Crews & Associates	LCG Associates	Simmons & Company
D.A. Davidson & Company	Lebenthal & Company	Societe Generale
Daewoo Securities	Leerink Swann	Standard & Poor's
Dahlman Rose & Company	Lipper	Sterne Agee
Daiwa Securities	Loop Capital Markets	Stifel, Nicolaus & Company
Davy	Macquarie Securities	Stone & Youngberg
DeMarche	MainFirst Bank AG	SunGard
DEPFA First Albany Corporation	MassMutual	Suntrust Robinson Humphrey
Desjardins Securities	Mediobanca Securities USA LLC	SWS Group, Inc.
Deutsche Bank	Merrill Lynch & Company, Inc.	Thomas Weisel Partners
Dougherty and Company LLC	Merrion Stockbrokers Ltd	ThomsonReuters LLC
Dowling Partners	Mesirow Financial	Troika Dialog
Dresdner Kleinwort	MF Global Securities	UBS
Duncan Williams	Mirae Asset Securities	UOB Kay Hian (U.S.) Inc.
Dundee Securities	Mitsubishi Financial Securities	Vining & Sparks
DZ Financial Markets	Mizuho Securities USA	Vontobel Securities Ltd
Edelweiss Securities Ltd.	ML Stern	Wachovia Securities Corporation
Emmet & Co., Inc.	Morgan Keegan	Watson Wyatt
Empirical Research	Morgan Stanley	Wedbush Morgan Securities
Enam Securities	Morningstar	Weeden & Company
Enskilda Securities	Motil Oswal Securities	West LB
Evaluation Associates	MSCI Barra	WH Mell & Associates
Exane	M&T Securities	William Blair & Company
FactSet Research Systems	Multi-Bank Securities	Wilshire
Fidelity Capital Markets	Murphy & Durieu	Winchester Capital Partners, LLC
FBR Capital Markets & Co.	National Bank Financial	Ziegler Capital Markets Group
First Miami Securities	Natixis Bleichroeder Inc.

Item 17. Management of the Fund.

(a) Management Information.

Directors and Officers of the Fund. Except for Mr. Glavin, each of the Directors is an Independent Director. All of the Directors are also trustees or directors of the following Oppenheimer funds (referred to as "Denver Board Funds") except for Mr. Grabish, who serves as Trustee or Director for only the following funds: Oppenheimer Core Bond Fund, Oppenheimer Corporate Bond Fund, Oppenheimer Currency Opportunities Fund, Oppenheimer Emerging Markets Debt Fund, Oppenheimer Limited-Term Government Fund, Oppenheimer Master Event-Linked Bond Fund, LLC, Oppenheimer Master Inflation Protected Securities Fund, LLC, Oppenheimer Master Loan Fund, LLC, Oppenheimer Principal Protected Trust II, Oppenheimer Principal Protected Trust III, Oppenheimer Portfolio Series Fixed Income Active Allocation Fund, Oppenheimer Senior Floating Rate Fund and Panorama Series Fund, Inc.:

Oppenheimer Capital Income Fund	Oppenheimer Main Street Funds, Inc.
Oppenheimer Cash Reserves	Oppenheimer Main Street Select Fund
Oppenheimer Champion Income Fund	Oppenheimer Main Street Small- & Mid-Cap Fund
Oppenheimer Commodity Strategy Total Return Fund	Oppenheimer Master Event-Linked Bond Fund, LLC
Oppenheimer Corporate Bond Fund	Oppenheimer Master Loan Fund, LLC
Oppenheimer Currency Opportunities Fund	Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Emerging Markets Debt Fund	Oppenheimer Principal Protected Trust II
Oppenheimer Equity Fund, Inc.	Oppenheimer Principal Protected Trust III
Oppenheimer Global Strategic Income Fund	Oppenheimer Senior Floating Rate Fund
Oppenheimer Integrity Funds	Oppenheimer Variable Account Funds
Oppenheimer International Bond Fund	Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund

     Present or former officers, directors, trustees and employees (and their immediate family members) of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the other Oppenheimer funds at net asset value without sales charge. The sales charge on Class A shares is waived for that group because of the reduced sales efforts realized by the Placement Agent. Present or former officers, directors, trustees and employees (and their eligible family members) of the Fund, the Manager and its affiliates, its parent company and the subsidiaries of its parent company, and retirement plans established for the benefit of such individuals, are also permitted to purchase Class Y shares of the Oppenheimer funds that offer Class Y shares.

     Messrs. Welsh, Edwards, Gabinet, Glavin, Legg, Petersen, Vandehey, Wixted, Keffer and Zack and Mss. Hui, Bloomberg, Bullington, Ives and Ruffle who are officers of the Fund, hold the same offices with one or more of the other Denver Board Funds.

Biographical Information. The Directors and officers, their positions with the Fund, length of service in such position(s), and principal occupations and business affiliations during at least the past five years are listed in the charts below. The charts also include information about each Director’s beneficial share ownership in the Fund and in all of the registered investment companies that the Director oversees in the Oppenheimer family of funds (“Supervised Funds”). The address of each Director in the chart below is 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each Director serves for an indefinite term, or until his or her resignation, retirement, death or removal.

Independent Directors
Name, Position(s) Held with Fund, Length of Service, Age	Principal Occupation(s) During Past 5 Years; Other Directorships/Directorships Held by Director; Number of Portfolios in Fund Complex Currently Overseen	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in All Supervised Funds
As of December 31, 2010
William L. Armstrong, Chairman of the Board since 2008 and Director since 2008 Age: 73

President, Colorado Christian University (since 2006); Chairman, Cherry Creek Mortgage Company (since 1991), Chairman, Centennial State Mortgage Company (since 1994), Chairman, The El Paso Mortgage Company (since 1993); Chairman, Ambassador Media Corporation (since 1984); Chairman, Broadway Ventures (since 1984); Director of Helmerich Payne, Inc. (oil and gas drilling/production company) (since 1992), former Director of Campus Crusade for Christ (non-profit) (1991-2008); former Director, The Lynde and Harry Bradley Foundation, Inc. (non-profit organization) (2002-2006); former Chairman of: Transland Financial Services, Inc. (private mortgage banking company) (1997-2003), Great Frontier Insurance (1995-2000), Frontier Real Estate, Inc. (residential real estate brokerage) (1994-2000) and Frontier Title (title insurance agency) (1995-2000); former Director of the following: UNUMProvident (insurance company) (1991-2004), Storage Technology Corporation (computer equipment company) (1991-2003) and International Family Entertainment (television channel) (1992-1997); U.S. Senator (January 1979-January 1991). Mr. Armstrong has served on the Boards of certain Oppenheimer funds since 1999, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 36 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
George C. Bowen, Director since 2008 Age: 74

Assistant Secretary and Director of Centennial Asset Management Corporation (December 1991-April 1999); President, Treasurer and Director of Centennial Capital Corporation (June 1989-April 1999); Chief Executive Officer and Director of MultiSource Services, Inc. (March 1996-April 1999); Mr. Bowen held several positions with the Manager and with subsidiary or affiliated companies of the Manager (September 1987-April 1999). Mr. Bowen has served on the Boards of certain Oppenheimer funds since 1998, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 36 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
Edward L. Cameron, Director since 2008 Age: 72

Member of The Life Guard of Mount Vernon (George Washington historical site) (June 2000 – June 2006); Partner of PricewaterhouseCoopers LLP (accounting firm) (July 1974-June 1999); Chairman of Price Waterhouse LLP Global Investment Management Industry Services Group (accounting firm) (July 1994-June 1998). Mr. Cameron has served on the Boards of certain Oppenheimer funds since 1999, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 36 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
Jon S. Fossel, Director since 2008 Age: 68

Chairman of the Board (since 2006) and Director (since June 2002) of UNUMProvident (insurance company); Director of Northwestern Energy Corp. (public utility corporation) (since November 2004); Director of P.R. Pharmaceuticals (October 1999-October 2003); Director of Rocky Mountain Elk Foundation (non-profit organization) (February 1998-February 2003 and February 2005-February 2007); Chairman and Director (until October 1996) and President and Chief Executive Officer (until October 1995) of the Manager; President, Chief Executive Officer and Director of the following: Oppenheimer Acquisition Corp. ("OAC") (parent holding company of the Manager), Shareholders Services, Inc. and Shareholder Financial Services, Inc. (until October 1995). Mr. Fossel has served on the Boards of certain Oppenheimer funds since 1990, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board's deliberations. Oversees 36 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
Sam Freedman, Director since 2008 Age: 70

Director of Colorado UpLIFT (charitable organization) (since September 1984). Mr. Freedman held several positions with the Manager and with subsidiary or affiliated companies of the Manager (until October 1994). Mr. Freeman has served on the Boards of certain Oppenheimer funds since 1996, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 36 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
Richard F. Grabish, Director since 2008 Age: 62

Formerly Senior Vice President and Assistant Director of Sales and Marketing (March 1997-December 2007), Director (March 1987-December 2007) and Manager of Private Client Services (June 1985-June 2005) of A.G. Edwards & Sons, Inc. (broker/dealer and investment firm); Chairman and Chief Executive Officer of A.G. Edwards Trust Company, FSB (March 2001-December 2007); President and Vice Chairman of A.G. Edwards Trust Company, FSB (investment adviser) (April 1987-March 2001); President of A.G. Edwards Trust Company, FSB (investment adviser) (June 2005-December 2007). Mr. Grabish has served on the Boards of certain Oppenheimer funds since 2001, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 17 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
Beverly L. Hamilton, Director since 2008 Age: 64

Trustee of Monterey Institute for International Studies (educational organization) (since February 2000); Board Member of Middlebury College (educational organization) (since December 2005); Chairman (since 2010) of American Funds' Emerging Markets Growth Fund, Inc. (mutual fund); Director of The California Endowment (philanthropic organization) (April 2002-April 2008); Director (February 2002-2005) and Chairman of Trustees (2006-2007) of the Community Hospital of Monterey Peninsula; Director (October 1991-2005); Vice Chairman (2006-2009) of American Funds' Emerging Markets Growth Fund, Inc. (mutual fund); President of ARCO Investment Management Company (February 1991-April 2000); Member of the investment committees of The Rockefeller Foundation (2001-2006) and The University of Michigan (since 2000); Advisor at Credit Suisse First Boston's Sprout venture capital unit (venture capital fund) (1994-January 2005); Trustee of MassMutual Institutional Funds (investment company) (1996-June 2004); Trustee of MML Series Investment Fund (investment company) (April 1989-June 2004); Member of the investment committee of Hartford Hospital (2000-2003); and Advisor to Unilever (Holland) pension fund (2000-2003). Ms. Hamilton has served on the Boards of certain Oppenheimer funds since 2002, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. ). Oversees 36 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
Robert J. Malone, Director since 2008 Age: 66

Board of Directors of Opera Colorado Foundation (non-profit organization) (since March 2008); Director of Jones Knowledge, Inc. (since 2006); Director of Jones International University (educational organization) (since August 2005); Chairman, Chief Executive Officer and Director of Steele Street Bank Trust (commercial banking) (since August 2003); Director of Colorado UpLIFT (charitable organization) (since 1986); Trustee of the Gallagher Family Foundation (non-profit organization) (since 2000); Former Chairman of U.S. Bank-Colorado (subsidiary of U.S. Bancorp and formerly Colorado National Bank) (July 1996-April 1999); Director of Commercial Assets, Inc. (real estate investment trust) (1993-2000); Director of Jones Knowledge, Inc. (2001-July 2004); and Director of U.S. Exploration, Inc. (oil and gas exploration) (1997-February 2004). Mr. Malone has served on the Boards of certain Oppenheimer funds since 2002, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 36 portfolios in the OppenheimerFunds complex.

		None	Over $100,000
F. William Marshall, Jr., Director since 2008 Age: 68

Trustee Emeritus of Worcester Polytech Institute (WPI) (private university) (since 2009); Trustee of MassMutual Select Funds (formerly MassMutual Institutional Funds) (investment company) (since 1996) and MML Series Investment Fund (investment company) (since 1996); President and Treasurer of the SIS Funds (private charitable fund) (since January 1999); Former Trustee of WPI (1985-2008); Former Chairman of the Board (2004-2006) and Former Chairman of the Investment Committee of WPI (1994-2008); Chairman of SIS Family Bank, F.S.B. (formerly SIS Bank) (commercial bank) (January 1999-July 1999); Executive Vice President of Peoples Heritage Financial Group, Inc. (commercial bank) (January 1999-July 1999); and Former President and Chief Executive Officer of SIS Bancorp. (1993-1999). Mr. Marshall has served on the Boards of certain Oppenheimer Funds since 2000, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 38 portfolios in the OppenheimerFunds complex.*

		None	Over $100,000

*     Includes two open-end investment companies: MassMutual Select Funds and MML Series Investment Fund. In accordance with the instructions for SEC Form N-1A, for purposes of this section only, MassMutual Select Funds and MML Series Investment Fund are included in the "Fund Complex." The Manager does not consider MassMutual Select Funds and MML Series Investment Fund to be part of the OppenheimerFunds’ "Fund Complex" as that term may be otherwise interpreted.

Mr. Glavin is an "Interested Director" because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company. The address of Mr. Glavin is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008. Both as a Director and as an officer, he serves for an indefinite term, or until his resignation, retirement, death or removal.

Interested Director and Officer
Name, Position(s) Held with Fund, Length of Service, Age	Principal Occupation(s) During Past 5 Years; Other Trusteeships/Directorships Held by Director; Number of Portfolios in Fund Complex Currently Overseen by Director	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in Any of the Oppenheimer Funds
As of December 31, 2010
William F. Glavin, Jr., Director since 2009, President and Principal Executive Officer since 2009 Age: 52

Chairman of the Manager (since December 2009); Chief Executive Officer and Director of the Manager (since January 2009); President of the Manager (since May 2009); Director of Oppenheimer Acquisition Corp. ("OAC") (the Manager's parent holding company) (since June 2009); Executive Vice President (March 2006 - February 2009) and Chief Operating Officer (July 2007 - February 2009) of Massachusetts Mutual Life Insurance Company (OAC's parent company); Director (May 2004 - March 2006) and Chief Operating Officer and Chief Compliance Officer (May 2004 - January 2005), President (January 2005 - March 2006) and Chief Executive Officer (June 2005 - March 2006) of Babson Capital Management LLC; Director (March 2005 - March 2006), President (May 2003 - March 2006) and Chief Compliance Officer (July 2005 - March 2006) of Babson Capital Securities, Inc. (a broker-dealer); President (May 2003 - March 2006) of Babson Investment Company, Inc.; Director (May 2004 - August 2006) of Babson Capital Europe Limited; Director (May 2004 - October 2006) of Babson Capital Guernsey Limited; Director (May 2004 - March 2006) of Babson Capital Management LLC; Non-Executive Director (March 2005 - March 2007) of Baring Asset Management Limited; Director (February 2005 - June 2006) Baring Pension Trustees Limited; Director and Treasurer (December 2003 - November 2006) of Charter Oak Capital Management, Inc.; Director (May 2006 - September 2006) of C.M. Benefit Insurance Company; Director (May 2008 - June 2009) and Executive Vice President (June 2007 - July 2009) of C.M. Life Insurance Company; President (March 2006 - May 2007) of MassMutual Assignment Company; Director (January 2005 - December 2006), Deputy Chairman (March 2005 - December 2006) and President (February 2005 - March 2005) of MassMutual Holdings (Bermuda) Limited; Director (May 2008 - June 2009) and Executive Vice President (June 2007 - July 2009) of MML Bay State Life Insurance Company; Chief Executive Officer and President (April 2007 - January 2009) of MML Distributors, LLC.; and Chairman (March 2006 -December 2008) and Chief Executive Officer (May 2007 - December 2008) of MML Investors Services, Inc. Oversees 66 portfolios as a Trustee and 96 portfolios as an Officer in the OppenheimerFunds complex. Mr. Glavin has served on the Boards of certain Oppenheimer funds since December 2009, during the course of which he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards’ deliberations.

		None	Over $100,000

     The addresses of the officers in the chart below are as follows: for Messrs. Edwards, Gabinet, Keffer and Zack and Mss. Bloomberg and Ruffle, Two World Financial Center, 225 Liberty Street, New York, New York 10281-1008, for Messrs. Legg, Petersen, Vandehey, Welsh, and Wixted and Mss. Hui, Bullington and Ives, 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each officer serves for an indefinite term, which would end: (a) upon the request of the Board of Directors, (b) if he or she is no longer an officer of the Manager, (c) if a material change in his or her duties occurs that are inconsistent with a position as officer of the Fund, or (d) upon his or her resignation, retirement, death or removal.

Officers of the Fund
Name, Position(s) Held with Fund, Length of Service, Age	Principal Occupation(s) During Past 5 Years
Joseph Welsh, Vice President and Portfolio Manager since 2007 Age: 46

Head of the Manager’s High Yield Corporate Debt Team since April 2009; Senior Vice President of the Manager (since May 2009); Vice President of the Manager (December 2000-April 2009) and of Harbour View Asset Management Corporation (since September 2002). An officer of 5 portfolios in the OppenheimerFunds complex.

Margaret Hui, Vice President and Portfolio Manager since 2007 Age: 52	Vice President of the Manager (since February 2005); formerly Assistant Vice President of the Manager (October 1999-Feburary 2005). An officer of 2 portfolios in the OppenheimerFunds complex.
Thomas W. Keffer, Vice President and Chief Business Officer since 2009 Age: 55

Senior Vice President of the Manager (since March 1997); Director of Investment Brand Management of the Manager (since November 1997); Senior Vice President of OppenheimerFunds Distributor, Inc. (since December 1997). An officer of 96 portfolios in the OppenheimerFunds complex.

Mark S. Vandehey, Vice President and Chief Compliance Officer since 2008 Age: 60

Senior Vice President and Chief Compliance Officer of the Manager (since March 2004); Chief Compliance Officer of OppenheimerFunds Distributor, Inc., Centennial Asset Management and Shareholder Services, Inc. (since March 2004); Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and Shareholder Services, Inc. (since June 1983). An officer of 96 portfolios in the OppenheimerFunds complex.

Robert G. Zack, Vice President since 2011 Age: 62

Vice President, Secretary and General Counsel of OAC (since November 2001); Executive Vice President (since January 2004) and General Counsel (from March 2002 to December 2010) of the Manager; General Counsel of the Distributor (from December 2001 to December 2010); General Counsel of Centennial Asset Management Corporation (from December 2001 to December 2010); Senior Vice President and General Counsel of HarbourView Asset Management Corporation (from December 2001 to December 2010); Assistant Secretary (from September 1997 to December 2010) and Director (from November 2001 to December 2010) of OppenheimerFunds International Ltd. and OppenheimerFunds plc; Vice President and Director of Oppenheimer Partnership Holdings, Inc. (from December 2002 to December 2010); Director of Oppenheimer Real Asset Management, Inc. (from November 2001 to December 2010); Senior Vice President, General Counsel and Director of Shareholder Financial Services, Inc. and Shareholder Services, Inc. (from December 2001 to December 2010); Senior Vice President, General Counsel and Director of OFI Private Investments, Inc. (from November 2001 to December 2010); Executive Vice President, General Counsel and Director of OFI Trust Company (since November 2001); Vice President of OppenheimerFunds Legacy Program (from June 2003 to December 2010); Senior Vice President and General Counsel of OFI Institutional Asset Management, Inc. (from November 2001 to December 2010). An officer of 96 portfolios in the OppenheimerFunds complex

Brian W. Wixted, Treasurer and Principal Financial & Accounting Officer since 2008 Age: 51

Senior Vice President and Chief Compliance Officer of the Manager (since March 2004); Chief Compliance Officer of OppenheimerFunds Distributor, Inc., Centennial Asset Management and Shareholder Services, Inc. (since March 2004); Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and Shareholder Services, Inc. (since June 1983). An officer of 96 portfolios in the OppenheimerFunds complex.

Brian Petersen, Assistant Treasurer since 2008 Age: 40

Vice President of the Manager (since February 2007); Assistant Vice President of the Manager (August 2002-February 2007); Manager/Financial Product Accounting of the Manager (November 1998-July 2002). An officer of 96 portfolios in the OppenheimerFunds complex

Stephanie Bullington, Assistant Treasurer since 2008 Age: 33

Vice President of the Manager (since January 2010); Assistant Vice President of the Manager (October 2005-January 2010); Assistant Vice President of ButterField Fund Services (Bermuda) Limited, part of The Bank of N.T. Butterfield Son Limited (Butterfield) (February 2004-June 2005). An officer of 96 portfolios in the OppenheimerFunds complex.

Ari Gabinet, Secretary since 2011 Age: 52

Executive Vice President (since May 2010) and General Counsel (since January 2011) of the Manager; General Counsel of the Distributor (since January 2011); General Counsel of Centennial Asset Management Corporation (since January 2011); Executive Vice President and General Counsel of HarbourView Asset Management Corporation (since January 2011); Assistant Secretary (since January 2011) and Director (since January 2011) of OppenheimerFunds International Ltd. and OppenheimerFunds plc; Vice President and Director of Oppenheimer Partnership Holdings, Inc. (since January 2011); Director of Oppenheimer Real Asset Management, Inc. (since January 2011); Executive Vice President and General Counsel of Shareholder Financial Services, Inc. and Shareholder Services, Inc. (since January 2011); Executive Vice President and General Counsel of OFI Private Investments, Inc. (since January 2011); Vice President of OppenheimerFunds Legacy Program (since January 2011); Executive Vice President and General Counsel of OFI Institutional Asset Management, Inc. (since January 2011); General Counsel, Asset Management of OppenheimerFunds, Inc. (May 2010-December 2010); Principal, The Vanguard Group (November 2005-April 2010); District Administrator, U.S. Securities and Exchange Commission (January 2003-October 2005). An officer of 96 portfolios in the OppenheimerFunds complex.

Lisa I. Bloomberg, Assistant Secretary since 2008 Age: 42

Senior Vice President (since February 2010) and Deputy General Counsel (since May 2008) of the Manager; Vice President of the Manager (May 2004-January 2010) and Associate Counsel of the Manager (May 2004-May 2008); First Vice President (April 2001-April 2004), Associate General Counsel (December 2000-April 2004) of UBS Financial Services, Inc. An officer of 96 portfolios in the OppenheimerFunds complex.

Kathleen T. Ives, Assistant Secretary since 2008 Age: 45

Senior Vice President (since May 2009), Deputy General Counsel (since May 2008) and Assistant Secretary (since October 2003) of the Manager; Vice President (since 1999) and Assistant Secretary (since October 2003) of the Distributor; Assistant Secretary of Centennial Asset Management Corporation (since October 2003); Vice President and Assistant Secretary of Shareholder Services, Inc. (since 1999); Assistant Secretary of OppenheimerFunds Legacy Program and Shareholder Financial Services, Inc. (since December 2001); Vice President of the Manager (June 1998-May 2009); Senior Counsel of the Manager (October 2003-May 2008). An officer of 96 portfolios in the OppenheimerFunds complex.

Taylor V. Edwards, Assistant Secretary since 2008 Age : 43

Vice President (since February 2007) and Associate Counsel (since May 2009) of the Manager; Assistant Vice President (January 2006-January 2007) and Assistant Counsel (January 2006-April 2009) of the Manager. Formerly an Associate at Dechert LLP (September 2000-December 2005). An officer of 96 portfolios in the OppenheimerFunds complex.

Randy G. Legg, Assistant Secretary since 2008 Age : 45

Vice President (since June 2005) and Associate Counsel (since January 2007) of the Manager; Assistant Vice President (February 2004-June 2005) and Assistant Counsel (February 2004-January 2007) of the Manager. An officer of 96 portfolios in the OppenheimerFunds complex.

Adrienne M. Ruffle, Assistant Secretary since 2008 Age : 33

Vice President (since February 2007) and Associate Counsel (since May 2009) of the Manager; Assistant Vice President of the Manager (February 2005-February 2007); Assistant Counsel (February 2005-April 2009); Associate (September 2002-February 2005) at Sidley Austin LLP. An officer of 96 portfolios in the OppenheimerFunds complex.

(b) Board of Directors.

The Fund is governed by a Board of Directors, which is responsible for overseeing the Fund. The Board is led by William L. Armstrong, an independent trustee/director, who is not an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940. The Board meets periodically throughout the year to oversee the Fund's activities, including to review its performance, oversee potential conflicts that could affect the Fund, and review the actions of the Manager. With respect to its oversight of risk, the Board relies on reports and information received from various parties, including the Manager, internal auditors, the Fund's Chief Compliance Officer, the Fund's outside auditors and Fund counsel. It is important to note that, despite the efforts of the Board and of the various parties that play a role in the oversight of risk, it is likely that not all risks will be identified or mitigated.

The Board has an Audit Committee, a Review Committee and a Governance Committee. Each of the Committees is comprised solely of Trustees/Directors who are not "interested persons" under the Investment Company Act (the "Independent Trustees/Directors").

     During the Fund's fiscal year ended September 30, 2010, the Audit Committee held four meetings, the Review Committee held four meetings and the Governance Committee held four meetings.

The members of the Audit Committee are George C. Bowen (Chairman), Edward L. Cameron, Robert J. Malone and F. William Marshall, Jr. The Audit Committee selects the Fund's independent registered public accounting firm (also referred to as the "independent Auditors"). Other main functions of the Audit Committee, outlined in the Audit Committee Charter, include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii) reviewing reports from the Fund independent Auditors regarding the Fund internal accounting procedures and controls; (iii) reviewing reports from the Manager's Internal Audit Department; (iv) reviewing certain reports from and meet periodically with the Funds' Chief Compliance Officer; (v) maintaining a separate line of communication between the Fund independent Auditors and the Independent Directors/Trustees; (vi) reviewing the independence of the Fund independent Auditors; and (vii) approving in advance the provision of any audit or non-audit services by the Fund independent Auditors, including tax services, that are not prohibited by the Sarbanes-Oxley Act, to the Fund, the Manager and certain affiliates of the Manager. The Audit Committee also reviews reports concerning the valuation on certain investments.

The members of the Review Committee are Sam Freedman (Chairman), Jon S. Fossel, Richard F. Grabish and Beverly L. Hamilton. Among other duties, as set forth in the Review Committee's Charter, the Review Committee reviews Fund performance and expenses as well as oversees several of the Fund's principal service providers and certain policies and procedures of the Fund.

The members of the Governance Committee are Robert J. Malone (Chairman), William Armstrong, Edward L. Cameron, Beverly L. Hamilton and F. William Marshall, Jr. The Governance Committee has adopted a charter setting forth its duties and responsibilities. Among other duties, the Governance Committee reviews and oversees Fund governance and the nomination of Directors/Trustees, including Independent Directors/Trustees. The Governance Committee has adopted a process for shareholder submission of nominees for board positions. Shareholders may submit names of individuals, accompanied by complete and properly supported resumes, for the Governance Committee's consideration by mailing such information to the Governance Committee in care of the Fund. The Governance Committee has not established specific qualifications that it believes must be met by a nominee. In evaluating nominees, the Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an "interested person" as defined in the Investment Company Act; and whether the individual would be deemed an "audit committee financial expert" within the meaning of applicable SEC rules. The Governance Committee also considers whether the individual's background, skills, and experience will complement the background, skills, and experience of other Trustees/Directors and will contribute to the Board's diversity. The Governance Committee may consider such persons at such time as it meets to consider possible nominees. The Governance Committee, however, reserves sole discretion to determine which candidates for Director/Trustee it will recommend to the Board and the shareholders and it may identify candidates other than those submitted by shareholders. The Governance Committee may, but need not, consider the advice and recommendation of the Manager or its affiliates in selecting nominees. The full Board elects new Directors/Trustees except for those instances when a shareholder vote is required.

Shareholders who desire to communicate with the Board should address correspondence to the Board or an individual Board member and may submit correspondence electronically at www.oppenheimerfunds.com under the caption "contact us" or by mail to the Fund at the address on the front cover of this SAI.

Below is a brief discussion of the specific experience, qualifications, attributes or skills of each Board member that led the Board to conclude that he or she should serve as a Director/Trustee of the Fund.

Each Independent Director/Trustee has served on the Board for the number of years listed above, during the course of which he or she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board's deliberations. Each Director's/Trustee's outside professional experience is outlined in the table of Biographical Information, above.

(c) Compensation.

Remuneration of the Officers and Directors.  The officers and the Interested Director of the Fund, who are affiliated with the Manager, receive no salary or fee from the Fund. The Independent Directors' total compensation from the Fund and fund complex represents compensation, including accrued retirement benefits, for serving as a Trustee/Director and member of a committee (if applicable) of the Boards of the Fund and other funds in the OppenheimerFunds complex during the calendar year ended December 31, 2010.

Name of Director and Other Fund Position(s) (as applicable)	Estimated Aggregate Compensation From the Fund(1) Fiscal year ended September 30, 2010	Total Compensation From the Fund and Fund Complex(2) Year ended December 31, 2010
William L. Armstrong Chairman of the Board and Governance Committee Member	$4,028	$285,000
George C. Bowen Audit Committee Chairman	$3,398	$232,050
Edward L. Cameron Audit Committee Member and Governance Committee Member	$2,851	$199,000
Jon S. Fossel Review Committee Member	$2,630	$187,125
Sam Freedman Review Committee Chairman	$3,104	$211,600
Richard Grabish(3) Review Committee Member	$2,653	$31,403
Beverly Hamilton Review Committee Member and Governance Committee Member	$2,684(4)	$187,000
Robert J. Malone Governance Committee Chairman and Audit Committee Member	$3,247	$226,600
F. William Marshall, Jr. Audit Committee Member and Governance Committee Member	$2,851	$288,400 (5)

1.	"Aggregate Compensation From the Fund" includes fees and deferred compensation, if any.

2.

In accordance with SEC regulations, for purposes of this section only, "Fund Complex" includes the Oppenheimer funds, the MassMutual Institutional Funds, the MassMutual Select Funds and the MML Series Investment Fund, the investment adviser for which is the indirect parent company of the Fund's Manager. The Manager also serves as the Sub-Advisor to the following: MassMutual Premier International Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Strategic Income Fund, MassMutual Premier Capital Appreciation Fund, and MassMutual Premier Global Fund. The Manager does not consider MassMutual Institutional Funds, MassMutual Select Funds and MML Series Investment Fund to be part of the OppenheimerFunds' "Fund Complex" as that term may be otherwise interpreted.

3.

Mr. Grabish serves as Director/Trustee for only the following funds:  Oppenheimer Core Bond Fund, Oppenheimer Corporate Bond Fund, Oppenheimer Currency Opportunities Fund, Oppenheimer Emerging Markets Debt Fund, Oppenheimer Limited-Term Government Fund, Oppenheimer Master Event-Linked Bond Fund, LLC, Oppenheimer Master Inflation Protected Securities Fund, LLC, Oppenheimer Master Loan Fund, LLC, Oppenheimer Principal Protected Trust II, Oppenheimer Principal Protected Trust III, Oppenheimer Portfolio Series Fixed Income Active Allocation Fund, Oppenheimer Senior Floating Rate Fund and Panorama Series Fund, Inc.

4.	Includes $2,684 deferred by Ms. Hamilton under the "Compensation Deferral Plan" described below.

5.	Includes $89,400 compensation paid to Mr. Marshall for serving as a Trustee for MassMutual Select Funds and MML Series Investment Fund.

Compensation Deferral Plan for Directors. The Board of Directors has adopted a Compensation Deferral Plan for Independent Directors that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation deferred by a Director is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Director. The amount paid to the Director under the plan will be determined based upon the amount of compensation deferred and the performance of the selected funds.

Deferral of Directors’ fees under the plan will not materially affect the Fund’s assets, liabilities and net income per share. The plan will not obligate the Fund to retain the services of any Director or to pay any particular level of compensation to any Director. Pursuant to an Order issued by the SEC, the Fund may invest in the funds selected by the Director under the plan without shareholder approval for the limited purpose of determining the value of the Directors’ deferred compensation account.

(d) Sales Loads. Not applicable.

(e) Codes of Ethics.

The Fund, the Manager and the Placement Agent have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund’s portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other funds advised by the Manager. The Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

The Code of Ethics is an exhibit to the Fund's registration statement filed with the SEC. It can be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the SEC's website at www.sec.gov and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C.

(f) Proxy Voting Policies.

■     The Fund has adopted Portfolio Proxy Voting Policies and Procedures, which include Proxy Voting Guidelines, under which the Fund votes proxies relating to securities held by the Fund ("portfolio proxies"). The Manager generally undertakes to vote portfolio proxies with a view to enhancing the value of the company's stock held by the Funds. The Fund has retained an independent, third party proxy voting agent to vote portfolio proxies in accordance with the Fund's Proxy Voting Guidelines and to maintain records of such portfolio proxy voting. The Portfolio Proxy Voting Policies and Procedures include provisions to address conflicts of interest that may arise between the Fund and the Manager or the Manager's affiliates or business relationships. Such a conflict of interest may arise, for example, where the Manager or an affiliate of the Manager manages or administers the assets of a pension plan or other investment account of the portfolio company soliciting the proxy or seeks to serve in that capacity. The Manager and its affiliates generally seek to avoid such material conflicts of interest by maintaining separate investment decision making processes to prevent the sharing of business objectives with respect to proposed or actual actions regarding portfolio proxy voting decisions. Additionally, the Manager employs the following procedures, as long as OFI determines that the course of action is consistent with the best interests of the Fund and its shareholders: (1) if the proposal that gives rise to the conflict is specifically addressed in the Proxy Voting Guidelines, the Manager will vote the portfolio proxy in accordance with the Proxy Voting Guidelines, provided that they do not provide discretion to the Manager on how to vote on the matter; (2) if such proposal is not specifically addressed in the Proxy Voting Guidelines or the Proxy Voting Guidelines provide discretion to the Manager on how to vote, the Manager will vote in accordance with the third-party proxy voting agent's general recommended guidelines on the proposal provided that the Manager has reasonably determined that there is no conflict of interest on the part of the proxy voting agent; and (3) if neither of the previous two procedures provides an appropriate voting recommendation, the Manager may retain an independent fiduciary to advise the Manager on how to vote the proposal or may abstain from voting. The Proxy Voting Guidelines' provisions with respect to certain routine and non-routine proxy proposals are summarized below:

•

The Fund evaluates director nominees on a case-by-case basis, examining the following factors, among others: composition of the board and key board committees, experience and qualifications, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance and the nominee's investment in the company.

•	The Fund generally supports proposals requiring the position of chairman to be filled by an independent director unless there are compelling reasons to recommend against the proposal such as a counterbalancing governance structure.

•	The Fund generally supports proposals asking that a majority of directors be independent. The Fund generally supports proposals asking that a board audit, compensation, and/or nominating committee be composed exclusively of independent directors.

•	The Fund generally supports shareholder proposals to reduce a super-majority vote requirement, and opposes management proposals to add a super-majority vote requirement.

•	The Fund generally supports proposals to allow shareholders the ability to call special meetings.

•	The Fund generally supports proposals to allow or make easier shareholder action by written consent.

•	The Fund generally votes against proposals to create a new class of stock with superior voting rights.

•	The Fund generally votes against proposals to classify a board.

•	The Fund generally supports proposals to eliminate cumulative voting.

•	The Fund generally opposes re-pricing of stock options without shareholder approval.

•	The Fund generally supports proposals to require majority voting for the election of directors.

•	The Fund generally supports proposals seeking additional disclosure of executive and director pay information.

•	The Fund generally supports proposals seeking disclosure regarding the company's, board's or committee's use of compensation consultants.

•	The Fund generally supports "pay-for-performance" proposals that align a significant portion of total compensation of senior executives to company performance.

•	The Fund generally supports having shareholder votes on poison pills.

•	The Fund generally supports proposals calling for companies to adopt a policy of not providing tax gross-up payments.

•

In the case of social, political and environmental responsibility issues, the Fund will generally abstain where there could be a detrimental impact on share value or where the perceived value if the proposal was adopted is unclear or unsubstantiated.  The Fund generally supports proposals that would clearly have a discernible positive impact on short- or long-term share value, or that would have a presently indiscernible impact on short- or long-term share value but promotes general long-term interests of the company and its shareholders.

     The Fund is required to file Form N-PX, with its complete proxy voting record for the 12 months ended June 30th, no later than August 31st of each year. The Fund's Form N-PX filing is available (i) without charge, upon request, by calling the Fund toll-free at 1.800.525.7048 and (ii) on the SEC's website at www.sec.gov.

Item 18. Control Persons and Principal Holders of Securities.

(a) Control Persons.

As of January 7, 2011 Oppenheimer Global Strategic Income Fund, a Massachusetts business trust, owned 58.35% of the outstanding Shares; and Oppenheimer Global Strategic Income Fund/VA, a Massachusetts business trust owned 16.60% of the outstanding Shares.

(b) Principal Holders.

As of January 7, 2011, the only persons who owned of record or were known by the Fund to own beneficially 5% or more of the Fund’s outstanding securities of any class were:

Oppenheimer Global Strategic Income Fund, 6803 South Tucson Way, Centennial, CO 80112-3924, which owned 103,581,901.748 Shares (58.35% of the Shares then outstanding).

Oppenheimer Global Strategic Income Fund/VA, 6803 South Tucson Way, Centennial, CO 80112-3924, which owned 29,466,809.335 Shares (16.60% of the Shares then outstanding).

(c) Management Ownership.

As of January 7, 2011, the Directors and officers of the Fund, as a group, owned of record or beneficially less than 1% of the shares of the Fund. In addition, none of the Independent Directors (nor any of their immediate family members) owns securities of either the Manager or the Placement Agent or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Placement Agent of the Denver Board Funds.

Item 19. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Fund’s Part A and Item 17 in this Part B.

(a) Investment Advisers.

The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company, a global, diversified insurance and financial services organization.

The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The Manager selects investments for the Fund’s portfolio and handles its day-to-day business. The portfolio managers of the Fund are employed by the Manager and are the persons who are principally responsible for the day-to-day management of the Fund’s portfolio.

The agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Directors, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole.

The management fees paid by the Fund to the Manager during the fiscal period from the Fund’s inception to September 30, 2008, and the Fund’s fiscal years ended September 30, 2009 and 2010 were:

Fiscal Year ended September 30:	Management Fees Paid to OppenheimerFunds, Inc.
2008	$1,438,033
2009	$1,834,195
2010	$4,343,689

The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss sustained by the Fund by reason of good faith errors or omissions in connection with matters to which the agreement relates.

The agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name “Oppenheimer” in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Fund to use the name “Oppenheimer” as part of its name.

Pending Litigation. Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Placement Agent, and certain mutual funds ("Defendant Funds") advised by the Manager and distributed by the Placement Agent (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund's investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys' fees and litigation expenses.

In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys' fees and litigation expenses.

Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm ("Madoff"). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys' fees and litigation expenses. None of the suits have named the Placement Agent, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.

The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds' Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Placement Agent to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.

(b) Principal Underwriter.

Under its Placement Agent’s Agreement with the Fund, OppenheimerFunds Distributor, Inc., a subsidiary of the Manager, acts as the Fund’s principal underwriter in the continuous offering of the Fund’s shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties.

See Parts (a) and (b) of this Item 19.

(d) Service Agreements. Not applicable.

(e) Other Investment Advice. Not applicable.

(f) Dealer Reallowances. Not applicable.

(g) Rule 12b-1 Plans. Not applicable.

(h) Other Services Providers.

The Transfer Agent. OppenheimerFunds Services, the Fund’s Transfer Agent, is a division of the Manager. The Transfer Agent’s mailing address is P.O. Box 5270, Denver, CO 80217. It is responsible for maintaining the Fund’s shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers listed above.

The Custodian. Deutsche Bank Trust Company Americas is the custodian of the Fund’s assets. The custodian’s responsibilities include safeguarding and controlling the Fund’s portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. The Fund’s cash balances with the custodian in excess of $250,000 are not protected by federal deposit insurance (“FDIC”). The FDIC protected amount will fall to $100,000 on January 1, 2014 unless the higher limit is extended by legislation. Those uninsured balances at times may be substantial.

Independent Registered Public Accounting Firm. KPMG LLP serves as the independent registered public accounting firm for the Fund, and has audited the Fund's financial statements for the fiscal years ended September 30, 2010, 2009, and 2008.  The financial statements for the prior years were audited by another independent registered public accounting firm.  KPMG LLP audits the Fund's financial statements and performs other related audit and tax services. KPMG LLP also acts as the independent registered public accounting firm for the Manager and certain other funds advised by the Manager and its affiliates. Audit and non-audit services provided by KPMG LLP to the Fund must be pre-approved by the Audit Committee.

Item 20. Portfolio Managers.

(a) Other Accounts Managed.

In addition to managing the Fund’s investment portfolio, each Portfolio Manager also manages other investment portfolios and other accounts on behalf of the Manager or its affiliates. The following table provides information regarding the other portfolios and accounts managed by each Portfolio Manager as of September 30, 2010.

Portfolio Manager	Registered Investment Companies Managed	Total Assets in Registered Investment Companies Managed[1]	Other Pooled Investment Vehicles Managed	Total Assets in Other Pooled Investment Vehicles Managed[1]	Other Accounts Managed	Total Assets in Other Accounts Managed[2]
Joseph Welsh	6	$14,710	1	$55	0	0
Margaret Hui	1	$1,732	1	$55	0	0

1. In millions.
2. Does not include personal accounts of the portfolio managers and their families, which are subject to the Code of Ethics.

As indicated above, the Portfolio Managers also manages other funds and accounts. At different times, the Fund's Portfolio Managers may manage other funds or accounts with investment objectives and strategies similar to those of the Fund, or may manage funds or accounts with investment objectives and strategies. At times, those responsibilities could potentially conflict with the interests of the Fund. That may occur whether the investment objectives and strategies of the other funds and accounts are the same as, or different from, the Fund's investment objectives and strategies. For example, the Portfolio Managers may need to allocate investment opportunities between the Fund and another fund or account having similar objectives or strategies, or they may need to execute transactions for another fund or account that could have a negative impact on the value of securities held by the Fund. Not all funds and accounts advised by the Manager have the same management fee. If the management fee structure of another fund or account is more advantageous to the Manager than the fee structure of the Fund, the Manager could have an incentive to favor the other fund or account. However, the Manager's compliance procedures and Code of Ethics recognize the Manager's obligation to treat all of its clients, including the Fund, fairly and equitably, and are designed to preclude the Portfolio Manager from favoring one client over another. It is possible, of course, that those compliance procedures and the Code of Ethics may not always be adequate to do so.

(b) Compensation.

The Fund’s Portfolio Managers are employed and compensated by the Manager, not the Fund. Under the Manager’s compensation program for its portfolio managers and portfolio analysts, Fund performance is the most important element of compensation with half of annual cash compensation based on relative investment performance results of the funds and accounts they manage, rather than on the financial success of the Manager. This is intended to align the portfolio managers’ and analysts’ interests with the success of the funds and accounts and their shareholders. The Manager’s compensation structure is designed to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value. As of the Fund’s most recently completed fiscal year end, the Portfolio Managers’ compensation consisted of three elements: a base salary, an annual discretionary bonus and eligibility to participate in long-term awards of options and stock appreciation rights in regard to the common stock of the Manager’s holding company parent as well as restricted shares of such common stock. Senior portfolio managers may also be eligible to participate in the Manager’s deferred compensation plan.

The base pay component of each portfolio manager is reviewed regularly to ensure that it reflects the performance of the individual, is commensurate with the requirements of the particular portfolio, reflects any specific competence or specialty of the individual manager, and is competitive with other comparable positions. The annual discretionary bonus is determined by senior management of the Manager and is based on a number of factors, including a fund’s pre-tax performance for periods of up to five years, measured against an appropriate Lipper benchmark selected by management. The majority (80%) is based on three and five year data, with longer periods weighted more heavily. Below median performance in all three period results in an extremely low, and in some cases no, performance based bonus. The Lipper benchmark with respect to the Fund is Lipper – Loan Participation Funds. Other factors considered include management quality (such as style consistency, risk management, sector coverage, team leadership and coaching) and organizational development. The Portfolio Managers’ compensation is not based on the total value of the Fund’s portfolio assets, although the Fund’s investment performance may increase those assets. The compensation structure is also intended to be internally equitable and serve to reduce potential conflicts of interest between the Fund and other funds and accounts managed by the Portfolio Managers. The compensation structure of another portfolio managed by the Portfolio Managers is different from the compensation structure of the Fund, described above. A portion of the Portfolio Managers’ compensation with regard to that portfolio may, under certain circumstances, include an amount based in part on the amount of the portfolio’s management fee.

(c) Ownership of Securities.

As of September 30, 2010, the Portfolio Managers did not beneficially own any shares of the Fund.

Item 21. Brokerage Allocations and Other Practices.

(a) Brokerage Transactions.

Brokerage Provisions of the Investment Advisory Agreement. One of the duties of the Manager under the investment advisory agreement is to arrange the loans and other portfolio transactions for the Fund. The advisory agreement contains provisions relating to the employment of broker-dealers to effect the Fund’s portfolio transactions. The advisory agreement authorizes the Manager to employ broker-dealers, including “affiliated brokers,” as that term is defined in the Investment Company Act, that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the “best execution” of the Fund’s portfolio transactions. “Best execution” means prompt and reliable execution at the most favorable price obtainable for the services provided. The Manager need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board of Directors.

Under the investment advisory agreement, in choosing brokers to execute portfolio transactions for the Fund, the Manager may select brokers (other than affiliates) that provide both brokerage and research services to the Fund. The commissions paid to those brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided.

Brokerage Practices Followed by the Manager. The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and other applicable rules and procedures described below.

The Manager’s portfolio traders allocate brokerage based upon recommendations from the Manager’s portfolio managers, together with the portfolio traders’ judgment as to the execution capability of the broker or dealer. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Manager’s executive officers supervise the allocation of brokerage.

Most securities purchases made by the Fund are in principal transactions at net prices. The Fund usually deals directly with the selling or purchasing principal or market maker without incurring charges for the services of a broker on its behalf unless the Manager determines that a better price or execution may be obtained by using the services of a broker. Therefore, the Fund does not incur substantial brokerage costs. Portfolio securities purchased from underwriters include a commission or concession paid by the issuer to the underwriter in the price of the security. Portfolio securities purchased from dealers include a spread between the bid and asked price. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the investment to which the option relates.

Other accounts advised by the Manager have investment policies similar to those of the Fund. Those other accounts may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. When possible, the Manager tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates. If two or more accounts advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. The transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

Rule 12b-1 under the Investment Company Act prohibits any fund from compensating a broker or dealer for promoting or selling the fund’s shares by (1) directing to that broker or dealer any of the fund’s portfolio transactions, or (2) directing any other remuneration to that broker or dealer, such as commissions, mark-ups, mark downs or other fees from the fund’s portfolio transactions, that were effected by another broker or dealer (these latter arrangements are considered to be a type of “step-out” transaction). In other words, a fund and its investment adviser cannot use the fund’s brokerage for the purpose of rewarding broker-dealers for selling the fund’s shares.

However, the Rule permits funds to effect brokerage transactions through firms that also sell fund shares, provided that certain procedures are adopted to prevent a quid pro quo with respect to portfolio brokerage allocations. As permitted by the Rule, the Manager has adopted procedures (and the Fund’s Board of Directors has approved those procedures) that permit the Fund to direct portfolio securities transactions to brokers or dealers that also promote or sell shares of the Fund, subject to the “best execution” considerations discussed above. Those procedures are designed to prevent: (1) the Manager’s personnel who effect the Fund’s portfolio transactions from taking into account a broker’s or dealer’s promotion or sales of the Fund shares when allocating the Fund’s portfolio transactions, and (2) the Fund, the Manager and the Placement Agent from entering into agreements or understandings under which the Manager directs or is expected to direct the Fund’s brokerage directly, or through a “step-out” arrangement, to any broker or dealer in consideration of that broker’s or dealer’s promotion or sale of the Fund’s shares or the shares of any of the other Oppenheimer funds.

The investment advisory agreement permits the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful both to the Fund and to one or more of the other accounts advised by the Manager or its affiliates. Investment research may be supplied to the Manager by the broker or by a third party at the instance of a broker through which trades are placed.

Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, analytical software and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

Although the Manager currently does not do so, the Board of Directors may permit the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker’s own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board of Directors may also permit the Manager to use commissions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

The research services provided by brokers broaden the scope and supplement the research activities of the Manager. That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund’s portfolio or are being considered for purchase. The Manager provides information to the Board of Directors about the commissions paid to brokers furnishing such services, together with the Manager’s representation that the amount of such commissions was reasonably related to the value or benefit of such services.

During the fiscal period ended September 30, 2008 and the fiscal years ended September 30, 2009 and 2010, the Fund did not pay brokerage commissions as indicated in the chart below.

Fiscal Year Ended September 30,	Total Brokerage Commissions Paid by the Fund*
2008	$0
2009	$0
2010	$0

*     Amounts do not include spreads or commissions on principal transactions on a net trade basis.

(b) Commissions. Not applicable.

(c) Brokerage Selection.

See Part (a) of this Item 21 above.

(d) Directed Brokerage.

See Part (a) of this Item 21 above.

(e) Regular Broker-Dealer. Not applicable.

Item 22. Capital Stock and Other Securities.

(a) Capital Stock.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Fund’s Part A. Under the Fund’s Limited Liability Company Agreement, the Directors are authorized to issue shares. Investors are entitled to participate equally in accordance with their pro rata interest in the assets of the Fund. Upon liquidation or dissolution, investors are entitled to share in proportion to their investment in the Fund’s net assets available for distribution to investors. Interests in the Fund have no preference, preemptive, conversion or similar rights and when issued will be fully paid and nonassessable. Investments in the Fund generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in the Fund. Investors in the Fund do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Fund may elect all of the Directors if they choose to do so and in such event the other investors in the Fund would not be able to elect any Director. The Fund is not required and has no current intention to hold annual meetings of investors but the Fund will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote or when required by the Investment Company Act.

Shareholders have the right, upon a vote or declaration in writing of two-thirds of the outstanding shares of the Fund, to remove a Director or, upon subject to the applicable vote, to take other action described in the Fund’s Limited Liability Company Agreement. The Directors will call a meeting of shareholders to vote on the removal of a Director upon the written request of the record holders of 10% of its outstanding shares. If the Directors receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders regarding a proposal to remove a Director, the Directors will then either make the Fund’s shareholder list available to the applicants or mail their communication to all other shareholders at the applicants’ expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund’s outstanding shares. The Directors may also take other action as permitted by the Investment Company Act.

The Fund’s Limited Liability Company Agreement contains an express disclaimer of shareholder or Director liability for the Fund’s obligations. The Fund’s contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Limited Liability Company Agreement to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. It also provides for indemnification and reimbursement of expenses out of the Fund’s property for any shareholder held personally liable for its obligations. The Limited Liability Company Agreement also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.

(b) Other Securities. Not applicable.

Item 23. Purchase, Redemption, and Pricing of Shares.

The following information supplements and should be read in conjunction with Item 12 in Part A of this Registration Statement.

(a) Purchase of Shares.

Shares of the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Fund may only be made by certain “accredited investors” within the meaning of Regulation D under the Securities Act, including other investment companies. This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price.

Determination of Net Asset Value Per Share. The net asset value per share of Shares of the Fund is determined by dividing the value of the Fund’s net assets by the number of shares that are outstanding. The net asset value is determined as of the close of business of the New York Stock Exchange (“NYSE”) on each day that the NYSE is open. The NYSE normally closes at 4:00 p.m., Eastern time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday). All references to time in this SAI mean “Eastern time.” The NYSE’s most recent annual announcement (which is subject to change) states that it will close on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

Dealers other than NYSE members may conduct trading in certain securities on days on which the NYSE is closed (including weekends and holidays) or after 4:00 p.m. on a regular business day. Because the Fund’s net asset value will not be calculated on those days, the Fund’s net asset value per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on many foreign stock exchanges and over-the-counter markets normally is completed before the close of the NYSE.

Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of the NYSE, will not be reflected in the Fund's calculation of its net asset value that day unless the Manager determines that the event is likely to effect a material change in the value of the security. The Manager, or an internal valuation committee established by the Manager, as applicable, may establish a valuation, under procedures established by the Board of Directors and subject to the approval, ratification and confirmation by the Board of Directors at its next ensuing meeting.

Securities Valuation. The Fund’s Board of Directors has established procedures for the valuation of the Fund’s securities. In general those procedures are as follows:

•	Equity securities traded on a U.S. securities exchange are valued as follows:

(1)	if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded, on that day, or

(2)

if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing “bid” and “asked” prices on the valuation date or, if not, at the closing “bid” price on the valuation date.

•	Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

(1)	at the last sale price available to the pricing service approved by the Board of Directors, or

(2)	at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or

(3)	at the mean between the “bid” and “asked” prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

•

Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the “bid” and “asked” prices determined by a portfolio pricing service approved by the Fund’s Board of Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.

•

The following securities are valued at the mean between the “bid” and “asked” prices determined by a pricing service approved by the Fund’s Board of Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:

(1)	debt instruments that have a maturity of more than 397 days when issued,

(2)	debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and

(3)	non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

•	The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

(1)	money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and

(2)	debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

•

Investments (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board of Director’s procedures. If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the “bid” and “asked” prices provided by a single active market maker (which in certain cases may be the “bid” price if no “asked” price is available).

In the case of loans, U.S. Government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Directors. The pricing service may use “matrix” comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

The closing prices in the New York foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded, as determined by a pricing service approved by the Board of Directors or by the Manager. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing “bid” and “asked” prices on the principal exchange on the valuation date. If not, the value shall be the closing bid price on the principal exchange on the valuation date. If the put, call or future is not traded on an exchange, it shall be valued by the mean between “bid” and “asked” prices obtained by the Manager from two active market makers. In certain cases that may be at the “bid” price if no “asked” price is available.

When the Fund writes an option, an amount equal to the premium received is included in the Fund’s Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted (“marked-to-market”) to reflect the current market value of the option. In determining the Fund’s gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received. If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium. If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

(d) Redemption in Kind. Not applicable.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. Not applicable.

Item 24. Taxation of the Fund.

The Fund is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of the Fund as a partnership, each investor in the Fund takes into account its share of the Fund’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Trust’s fiscal year end is September 30. Although the Fund will not be subject to Federal income tax, it will file appropriate Federal income tax returns. The Fund’s fiscal year end is based on the fiscal year end of the majority of investors.
Even though the Fund is treated as a partnership for Federal tax purposes, it is intended that the Fund’s assets, income and distributions will be managed in such a way that investment in the Fund would not cause an investor that is a regulated investment company under Subchapter M of the Code (“RIC”) to fail that qualification.
Certain transactions of the Fund are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to investors. Special tax rules also will require the Fund to mark-to-market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Fund intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the investors for the special treatment afforded RICs under the Code.
If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, an investor, by virtue of its ownership of the Fund’s beneficial interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The investors in the Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such investor as a dividend to its shareholders. However, under special circumstances an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in certain PFICs. If this election were made, an investor would recognize as ordinary income its share of any increase in the value of such shares held by the Fund as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, an investor could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.
The Fund may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund’s assets to be invested within various countries is not known.
Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Fund.

Item 25. Underwriters.

(a) Distribution of Securities.

Under its Placement Agent’s Agreement with the Fund, OppenheimerFunds Distributor, Inc., a subsidiary of the Manager, acts as the Fund’s principal underwriter in the continuous offering of the Fund’s shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager. Because the Fund’s shares are sold without an initial sales charge or redemption charge, the Placement Agent will receive no sales charges or concessions from the sale of shares or any other charges from the redemption of shares.

(b) Compensation. Not applicable.

(c) Other Payments. Not applicable.

Item 26. Calculation of Performance Data.

Not applicable.

Item 27. Financial Statements.

The audited financial statements of the Fund, including the report of the independent registered public accounting firm, are set forth below.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders of Oppenheimer Master Loan Fund, LLC:
We have audited the accompanying statement of assets and liabilities of Oppenheimer Master Loan Fund, LLC, including the statement of investments, as of September 30, 2010, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the two-year period then ended and for the period from October 31, 2007 (commencement of operations) to September 30, 2008. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2010, by correspondence with the custodian, transfer agent and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer Master Loan Fund, LLC as of September 30, 2010, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the two-year period then ended and for the period from October 31, 2007 to September 30, 2008, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG llp
Denver, Colorado
November 17, 2010

STATEMENT OF INVESTMENTS September 30, 2010

	Principal
	Amount	Value

Corporate Loans—103.1%
Consumer Discretionary—33.2%
Auto Components—2.9%
Dana Corp., Sr. Sec. Credit Facilities Term Loan, 4.51%-4.78%, 1/30/15[1]	$18,383,245	$18,225,682
TI Automotive, Ltd., Sr. Sec. Credit Facilities 1st Lien Term Loan, 9.50%, 6/24/16[1]	4,600,000	4,623,000
United Components Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 6.25%, 3/23/17[1]	10,000,000	10,090,630
Visteon Corp., Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 6.25%, 10/1/17[1]	20,100,000	20,250,750

		53,190,062

Automobiles—1.7%
Chrysler LLC, Sr. Sec. Credit Facilities Term Loan, Tranche B1, 8/3/13[2,3]	9,033,861	101,631
Ford Motor Co., Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.01%-3.05%, 12/16/13[1]	31,050,608	30,497,533

		30,599,164

Diversified Consumer Services—0.5%
Alliance Laundry Holdings, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.75%, 9/10/16[1]	2,260,000	2,280,717
Laureate Education, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 7%, 8/17/14[1]	6,214,307	6,155,271

		8,435,988

Hotels, Restaurants & Leisure—4.9%
24 Hour Fitness Worldwide, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.75%, 4/22/16[1]	9,117,150	8,718,275
American Seafoods Group LLC, Sr. Sec. Credit Facilities Term Loan, Tranche B, 5.50%, 4/15/15[1]	10,473,750	10,476,955
CCM Merger, Inc./MotorCity Casino, Sr. Sec. Credit Facilities Term Loan, Tranche B, 5.50%-8.50%, 7/13/12[1]	11,010,999	10,925,664
Golden Nugget, Inc., Sr. Sec Credit Facilities 1st Lien Term Loan, Tranche B, 3.069%, 6/30/14[1,4]	3,635,943	2,942,842
Golden Nugget, Inc., Sr. Sec Credit Facilities 1st Lien Term Loan, Delayed Draw, 3.069%-3.075%, 6/8/14[1,4]	1,897,706	1,535,955
Golden Nugget, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, Tranche 2L, 3.51%, 12/31/14[1]	2,528,348	997,643
Harrah’s Operating Co., Inc., Sr. Sec. Credit Facilities Term Loan:
Tranche B2, 3.498%, 1/28/15[1]	4,655,664	4,021,311
Tranche B3, 3.289%-3.498%, 1/28/15[1]	7,434,900	6,410,535
Isle of Capri Casinos, Inc., Sr. Sec. Credit Facilities Term Loan, Delayed Draw:
Tranche A, 5%, 11/25/13[1]	1,992,828	1,913,613
Tranche B, 5%, 11/25/13[1]	2,265,808	2,175,742

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Hotels, Restaurants & Leisure Continued
Isle of Capri Casinos, Inc., Sr. Sec. Credit Facilities Term Loan, 5%, 11/25/13[1]	$5,664,520	$5,439,355
Las Vegas Sands LLC, Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, Delayed Draw, 3.03%, 11/23/16[1]	1,529,181	1,391,555
Las Vegas Sands LLC, Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 3.03%, 11/23/16[1]	6,862,818	6,251,835
MGM Mirage, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche E, 7%, 2/21/14[1]	8,728,171	7,475,679
Michael Foods, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.50%-6.25%, 6/14/16[1]	7,588,500	7,659,642
Turtle Bay Holding Co. LLC, Sr. Sec. Credit Facilities Term Loan:
Tranche A, 10.238%, 2/5/13[1,4]	291,773	283,749
Tranche B, 2.644%, 3/1/15[1,4]	602,855	512,427
Venetian Macao Ltd., Sr. Sec. Credit Facilities Term Loan:
Tranche B Add-on, 4.78%, 5/25/13[1]	2,460,262	2,437,773
Tranche B, 4.78%, 5/25/13[1]	5,538,790	5,488,160
Venetian Macao Ltd., Sr. Sec. Credit Facilities Term Loan, Delayed Draw, 4.78%, 5/25/11[1]	3,394,949	3,363,916

		90,422,626

Household Durables—1.3%
Phillips-Van Heusen Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.75%, 3/15/16[1]	6,288,225	6,349,636
Reynolds Group Holdings Ltd., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.75%, 3/16/16[1]	10,000,000	10,060,130
Spectrum Brands Holdings, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 8%-8.63%, 6/4/16[1]	6,437,000	6,569,763
Springs Window Fashions Division, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.063%, 12/30/12[1]	1,978,687	1,887,173

		24,866,702

Media—19.0%
Advanstar Communications, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.539%, 5/15/14[1]	5,881,903	4,529,065
Affinion Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5%, 10/8/16[1]	8,955,000	8,809,481
Alpha Media Group, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 6.90%, 5/15/13[1,4]	1,641,154	943,664
American Media Operations, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 9.863%, 1/30/13[1]	14,219,539	13,988,472
Cedar Fair LP, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5.50%, 4/1/16[1]	3,591,000	3,626,131
Cengage Learning Holdings II LP, Sr. Sec. Credit Facilities Incremental Term Loan, 7.50%, 7/3/14[1]	6,911,616	6,918,099
12 | OPPENHEIMER MASTER LOAN FUND, LLC

	Principal
	Amount	Value

Media Continued
Cengage Learning Holdings II LP, Sr. Sec. Credit Facilities Term Loan, 2.54%, 7/4/14[1]	$15,891,693	$14,315,157
Cequel Communications LLC, Sr. Sec. Credit Facilities Term Loan, 2.25%-2.258%, 11/5/13[1]	11,766,190	11,461,528
Charter Communications Operation LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.26%, 3/5/14[1]	12,319,736	12,046,349
Charter Communications Operation LLC, Sr. Sec. Credit Facilities 3rd Lien Term Loan, 2.759%, 9/1/14[1]	6,484,063	6,058,546
Charter Communications, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche T2 Add-on, 7.151%, 3/6/14[1]	14,595,629	15,124,721
Cinram International, Inc., Sr. Sec. Credit Facilities Term Loan, 2.258%, 5/6/11[1]	16,064,589	11,775,344
Citadel Broadcasting Co., Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 11%, 6/3/15[1]	19,880,544	21,026,161
Clear Channel Communications, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 3.906%, 1/29/16[1]	15,439,797	12,218,670
Dex Media West LLC, Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 7%, 10/24/14[1]	7,283,840	6,350,096
Emmis Communications Corp., Sr. Sec. Credit Facilities Term Loan, Tranche B, 4.273%-4.289%, 11/2/13[1]	2,736,877	2,319,504
Entercom Communications Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche A, 1.479%-4.192%, 6/30/12[1]	11,574,998	11,189,167
FoxCo Acquisition Sub LLC, Sr. Sec. Credit Facilities Term Loan, Tranche B, 7.397%, 7/14/15[1]	19,067,364	18,757,519
Gray Television, Inc., Sr. Sec. Credit Facilities Term Loan, 4.51%, 12/31/14[1]	18,972,475	18,229,380
Hit Entertainment, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5.685%, 8/5/12[1]	18,954,760	18,332,816
Knowlogy Corp., Sr. Sec. Credit Facilities Term Loan, Tranche B, 4%, 6/12/16[1]	1,490,000	1,495,588
Media General, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche A, 4.507%-4.549%, 3/29/13[1]	17,056,962	15,663,970
Mediacom Communications Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche E, 4.50%, 10/20/17[1]	5,486,250	5,403,956
Mediacom Communications Corp./MCC Georgia LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche FA, 4.50%, 10/20/17[1]	6,982,500	6,921,403
Mediacom LLC, Sr. Sec. Credit Facilities Term Loan, Tranche D, 5.50%, 3/31/17[1]	13,418,725	13,552,912
Merrill Corp., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 13.019%-14.51%, 11/15/13[1,4]	8,988,255	7,954,606
Metro-Goldwyn-Mayer Studios, Inc., Sr. Sec. Credit Facilities Term Loan:
Tranche B Add-on, 4/8/12[2]	3,199,619	1,411,832
Tranche B, 4/8/12[2]	23,624,452	10,424,289
Penton Media, Inc., Sr. Sec. Credit Facilities Exit Term Loan, Tranche B, 4.70%, 8/1/14[1,4]	5,835,603	4,240,540

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Media Continued
Philadelphia Newspapers, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 6/29/13[2]	$2,444,102	$672,128
Six Flags, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 6%, 6/30/16[1]	9,186,721	9,242,944
Star Tribune Co., Sr. Sec. Credit Facilities 1st Lien Term Loan:
Tranche A, 8%, 9/28/14[1]	535,711	476,783
Tranche B, 8%, 9/28/14[1,4]	357,141	317,855
TWCC Holding Corp., Sr. Sec. Credit Facilities 1st Lien Incremental Term Loan, 5%, 9/24/15[1]	7,244,920	7,278,559
Univision Communications, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.506%, 9/29/14[1]	19,397,680	17,042,414
Wide Open West Finance LLC, Sr. Sec. Credit Facilities 1st Lien Incremental Term Loan, 6.756%-8.63%, 6/18/14[1]	7,218,967	7,068,574
Wide Open West Finance LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 2.757%-4.685%, 6/30/14[1]	425,320	396,078
Young Broadcasting, Inc., Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 8%, 6/30/15[1]	4,420,944	4,431,996
Zuffa LLC, Sr. Sec. Credit Facilities Incremental Term Loan, Tranche B, 7.50%, 6/18/15[1]	16,630,006	16,827,488

		348,843,785

Specialty Retail—2.3%
Claire’s Stores, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 2.75%-3.225%, 5/29/14[1]	14,707,069	12,793,312
Michaels Stores, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B2, 4.813%-5%, 7/31/16[1]	8,622,614	8,470,519
NBTY, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.50%, 7/14/17[1]	7,525,000	7,612,343
Pilot Travel Centers LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5.25%, 11/12/15[1]	7,546,511	7,631,372
Toys R Us Delaware, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6%, 8/11/16[1]	5,700,000	5,718,833

		42,226,379

Textiles, Apparel & Luxury Goods—0.6%
Visant Holding Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 7%, 9/22/16[1]	11,685,000	11,764,458
Consumer Staples—3.2%
Food & Staples Retailing—0.3%
Rite Aid Corp., Sr. Sec. Credit Facilities Term Loan, Tranche 2, 1.75%-2.01%, 6/4/14[1]	5,219,012	4,652,938

	Principal
	Amount	Value

Food Products—2.1%
Dole Food Co., Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan:
Tranche B1, 5%-5.50%, 2/1/17[1]	$4,107,353	$4,135,226
Tranche C1, 5%-5.50%, 2/1/17[1]	10,201,638	10,270,866
Pierre Foods, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 5.25%, 7/29/16[1]	10,035,000	9,934,650
Pierre Foods, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 9.50%, 7/29/17[1]	6,525,000	6,459,750
Pinnacle Foods Finance LLC, Sr. Sec. Credit Facilities Term Loan, Tranche B, 2.758%, 4/2/14[1]	8,491,395	8,230,022

		39,030,514

Personal Products—0.8%
Levlad LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, 9.145%, 3/5/15[1,4]	1,289,248	1,166,769
Revlon, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 4%-6.164%, 8/15/15[1]	13,351,562	13,319,572

		14,486,341

Energy—4.5%
Energy Equipment & Services—2.9%
AL Gulf Coast Terminals LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.75%, 6/2/16[1]	9,750,000	9,408,750
Bourland & Leverich Supply, Sr. Sec. Credit Facilities 1st Lien Term Loan, 11%, 8/15/15[1]	5,280,000	5,121,600
Precision Drilling Corp., Sr. Sec. Credit Facilities Term Loan, Tranche B1, 6.75%-7.151%, 9/23/14[1]	8,045,577	8,148,665
Sheridan Production Co. LLC, Sr. Sec. Credit Facilities Term Loan:
Tranche I-A, 7.50%, 4/20/17[1]	2,062,515	2,051,687
Tranche I-M, 7.50%, 4/20/17[1]	1,259,796	1,253,182
Sheridan Production Co. LLC, Sr. Sec. Credit Facilities Term Loan, 7.50%, 4/20/17[1]	15,565,189	15,483,472
Trident Exploration Corp., Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 12.50%, 5/17/14[1]	12,114,638	12,326,644

		53,794,000

Oil, Gas & Consumable Fuels—1.6%
MEG Energy Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche D, 6%, 4/3/16[1]	8,137,763	8,163,193
Venoco, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 4.313%, 5/7/14[1]	8,133,159	7,658,727
Western Refining, Inc., Sr. Sec. Credit Facilities Term Loan, 10.603%, 2/8/14[1]	12,672,249	12,453,120

		28,275,040

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Financials—4.1%
Capital Markets—0.9%
Fortress Investment Group LLC, Sr. Sec. Credit Facilities Term Loan, 4%, 9/13/15[1]	$6,295,000	$6,342,213
Nuveen Investments, Inc., Sr. Sec. Credit Facilities Term Loan, 3.289%-3.481%, 11/1/14[1]	11,256,169	10,149,901

		16,492,114

Consumer Finance—0.8%
American General Financial Services Co., Sr. Sec. Credit Facilities 1st Lien Term Loan, 7.25%, 4/16/15[1]	15,000,000	15,099,615
Insurance—1.3%
ILFC Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B2, 7%, 3/5/16[1]	8,653,846	8,789,833
International Lease Finance Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B1, 6.75%, 2/23/15[1]	6,346,154	6,458,348
Swett & Crawford Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.506%, 4/3/14[1]	11,174,523	8,939,618

		24,187,799

Real Estate Management & Development—0.8%
Realogy Corp., Sr. Sec. Credit Facilities 2nd Lien Term Loan, Delayed Draw, Tranche B, 13.50%, 10/15/17	13,245,000	14,128,004
Thrifts & Mortgage Finance—0.3%
Green Tree Credit Solutions, Sr. Sec. Credit Facilities Term Loan, 8%, 12/10/15[1]	5,381,271	5,334,185
Health Care—9.7%
Health Care Equipment & Supplies—2.6%
Carestream Health, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.256%, 4/30/13[1]	4,274,420	4,145,520
Carestream Health, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 5.506%, 9/26/13[1]	3,000,000	2,909,532
Caris Diagnostics, Sr. Sec. Credit Facilities Term Loan, 7.25%, 2/1/15[1]	7,675,510	7,579,566
Gentiva Health Services, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.75%, 5/23/16[1]	10,320,000	10,328,597
Multiplan, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.50%, 7/9/17[1]	14,400,000	14,434,200
dj Orthopedics, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.256%, 10/31/14[1]	8,782,589	8,431,285

		47,828,700

Health Care Providers & Services—6.4%
Ardent Health Services LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, 6.50%, 7/19/15[1]	9,950,000	9,763,438

	Principal
	Amount	Value

Health Care Providers & Services Continued
Aveta, Inc./MMM Holdings, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 8%, 3/16/15[1]	$3,176,250	$3,100,814
Aveta, Inc./NAMM Holdings, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 8%, 3/16/15[1]	3,176,250	3,100,814
Community Health Systems, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 2.549%, 7/2/14[1]	6,275,324	5,961,545
Community Health Systems, Inc., Sr. Sec. Credit Facilities Term Loan, Delayed Draw, 2.549%, 7/2/14[1]	322,573	306,444
HCA, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B2, 3.539%, 3/31/17[1]	3,226,781	3,129,610
HCA, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 2.539%, 11/18/13[1]	5,917,784	5,704,596
HEALTHSOUTH Corp., Extended Sr. Sec. Credit Facilities Term Loan, 4.01%, 3/15/14[1]	3,045,284	3,045,512
HEALTHSOUTH Corp., Sr. Sec. Credit Facilities Term Loan, 2.51%, 3/10/13[1]	3,700,029	3,693,647
HGI Holdings, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 5%, 7/27/16[1]	3,480,000	3,497,400
Manor Care, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 2.756%, 10/18/14[1]	3,637,490	3,505,631
Quintiles Transnational Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 2.29%, 3/31/13[1]	2,838,948	2,785,718
Quintiles Transnational Corp., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 4.29%, 3/31/14[1]	11,500,000	11,327,500
RehabCare Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6%, 11/3/15[1]	5,150,583	5,153,777
Rural/Metro Operating Corp., Sr. Sec. Credit Facilities Term Loan, 7%, 11/20/14[1]	1,964,245	1,981,432
Select Medical Corp., Sr. Sec. Credit Facilities Term Loan:
Tranche B, 2.339%, 2/24/12[1]	3,803,635	3,757,280
Tranche T1 Add-on, 2.339%, 2/24/12[1]	3,336,243	3,295,584
Universal American Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche A, 1.631%, 1/18/12[1]	7,005,834	6,445,367
Universal Health Services, Inc., Sr. Sec Credit Facilities 1st Lien Term Loan, Tranche B, 4%, 5/16/16[1]	10,335,000	10,395,553
Vanguard Health Systems, Inc., Sr. Sec Credit Facilities 1st Lien Term Loan, Tranche B, 5%, 1/15/16[1]	7,481,250	7,435,270
Warner Chilcott Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B3 Add-on, 6.25%, 4/30/15[1]	1,083,984	1,086,263
Warner Chilcott plc, Sr. Sec. Credit Facilities Term Loan:
Tranche A, 6%, 10/30/14[1]	6,278,401	6,258,781
Tranche B1, 6.25%, 4/30/15[1]	2,395,721	2,399,585
Tranche B2, 6.25%, 4/30/15[1]	3,989,309	3,995,744
inVentiv Health, Inc., Sr. Sec Credit Facilities 1st Lien Term Loan, 6.50%, 7/31/16[1]	5,985,000	6,000,896

		117,128,201

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Pharmaceuticals—0.7%
PTS Acquisition Corp., Sr. Sec. Credit Facilities Term Loan, Tranche B, 2.506%, 4/10/14[1]	$12,739,407	$11,780,767
Valeant Pharmaceuticals International, Sr. Sec. Credit Facilities 1st Lien Term Loan, Delayed Draw, 5.50%, 6/21/16[1]	255,000	257,610
Valeant Pharmacueticals International, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.75%, 6/21/16[1]	1,000,000	1,010,234
Warner Chilcott Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B3, 6.50%, 2/20/16[1]	702,059	706,134
Warner Chilcott Corp., Sr. Sec. Credit Facilities Incremental Term Loan, Delayed Draw, Tranche B4, 6.50%, 2/20/16[1]	227,941	229,264

		13,984,009

Industrials—23.0%
Aerospace & Defense—5.1%
AM General LLC, Sr. Sec. Credit Facilities Letter of Credit Term Loan, 3.256%, 9/28/12[1]	510,035	459,032
AM General LLC, Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.259%-3.291%, 9/30/13[1]	10,251,174	9,226,057
Delta Air Lines, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 8.75%, 9/16/13[1]	9,427,406	9,566,856
Dyncorp International LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.25%, 4/11/16[1]	9,203,856	9,225,669
Hawker Beechcraft, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche A, 10.50%, 3/26/14[1]	18,092,932	18,030,747
IAP Worldwide Services, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 9.205%, 12/30/12[1,4]	20,730,857	20,264,412
Triumph Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 4.563%, 6/1/16[1]	3,278,000	3,300,536
United Air Lines, Inc., Sr. Sec. Credit Facilities Term Loan, 2.313%, 2/3/14[1]	25,218,696	23,810,661

		93,883,970

Air Freight & Logistics—0.6%
Evergreen International Aviation, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 10.434%, 10/31/11[1,4]	10,970,143	10,524,481
Building Products—1.5%
Atrium Cos., Inc., Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 7%, 1/21/16[1]	15,600,000	15,210,000
Champion Opco LLC, Sr. Sec. Credit Facilities Term Loan, 7.397%, 5/11/13[1]	1,343,182	1,296,170
Flag Luxury Properties LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, 2/6/11[2]	1,837,461	468,553
Goodman Global, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 6.164%, 2/13/14[1]	7,889,659	7,974,307
Summit Materials LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, 6.75%, 7/7/14[1]	3,039,744	3,001,747

		27,950,777

	Principal
	Amount	Value

Commercial Services & Supplies—7.5%
Allied Security Holdings LLC, Sr. Sec. Credit Facilities Term Loan, Tranche B, 7.644%, 1/29/15[1]	$4,242,798	$4,264,012
Asurion Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 3.257%-3.398%, 7/3/14[1]	5,422,613	5,192,152
Booz Allen & Hamilton, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche C, 6%, 7/31/15[1]	3,176,000	3,188,405
Booz Allen & Hamilton, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 7.50%, 7/2/15[1]	1,960,000	1,973,301
Bright Horizons LP, Sr. Sec. Credit Facilities Term Loan, Tranche B, 7.397%, 5/21/15[1]	3,541,541	3,556,402
Ceridian Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, 3.256%, 11/9/14[1]	4,956,396	4,465,094
Evertec, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5.25%, 7/1/16[1]	3,840,000	3,764,801
Fidelity National Information Services, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5.25%, 7/18/16[1]	9,565,000	9,325,875
First Data Corp., Sr. Sec. Credit Facilities Term Loan:
Tranche B-1, 3.006%-7.96%, 9/24/14[1]	11,901,386	10,505,949
Tranche B-2, 3.006%, 9/24/14[1]	9,488,437	8,372,360
Tranche B-3, 3.006%, 9/24/14[1]	2,859,727	2,523,346
Infogroup, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.25%, 5/18/16[1]	3,591,000	3,603,120
Interactive Data Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.75%, 11/3/16[1]	9,576,000	9,712,621
Language Line Holdings LLC, Sr. Sec. Credit Facilities Term Loan, 5.50%, 10/29/15[1]	6,550,500	6,448,148
NES Rentals Holdings, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 10%, 6/22/13[1]	555,000	474,525
New Customer Service, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 6%, 3/5/16[1]	9,571,428	9,539,528
Rental Service Corp., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 3.50%-4.04%, 11/15/12[1]	11,063,496	10,759,250
Sedgwick CMS Holdings, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5.50%, 6/30/16[1]	4,825,750	4,831,782
TransUnion LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.75%, 6/15/17[1]	6,942,600	7,040,234
Travelport LLC, Sr. Sec. Credit Facilities Term Loan, Delayed Draw, Tranche T1, 2.76%, 8/23/13[1]	3,434,969	3,314,120
U.S. Investigations Services, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.292%, 2/21/15[1]	12,309,418	11,324,664
West Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B4, 4.131%-4.132%, 7/15/16[1]	7,393,986	7,306,183
Workflow Management, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 7.90%, 10/17/10[1,4]	8,727,169	6,981,735

		138,467,607

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Construction & Engineering—0.3%
Custom Building Products, Sr. Sec. Credit Facilities Term Loan, 5.75%, 3/19/15[1]	$4,922,034	$4,922,034
Electrical Equipment—1.1%
Freescale Semiconductor Holdings, Inc., Extended Sr. Sec. Credit Facilities 1st Lien Term Loan, 4.509%, 12/1/16[1]	21,823,051	20,004,470
Industrial Conglomerates—0.5%
Hillman Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5.50%, 4/26/16[1]	5,456,325	5,473,376
Precision Partners, Inc., Sr. Sec. Credit Facilities Term Loan, 8.63%, 10/1/13[1]	5,855,286	4,625,676

		10,099,052

Machinery—3.6%
BOC Edwards, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.256%, 5/31/14[1]	4,267,769	3,894,339
Bucyrus International, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche C, 3%-4.50%, 12/21/16[1]	13,767,341	13,879,199
Manitowoc Co., Inc. (The), Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.50%-8%, 8/21/14[1]	11,074,789	11,116,286
Nacco Materials, Sr. Sec. Credit Facilities 1st Lien Term Loan, Delayed Draw, 2.006%-2.373%, 3/21/13[1]	8,993,922	8,296,893
Pinafore LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.50%, 9/7/16[1]	9,250,000	9,345,358
Veyance Technologies, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.76%, 7/2/14[1]	19,857,524	17,226,402
Veyance Technologies, Inc., Sr. Sec. Credit Facilities Term Loan, Delayed Draw, 2.76%, 7/2/14[1]	2,490,908	2,160,862

		65,919,339

Road & Rail—2.3%
Swift Transportation Co., Sr. Sec. Credit Facilities 1st Lien Term Loan, 8.25%, 5/10/14[1]	19,723,341	19,310,255
U.S. Xpress Enterprises, Inc., Sr. Sec. Credit Facilities Term Loan, 6.50%, 10/12/14[1]	24,838,920	22,603,418

		41,913,673

Trading Companies & Distributors—0.5%
CIT Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Delayed Draw, Tranche 3, 4.50%-6.25%, 7/27/15[1]	9,604,708	9,699,259
Information Technology—5.6%
Internet Software & Services—0.7%
Avaya, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B1, 3.058%, 10/26/14[1]	2,460,000	2,185,865
Savvis Communications Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.75%, 7/9/16[1]	10,200,000	10,223,379

		12,409,244

	Principal
	Amount	Value

IT Services—3.5%
Apptis, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.51%-3.54%, 12/20/12[1]	$8,815,440	$8,705,248
Caritor, Inc., Sr. Sec. Credit Facilities Letter of Credit Term Loan, 2.665%, 5/17/13[1]	212,767	193,352
Caritor, Inc., Sr. Sec. Credit Facilities Term Loan, 2.55%, 5/17/13[1]	11,209,144	10,186,309
Datatel, Inc., Sr. Sec Credit Facilities 1st Lien Term Loan, 6.50%, 12/9/15[1]	2,020,714	2,030,818
Datatel, Inc., Sr. Sec Credit Facilities 2nd Lien Term Loan, 10.25%, 12/15/16[1]	4,465,000	4,576,625
Dupont Fabros Technology LP, Sr. Sec. Credit Facilities 1st Lien Term Loan, 5.75%, 12/2/14[1]	15,500,000	15,383,750
Telcordia Technologies, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 6.75%, 4/9/16[1]	8,468,800	8,511,144
Vertafore, Inc., Sr. Sec Credit Facilities 1st Lien Term Loan, 6.75%, 7/31/16[1]	14,962,500	14,998,036

		64,585,282

Office Electronics—0.6%
CDW Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.257%, 10/10/14[1]	11,708,294	10,805,478
Software—0.8%
Allen Systems Group, Inc., Sr. Sec. Credit Facilities Term Loan, 8.384%, 10/19/13[1]	3,080,000	3,096,845
Verint Systems, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 5.25%, 5/9/14[1]	12,303,487	12,088,176

		15,185,021

Materials—10.0%
Chemicals—5.4%
Chemtura Corp., Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, Tranche B, 5.50%, 8/11/16[1]	5,356,000	5,400,632
Chemtura Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Debtor in Possession, Tranche A, 6%, 3/22/11[1]	5,356,000	5,394,499
Hexion Specialty Chemicals, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan:
Tranche C1-B, 4.313%, 5/5/15[1]	5,918,438	5,671,343
Tranche C2-B, 4.063%, 5/5/15[1]	2,635,920	2,525,871
Hexion Specialty Chemicals, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche C4-B, 4.188%, 5/5/15[1]	4,843,577	4,619,319
Ineos US Finance LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan:
Tranche B2, 7.501%, 12/16/13[1]	6,876,191	6,897,679
Tranche C2, 8%, 12/16/14[1]	7,018,397	7,040,329
K2 Pure Solutions NoCal LP, Sr. Sec. Credit Facilities 1st Lien Term Loan, 10%, 7/20/15[1]	3,800,000	3,667,000
Lyondell Chemical Co., Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, 5.50%, 3/14/16[1]	3,491,250	3,525,192

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Chemicals Continued
Momentive Performance Materials, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 2.563%, 12/4/13[1]	$10,754,489	$10,301,908
Nalco Co., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B1, 3%, 9/21/17[1]	3,005,000	3,020,025
Nalco Co., Sr. Sec. Credit Facilities Term Loan, 6.411%, 5/5/16[1]	1,980,000	1,980,206
PQ Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, 3.51%-3.73%, 7/30/14[1]	1,984,772	1,849,972
PQ Corp., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 6.76%, 7/30/15[1]	19,555,358	18,049,596
Solutia, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.75%, 3/2/17[1]	4,235,000	4,248,895
Styron Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 7.50%, 5/21/16[1]	5,678,125	5,766,846
Univar USA OPCO, Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.256%, 10/10/14[1]	9,550,000	9,479,569

		99,438,881

Construction Materials—0.1%
CB Richard Ellis Group, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B1A, 6%, 12/20/15[1]	2,571,518	2,579,153
Containers & Packaging—3.6%
Anchor Glass Container Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, 6%, 2/18/16[1]	10,272,693	10,279,113
Anchor Glass Container Corp., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 10%, 8/2/16[1]	12,000,000	11,880,000
BWAY Holding Co., Sr. Sec. Credit Facilities 1st Lien Term Loan:
Tranche B, 5.50%-5.918%, 3/28/17[1]	3,055,203	3,061,567
Tranche C, 5.50%, 3/28/17[1]	286,425	287,022
Consolidated Container Co., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 5.75%, 9/28/14[1]	19,000,000	17,123,750
Graham Packaging Co. LP, Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche D, 6%, 8/9/16[1]	5,000,000	5,045,315
Graham Packaging Co. LP, Sr. Sec. Credit Facilities Term Loan, Tranche C, 6.75%, 4/5/14[1]	6,598,541	6,656,278
Multi-Packaging Solutions, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 7%, 4/26/16[1]	3,989,500	3,989,500
Reynolds Packaging Group, Sr. Sec. Credit Facilities Term Loan, Tranche 1S, 6.25%, 5/5/16[1]	6,912,774	6,960,299

		65,282,844

Metals & Mining—0.3%
Aleris International, Inc., Sr. Sec. Credit Facilities Term Loan, 12/19/13[2,3]	837,221	10,800
Fairmount Minerals Ltd., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 6.25%, 7/11/16[1]	5,100,000	5,118,065

		5,128,865

	Principal
	Amount	Value

Paper & Forest Products—0.6%
Abitibi-Consolidated Co. of Canada/Abitibi-Consolidated, Inc., Sr. Sec. Credit Facilities Term Loan, Tranche B, 3/31/09[2]	$1,836,235	$1,827,053
Smurfit-Stone Container Enterprises, Sr. Sec. Credit Facilities 1st Lien Exit Term Loan, Tranche B, 6.75%, 1/2/16[1]	8,977,500	9,048,575

		10,875,628

Telecommunication Services—3.4%
Diversified Telecommunication Services—2.1%
IPC Systems, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B1, 2.506%-2.539%, 5/31/14[1]	22,694,246	20,254,615
Level 3 Communications, Inc., Sr. Sec. Credit Facilities Term Loan, 2.473%-2.739%, 3/16/14[1]	9,661,119	8,855,449
U.S. Telepacific Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 9.25%, 7/15/15[1]	9,950,000	10,024,625

		39,134,689

Wireless Telecommunication Services—1.3%
Cincinnati Bell, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 5%-7.151%, 5/12/17[1]	14,539,495	14,630,365
Intelsat Jackson Holdings Ltd., Sr. Sec. Credit Facilities Term Loan, 3.533%, 2/1/14[1]	9,631,580	9,069,741

		23,700,106

Utilities—6.4%
Electric Utilities—6.0%
BRSP LLC, Sr. Sec. Credit Facilities Term Loan, 7.50%, 6/24/14[1]	7,810,210	7,849,261
Bosque Power Co. LLC, Sr. Sec. Credit Facilities Term Loan, 1/16/15[2]	4,812,985	3,407,594
Calpine Corp., Sr. Sec. Credit Facilities 1st Lien Term Loan, 7%, 4/21/17[1]	17,955,000	18,283,235
Coleto Creek Power LP, Sr. Sec. Credit Facilities Letter of Credit Term Loan, 3.039%, 6/28/13[1]	2,365,066	2,170,539
Coleto Creek Power LP, Sr. Sec. Credit Facilities Term Loan, Tranche B, 3.006%-3.039%, 6/28/13[1]	17,716,709	16,259,510
Kelson Energy, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, 3.539%, 3/8/13[1]	10,822,860	10,732,673
La Paloma Generating Co. LLC, Sr. Sec. Credit Facilities 1st Lien Term Loan, 2.039%, 8/16/12[1]	7,704,421	6,873,792
La Paloma Generating Co. LLC, Sr. Sec. Credit Facilities 2nd Lien Term Loan, 3.789%, 8/16/13[1]	10,000,000	7,783,330
La Paloma Generating Co. LLC, Sr. Sec. Credit Facilities Letter of Credit Term Loan, 2.006%, 8/16/12[1]	1,396,547	1,245,983
La Paloma Generating Co. LLC, Sr. Sec. Credit Facilities Term Loan, Delayed Draw, 2.039%, 8/16/12[1]	613,203	547,092
MACH Gen LLC, Sr. Sec. Credit Facilities 2nd Lien Term Loan, 5.709%, 2/15/15[1,4]	16,149,895	11,452,972

STATEMENT OF INVESTMENTS Continued

	Principal
	Amount	Value

Electric Utilities Continued
RRI Energy, Inc., Sr. Sec. Credit Facilities 1st Lien Term Loan, Tranche B, 4.25%, 9/8/17[1]	$6,030,000	$6,023,874
Texas Competitive Electric Holdings Co. LLC, Sr. Sec. Credit Facilities Term Loan:
Tranche B1, 3.758%-3.789%, 10/10/14[1]	4,185,279	3,257,833
Tranche B3, 3.758%-3.789%, 10/10/14[1]	16,720,237	12,974,436
Texas Competitive Electric Holdings Co. LLC, Sr. Sec. Credit Facilities Term Loan, Delayed Draw, 3.758%-3.789%, 10/10/14[1]	1,732,500	1,339,921

		110,202,045

Water Utilities—0.4%
Entegra TC LLC, Sr. Sec. Credit Facilities 2nd Lien Term Loan, Tranche B, 2.789%, 4/19/14[1]	7,127,314	6,754,406

Total Corporate Loans (Cost $1,872,315,466)		1,894,236,928

Loan Participations—0.1%
Nuveen Investments, Inc., Sr. Sec. Credit Facilities 2nd Lien Term Loan, 12.50%, 7/20/15 (Cost $1,488,252)	1,630,000	1,767,531
Corporate Bonds and Notes—2.4%
Aleris International, Inc., 6% Bonds, 7/1/20	43,747	43,747
Berry Plastics Corp., 5.276% Sr. Sec. Nts., 2/15/15[1]	3,530,000	3,344,675
Berry Plastics Holding Corp., 4.167% Sr. Sec. Nts., 9/15/14[1]	4,285,000	3,674,388
Lyondell Chemical Co., 11% Sr. Sec. Nts., 5/1/18	6,485,120	7,206,590
NXP BV/NXP Funding LLC, 3.276% Sr. Sec. Nts., 10/15/13[1]	22,970,000	21,792,788
Verso Paper Holdings LLC, 4.216% Sr. Sec. Nts., Series B, 8/1/14[1]	8,177,500	7,318,863
Wellman, Inc., 5% Cv. Nts., 1/30/19[2,4]	1,050,081	613,572

Total Corporate Bonds and Notes (Cost $46,726,012)		43,994,623

	Shares

Preferred Stocks—0.0%
Alpha Media Group, Inc., Preferred[3] (Cost $—)	105	—
Common Stocks—0.4%
Aleris International, Inc.[3]	50,627	1,961,796
Alpha Media Group, Inc. [3]	784	—
Champion Opco LLC[3]	237,986	157,071
Levlad LLC[3]	7,730	77,298
Star Tribune Holdings Corp.[3]	13,000	234,000
Turtle Bay Holding Co. LLC[3]	293,838	253,435
Wellman, Inc.[3]	973	—
Young Broadcasting, Inc. [3]	1,986	3,996,818

Total Common Stocks (Cost $7,034,997)		6,680,418

	Units	Value

Rights, Warrants and Certificates—0.7%
Champion Opco LLC Wts., Strike Price $0.000001, Exp. 1/27/20[3]	86,682	$—
ION Media Networks, Inc. Wts., Strike Price $0.01, Exp. 12/18/16[3]	6,081	2,128,350
Young Broadcasting, Inc. Wts., Strike Price $0.01, Exp. 12/24/24[3]	5,382	10,831,275

Total Rights, Warrants and Certificates (Cost $12,473,813)		12,959,625

	Shares

Investment Company—3.5%
Oppenheimer Institutional Money Market Fund, Cl. E, 0.24%[5,6] (Cost $65,241,563)	65,241,563	65,241,563

Total Investments, at Value (Cost $2,005,280,103)	110.2%	2,024,880,688
Liabilities in Excess of Other Assets	(10.2)	(186,793,893)

Net Assets	100.0%	$1,838,086,795

Footnotes to Statement of Investments

1.	Represents the current interest rate for a variable or increasing rate security.

2.	Issue is in default. See Note 1 of the accompanying Notes.

3.	Non-income producing security.

4.	Interest or dividend is paid-in-kind, when applicable.

5.	Rate shown is the 7-day yield as of September 30, 2010.

6.	Is or was an affiliate, as defined in the Investment Company Act of 1940, at or during the period ended September 30, 2010, by virtue of the Fund owning at least 5% of the voting securities of the issuer or as a result of the Fund and the issuer having the same investment adviser. Transactions during the period in which the issuer was an affiliate are as follows:

	Shares	Gross	Gross	Shares
	September 30, 2009	Additions	Reductions	September 30, 2010

Oppenheimer Institutional Money Market Fund, Cl. E	111,141,563	1,344,800,000	1,390,700,000	65,241,563

	Value	Income
| |
Oppenheimer Institutional Money Market Fund, Cl. E	$65,241,563	$181,856
Valuation Inputs
Various data inputs are used in determining the value of each of the Fund’s investments as of the reporting period end. These data inputs are categorized in the following hierarchy under applicable financial accounting standards:
1)	Level 1—unadjusted quoted prices in active markets for identical assets or liabilities (including securities actively traded on a securities exchange)

2)	Level 2—inputs other than unadjusted quoted prices that are observable for the asset (such as unadjusted quoted prices for similar assets and market corroborated inputs such as interest rates, prepayment speeds, credit risks, etc.)

3)	Level 3—significant unobservable inputs (including the Manager’s own judgments about assumptions that market participants would use in pricing the asset).

STATEMENT OF INVESTMENTS Continued
Footnotes to Statement of Investments Continued
The table below categorizes amounts that are included in the Fund’s Statement of Assets and Liabilities as of September 30, 2010 based on valuation input level:

		Level 2–	Level 3–
	Level 1–	Other Significant	Significant
	Unadjusted	Observable	Unobservable
	Quoted Prices	Inputs	Inputs	Value

Assets Table
Investments, at Value:
Corporate Loans	$—	$1,894,236,928	$—	$1,894,236,928
Loan Participations	—	1,767,531	—	1,767,531
Corporate Bonds and Notes	—	43,337,304	657,319	43,994,623
Preferred Stocks	—	—	—	—
Common Stocks	—	2,526,529	4,153,889	6,680,418
Rights, Warrants and Certificates	—	2,128,350	10,831,275	12,959,625
Investment Company	65,241,563	—	—	65,241,563

Total Assets	$65,241,563	$1,943,996,642	$15,642,483	$2,024,880,688

Currency contracts and forwards, if any, are reported at their unrealized appreciation/depreciation at measurement date, which represents the change in the contract’s value from trade date. Futures, if any, are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. All additional assets and liabilities included in the above table are reported at their market value at measurement date.
See the accompanying Notes for further discussion of the methods used in determining value of the Fund’s investments, and a summary of changes to the valuation methodologies, if any, during the reporting period.

STATEMENT OF ASSETS AND LIABILITIES September 30, 2010

Assets
Investments, at value—see accompanying statement of investments:
Unaffiliated companies (cost $1,940,038,540)	$1,959,639,125
Affiliated companies (cost $65,241,563)	65,241,563

2,024,880,688
Cash	18,458,762
Receivables and other assets:
Investments sold	21,384,083
Interest, dividends and principal paydowns	6,837,845
Shares of beneficial interest sold	7,303
Other	71,002

Total assets	2,071,639,683

Liabilities
Payables and other liabilities:
Investments purchased	231,727,262
Shares of beneficial interest redeemed	72,614
Shareholder communications	14,172
Directors’ compensation	4,841
Other	1,733,999

Total liabilities	233,552,888

Net Assets—applicable to 164,941,418 shares of beneficial interest outstanding	$1,838,086,795

Net Asset Value, Redemption Price Per Share and Offering Price Per Share	$11.14

STATEMENT OF OPERATIONS For the Year Ended September 30, 2010

Investment Income
Interest	$129,077,765
Dividends from affiliated companies	181,856
Other income	1,745,253

Total investment income	131,004,874

Expenses
Management fees	4,343,689
Legal, auditing and other professional fees	461,602
Custodian fees and expenses	334,442
Directors’ compensation	27,585
Shareholder communications	24,896
Other	25,733

Total expenses	5,217,947
Less waivers and reimbursements of expenses	(80,969)

Net expenses	5,136,978

Net Investment Income	125,867,896

Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments from unaffiliated companies	23,433,696
Swap contracts	(3,249,633)

Net realized gain	20,184,063
Net change in unrealized appreciation/depreciation on:
Investments	10,730,023
Swap contracts	1,468,895

Net change in unrealized appreciation/depreciation	12,198,918

Net Increase in Net Assets Resulting from Operations	$158,250,877

STATEMENTS OF CHANGES IN NET ASSETS

Year Ended September 30,	2010	2009

Operations
Net investment income	$125,867,896	$54,206,844
Net realized gain (loss)	20,184,063	(32,994,343)
Net change in unrealized appreciation/depreciation	12,198,918	65,913,192

Net increase in net assets resulting from operations	158,250,877	87,125,693

Beneficial Interest Transactions
Net increase (decrease) in net assets resulting from beneficial interest transactions:
Proceeds from contributions	961,610,844	482,876,501
Payments for withdrawals	(354,843,769)	(30,989,693)

	606,767,075	451,886,808

Net Assets
Total increase	765,017,952	539,012,501
Beginning of period	1,073,068,843	534,056,342

End of period	$1,838,086,795	$1,073,068,843

FINANCIAL HIGHLIGHTS

Year Ended September 30,	2010	2009	2008[1]

Per Share Operating Data
Net asset value, beginning of period	$9.96	$9.35	$10.00

Income (loss) from investment operations:
Net investment income[2]	.92	.76	.68
Net realized and unrealized gain (loss)	.26	(.15)	(1.33)

Total from investment operations	1.18	.61	(.65)

Net asset value, end of period	$11.14	$9.96	$9.35

Total Return, at Net Asset Value[3]	11.85%	6.52%	(6.50)%

Ratios/Supplemental Data
Net assets, end of period (in thousands)	$1,838,087	$1,073,069	$534,056
Average net assets (in thousands)	$1,449,988	$613,182	$523,536
Ratios to average net assets:[4]
Net investment income	8.68%	8.84%	7.56%
Total expenses[5]	0.36%	0.36%	0.39%
Expenses after payments, waivers and/or reimbursements and reduction to custodian expenses	0.35%	0.35%	0.37%

Portfolio turnover rate	72%	56%	53%

1.	For the period from October 31, 2007 (commencement of operations) to September 30, 2008.

2.	Per share amounts calculated based on the average shares outstanding during the period.

3.	Assumes an initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods less than one full year. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

4.	Annualized for periods less than one full year.

5.	Total expenses including indirect expenses from affiliated fund were as follows:

Year Ended September 30, 2010	0.37%
Year Ended September 30, 2009	0.37%
Period Ended September 30, 2008	0.41%

NOTES TO FINANCIAL STATEMENTS
1. Significant Accounting Policies
Oppenheimer Master Loan Fund, LLC (the “Fund”) is organized as a Delaware limited liability company and registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund’s investment objective is to seek as high a level of current income and preservation of capital as is consistent with investing primarily in loans and other debt securities. The Fund’s investment adviser is OppenheimerFunds, Inc. (the “Manager”). As of September 30, 2010, all of the shares of the Fund were owned by other funds advised or sub-advised by the Manager or an affiliate of the Manager.
     Shares of the Fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Investments in the Fund may only be made by “accredited investors” within the meaning of Regulation D under the Securities Act, including other investment companies. The Fund currently offers one class of shares.
     For federal income tax purposes, the Fund qualifies as a partnership, and each investor in the Fund is treated as the owner of its proportionate share of the net assets, income, expenses, and realized and unrealized gains and losses of the Fund. Accordingly, as a “pass-through” entity, the Fund pays no dividends or capital gain distributions.
     The following is a summary of significant accounting policies consistently followed by the Fund.
Securities Valuation. The Fund calculates the net asset value of its shares as of the close of the New York Stock Exchange (the “Exchange”), normally 4:00 P.M. Eastern time, on each day the Exchange is open for trading.
     Each investment asset or liability of the Fund is assigned a level at measurement date based on the significance and source of the inputs to its valuation. Unadjusted quoted prices in active markets for identical securities are classified as “Level 1,” inputs other than unadjusted quoted prices for an asset that are observable are classified as “Level 2” and significant unobservable inputs, including the Manager’s judgment about the assumptions that a market participant would use in pricing an asset or liability, are classified as “Level 3.” The inputs used for valuing securities are not necessarily an indication of the risks associated with investing in those securities. A table summarizing the Fund’s investments under these levels of classification is included following the Statement of Investments.
     Securities are valued using unadjusted quoted market prices, when available, as supplied primarily by portfolio pricing services approved by the Board of Directors or dealers.
     Securities traded on a registered U.S. securities exchange are valued based on the last sale price of the security reported on the principal exchange on which it is traded, prior to the time when the Fund’s assets are valued. Securities whose principal exchange is NASDAQ® are valued based on the official closing prices reported by NASDAQ prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the current day’s closing “bid” and “asked” prices, and if not, at the current day’s closing bid price. A foreign security traded on a foreign exchange is valued based on the last sale price on the principal

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
exchange on which the security is traded, as identified by the portfolio pricing service used by the Manager, prior to the time when the Fund’s assets are valued. In the absence of a sale, the security is valued at the most recent official closing price on the principal exchange on which it is traded.
     Shares of a registered investment company that are not traded on an exchange are valued at that investment company’s net asset value per share.
     U.S. domestic and international debt instruments (including corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and “money market-type” debt instruments with a remaining maturity in excess of sixty days are valued at the mean between the “bid” and “asked” prices utilizing price quotations obtained from independent pricing services or broker-dealers. Such prices are typically determined based upon information obtained from market participants including reported trade data, broker-dealer price quotations and inputs such as benchmark yields and issuer spreads from identical or similar securities.
     Loans are valued at the mean between the “bid” and “asked” price, as typically obtained from independent pricing services. These prices are determined based upon information obtained from market participants including the average of broker-dealer price quotations. Loans may also be valued based upon price quotations obtained directly from a broker-dealer. Price quotations provided by broker-dealers may be based on reported trade data, to the extent the loan has recently traded.
     “Money market-type” debt instruments with remaining maturities of sixty days or less are valued at cost adjusted by the amortization of discount or premium to maturity (amortized cost), which approximates market value.
     In the absence of a readily available unadjusted quoted market price, including for securities whose values have been materially affected by what the Manager identifies as a significant event occurring before the Fund’s assets are valued but after the close of the securities’ respective exchanges, the Manager, acting through its internal valuation committee, in good faith determines the fair valuation of that asset using consistently applied procedures under the supervision of the Board of Directors (which reviews those fair valuations by the Manager). Those procedures include certain standardized methodologies to fair value securities. Such methodologies include, but are not limited to, pricing securities initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be adjusted for any discounts related to resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities.
     There have been no significant changes to the fair valuation methodologies of the Fund during the period.

Loans. Under normal market conditions, the Fund will invest at least 80% of its net assets in loans made to U.S. and foreign borrowers that are corporations, partnerships or other business entities. The Fund will do so directly as an original lender or by assignment or indirectly through participation agreements or certain derivative instruments. While many of these loans will be collateralized, the Fund can also invest in uncollateralized loans. Loans are often issued in connection with recapitalizations, acquisitions, leveraged buy-outs, and refinancing of borrowers. The loans often pay interest at rates that float above (or are adjusted periodically based on) a benchmark that reflects current interest rates although the Fund can also invest in loans with fixed interest rates.
     As of September 30, 2010, securities with an aggregate market value of $1,896,004,459, representing 103.15% of the Fund’s net assets were comprised of loans.
Credit Risk. Loans and debt securities are subject to credit risk. Credit risk relates to the ability of the borrower under a loan or issuer of a debt security to meet interest or principal payments or both as they become due. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers or underlying obligors subsequently default. Information concerning securities in default as of September 30, 2010 is as follows:

Cost	$33,729,875
Market Value	$18,937,452
Market Value as a % of Net Assets	1.03%
Investment in Oppenheimer Institutional Money Market Fund. The Fund is permitted to invest daily available cash balances in an affiliated money market fund. The Fund may invest the available cash in Class E shares of Oppenheimer Institutional Money Market Fund (“IMMF”) to seek current income while preserving liquidity. IMMF is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act of 1940, as amended. The Manager is also the investment adviser of IMMF. When applicable, the Fund’s investment in IMMF is included in the Statement of Investments. Shares of IMMF are valued at their net asset value per share. As a shareholder, the Fund is subject to its proportional share of IMMF’s Class E expenses, including its management fee. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investment in IMMF.
Federal Taxes. The Fund, as an entity, will not be subject to U.S. federal income tax. The Fund will be treated for U.S. federal income tax purposes as a partnership, and not as an association taxable as a corporation. Therefore, a tax provision is not required. Each shareholder is required for U.S. federal income tax purposes to take into account, in its taxable year with which (or within which a taxable year of the Fund ends), its distributive share of all items of Fund income, gains, losses, and deductions for such taxable year of the Fund. A shareholder must take such items into account even if the Fund does not distribute cash or other property to such shareholder during its taxable year.

NOTES TO FINANCIAL STATEMENTS Continued
1. Significant Accounting Policies Continued
Although the Fund is treated as a partnership for Federal tax purposes, it is intended that the Fund’s assets, income and distributions will be managed in such a way that investment in the Fund would not cause an investor that is a regulated investment company under Subchapter M of the Code (“RIC”) to fail that qualification.
Directors’ Compensation. The Board of Directors has adopted a compensation deferral plan for independent directors that enables directors to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. For purposes of determining the amount owed to the Director under the plan, deferred amounts are treated as though equal dollar amounts had been invested in shares of the Fund or in other Oppenheimer funds selected by the Director. The Fund purchases shares of the funds selected for deferral by the Director in amounts equal to his or her deemed investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets are included as a component of “Other” within the asset section of the Statement of Assets and Liabilities. Deferral of directors’ fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund’s assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the compensation deferral plan.
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income is recognized on an accrual basis. Discount and premium, which are included in interest income on the Statement of Operations, are amortized or accreted daily.
Security Transactions. Security transactions are recorded on the trade date. Realized gains and losses on securities sold are determined on the basis of identified cost.
Indemnifications. The Fund’s organizational documents provide current and former directors and officers with a limited indemnification against liabilities arising in connection with the performance of their duties to the Fund. In the normal course of business, the Fund may also enter into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown as this would be dependent on future claims that may be made against the Fund. The risk of material loss from such claims is considered remote.
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Shares of Beneficial Interest
The Fund has authorized an unlimited number of $0.001 par value shares of beneficial interest. Transactions in shares of beneficial interest were as follows:

	Year Ended September 30, 2010		Year Ended September 30, 2009
	Shares	Amount	Shares	Amount

Contributions	90,265,894	$961,610,844	54,257,583	$482,876,501
Withdrawls	(33,024,937)	(354,843,769)	(3,693,943)	(30,989,693)

Net increase	57,240,957	$606,767,075	50,563,640	$451,886,808

3. Purchases and Sales of Securities
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations and investments in IMMF, for the year ended September 30, 2010, were as follows:

	Purchases	Sales

Investment securities	$1,937,035,346	$1,040,552,271
4. Fees and Other Transactions with Affiliates
Management Fees. Under the investment advisory agreement, the Fund pays the Manager a management fee based on the daily net assets of the Fund at an annual rate of 0.30%.
Transfer Agent Fees. OppenheimerFunds Services (“OFS”), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. For the year ended September 30, 2010, the Fund paid no fees to OFS for services to the Fund.
Waivers and Reimbursements of Expenses. The Manager will waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund’s investments in IMMF. During the year ended September 30, 2010, the Manager waived fees and/or reimbursed the Fund $80,969 for management fees.
     Some of these undertakings may be modified or terminated at any time; some may not be modified or terminated until after one year from the date of the current prospectus, as indicated therein.
5. Risk Exposures and the Use of Derivative Instruments
The Fund’s investment objectives not only permit the Fund to purchase investment securities, they also allow the Fund to enter into various types of derivatives contracts, including, but not limited to, futures contracts, forward foreign currency exchange contracts, credit default swaps, interest rate swaps, total return swaps, and purchased and written options. In doing so, the Fund will employ strategies in differing combinations to permit it to increase, decrease, or change the level or types of exposure to market risk factors. Central to those strategies are features inherent to derivatives that make them more attractive for this purpose than equity and debt securities: they require little or no initial cash investment, they can focus exposure on only certain selected risk factors, and

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
they may not require the ultimate receipt or delivery of the underlying security (or securities) to the contract. This may allow the Fund to pursue its objectives more quickly and efficiently than if it were to make direct purchases or sales of securities capable of effecting a similar response to market factors.
Market Risk Factors. In accordance with its investment objectives, the Fund may use derivatives to increase or decrease its exposure to one or more of the following market risk factors:
Commodity Risk. Commodity risk relates to the change in value of commodities or commodity indexes as they relate to increases or decreases in the commodities market. Commodities are physical assets that have tangible properties. Examples of these types of assets are crude oil, heating oil, metals, livestock, and agricultural products.
Credit Risk. Credit risk relates to the ability of the issuer to meet interest and principal payments, or both, as they come due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.
Equity Risk. Equity risk relates to the change in value of equity securities as they relate to increases or decreases in the general market.
Foreign Exchange Rate Risk. Foreign exchange rate risk relates to the change in the U.S. dollar value of a security held that is denominated in a foreign currency. The U.S. dollar value of a foreign currency denominated security will decrease as the dollar appreciates against the currency, while the U.S. dollar value will increase as the dollar depreciates against the currency.
Interest Rate Risk. Interest rate risk refers to the fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
Volatility Risk. Volatility risk refers to the magnitude of the movement, but not the direction of the movement, in a financial instrument’s price over a defined time period. Large increases or decreases in a financial instrument’s price over a relative time period typically indicate greater volatility risk, while small increases or decreases in its price typically indicate lower volatility risk.
The Fund’s actual exposures to these market risk factors during the period are discussed in further detail, by derivative type, below.
Risks of Investing in Derivatives. The Fund’s use of derivatives can result in losses due to unanticipated changes in the market risk factors and the overall market. In instances where the Fund is using derivatives to decrease, or hedge, exposures to market risk factors for securities held by the Fund, there are also risks that those derivatives may not perform as expected resulting in losses for the combined or hedged positions.

     Derivatives may have little or no initial cash investment relative to their market value exposure and therefore can produce significant gains or losses in excess of their cost. This use of embedded leverage allows the Fund to increase its market value exposure relative to its net assets and can substantially increase the volatility of the Fund’s performance.
     Additional associated risks from investing in derivatives also exist and potentially could have significant effects on the valuation of the derivative and the Fund. Typically, the associated risks are not the risks that the Fund is attempting to increase or decrease exposure to, per its investment objectives, but are the additional risks from investing in derivatives. Examples of these associated risks are liquidity risk, which is the risk that the Fund will not be able to sell the derivative in the open market in a timely manner, and counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. Associated risks can be different for each type of derivative and are discussed by each derivative type in the notes that follow.
Counterparty Credit Risk. Certain derivative positions are subject to counterparty credit risk, which is the risk that the counterparty will not fulfill its obligation to the Fund. The Fund’s derivative counterparties are financial institutions who are subject to market conditions that may weaken their financial position. The Fund intends to enter into financial transactions with counterparties that the Manager believes to be credit-worthy at the time of the transaction.
Credit Related Contingent Features. The Fund’s agreements with derivative counter-parties have several credit related contingent features that if triggered would allow its derivatives counterparties to close out and demand payment or additional collateral to cover their exposure from the Fund. Credit related contingent features are established between the Fund and its derivatives counterparties to reduce the risk that the Fund will not fulfill its payment obligations to its counterparties. These triggering features include, but are not limited to, a percentage decrease in the Fund’s net assets and or a percentage decrease in the Fund’s Net Asset Value or NAV. The contingent features are established within the Fund’s ISDA master agreements which govern certain positions in swaps, over-the-counter options and swaptions, and forward currency exchange contracts for each individual counterparty.
The effect of derivative instruments on the Statement of Operations is as follows:

Amount of Realized Gain or (Loss) Recognized on Derivatives
Derivatives Not Accounted for as Hedging Instruments	Swap contracts

Credit contracts	$(3,249,633)

Amount of Change in Unrealized Gain or (Loss) Recognized on Derivatives
Derivatives Not Accounted for as Hedging Instruments	Swap contracts

Credit contracts	$1,468,895

Swap Contracts
The Fund may enter into swap contract agreements with a counterparty to exchange a series of cash flows based on either specified reference rates, or the occurrence of a

NOTES TO FINANCIAL STATEMENTS Continued
5. Risk Exposures and the Use of Derivative Instruments Continued
credit event, over a specified period. Such contracts may include interest rate, equity, debt, index, total return, credit and currency swaps.
     Swaps are marked to market daily using primarily quotations from pricing services, counterparties and brokers. Swap contracts are reported on a schedule following the Statement of Investments. The values of swap contracts are aggregated by positive and negative values and disclosed separately on the Statement of Assets and Liabilities by contracts in unrealized appreciation and depreciation positions. Upfront payments paid or received, if any, affect the value of the respective swap. Therefore, to determine the unrealized appreciation (depreciation) on swaps, upfront payments paid should be subtracted from, while upfront payments received should be added to, the value of contracts reported as an asset on the Statement of Assets and Liabilities. Conversely, upfront payments paid should be added to, while upfront payments received should be subtracted from the value of contracts reported as a liability. The unrealized appreciation (depreciation) related to the change in the valuation of the notional amount of the swap is combined with the accrued interest due to (owed by) the Fund at termination or settlement. The net change in this amount during the period is included on the Statement of Operations. The Fund also records any periodic payments received from (paid to) the counterparty, including at termination, under such contracts as realized gain (loss) on the Statement of Operations.
     Swap contract agreements are exposed to the market risk factor of the specific underlying reference asset. Swap contracts are typically more attractively priced compared to similar investments in related cash securities because they isolate the risk to one market risk factor and eliminate the other market risk factors. Investments in cash securities (for instance bonds) have exposure to multiple risk factors (credit and interest rate risk). Because swaps require little or no initial cash investment, they can expose the Fund to substantial risk in the isolated market risk factor.
Credit Default Swap Contracts. A credit default swap is a bilateral contract that enables an investor to buy or sell protection on a debt security against a defined-issuer credit event, such as the issuer’s failure to make timely payments of interest or principal on the debt security, bankruptcy or restructuring. The Fund may enter into credit default swaps either by buying or selling protection on a single security or a basket of securities (the “reference asset”).
The buyer of protection pays a periodic fee to the seller of protection based on the notional amount of debt securities underlying the swap contract. The seller of protection agrees to compensate the buyer of protection for future potential losses as a result of a credit event on the reference asset. The contract effectively transfers the credit event risk of the reference asset from the buyer of protection to the seller of protection.
The ongoing value of the contract will fluctuate throughout the term of the contract based primarily on the credit risk of the reference asset. If the credit quality of the reference asset improves relative to the credit quality at contract initiation, the buyer of protection may have an unrealized loss greater than the anticipated periodic fee owed. This unrealized loss would be the result of current credit protection being cheaper than the cost of credit protection at contract initiation. If the buyer elects to terminate the contract prior to its maturity, and there has been no credit event, this unrealized loss will become realized. If the contract is held to maturity, and there has been no credit event, the realized loss will be equal to the periodic fee paid over the life of the contract.
If there is a credit event, the buyer of protection can exercise its rights under the contract and receive a payment from the seller of protection equal to the notional amount of the reference asset less the market value of the reference asset. Upon exercise of the contract the difference between the value of the underlying reference asset and the notional amount is recorded as realized gain (loss) and is included on the Statement of Operations.
The Fund purchased credit protection through credit default swaps to decrease exposure to the credit risk of individual securities and, or, indexes.
Additional associated risks to the Fund include counterparty credit risk and liquidity risk.
During the period the Fund had an average outstanding notional amount of $5,958,333 for credit default swaps to purchase credit protection.
As of September 30, 2010, the Fund had no such credit default swaps outstanding.
6. Pending Litigation
Since 2009, a number of lawsuits have been filed in federal courts against the Manager, the Distributor, and certain mutual funds (“Defendant Funds”) advised by the Manager and distributed by the Distributor (but not including the Fund). The lawsuits naming the Defendant Funds also name as defendants certain officers, trustees and former trustees of the respective Defendant Funds. The plaintiffs seek class action status on behalf of purchasers of shares of the respective Defendant Fund during a particular time period. The lawsuits raise claims under federal securities laws alleging that, among other things, the disclosure documents of the respective Defendant Fund contained misrepresentations and omissions, that such Defendant Fund’s investment policies were not followed, and that such Defendant Fund and the other defendants violated federal securities laws and regulations. The plaintiffs seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses.
     In 2009, what are claimed to be derivative lawsuits were filed in state court against the Manager and a subsidiary (but not against the Fund), on behalf of the New Mexico Education Plan Trust. These lawsuits allege breach of contract, breach of fiduciary duty, negligence and violation of state securities laws, and seek compensatory damages, equitable relief and an award of attorneys’ fees and litigation expenses.

NOTES TO FINANCIAL STATEMENTS Continued
6. Pending Litigation Continued
Other lawsuits have been filed since 2008 in various state and federal courts, against the Manager and certain of its affiliates. Those lawsuits were filed by investors who made investments through an affiliate of the Manager, and relate to the alleged investment fraud perpetrated by Bernard Madoff and his firm (“Madoff “). Those suits allege a variety of claims, including breach of fiduciary duty, fraud, negligent misrepresentation, unjust enrichment, and violation of federal and state securities laws and regulations, among others. They seek unspecified damages, equitable relief and an award of attorneys’ fees and litigation expenses. None of the suits have named the Distributor, any of the Oppenheimer mutual funds or any of their independent Trustees or Directors as defendants. None of the Oppenheimer funds invested in any funds or accounts managed by Madoff.
     The Manager believes that the lawsuits described above are without legal merit and is defending against them vigorously. The Defendant Funds’ Boards of Trustees have also engaged counsel to defend the suits brought against those Funds and the present and former Independent Trustees named in those suits. While it is premature to render any opinion as to the outcome in these lawsuits, or whether any costs that the Defendant Funds may bear in defending the suits might not be reimbursed by insurance, the Manager believes that these suits should not impair the ability of the Manager or the Distributor to perform their respective duties to the Fund, and that the outcome of all of the suits together should not have any material effect on the operations of any of the Oppenheimer funds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appendix A

RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody’s Investors Service, Inc. (“Moody’s”)

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated “Aaa” are judged to be the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of “Aaa” securities.

A: Bonds rated “A” possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated “Baa” are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated “Ba” are judged to have speculative elements. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds rated “B” generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated “Caa” are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds rated “C” are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (…): Bonds for which the security depends on the completion of some act or the fulfillment of some condition are rated conditionally. These bonds are secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals that begin when facilities are completed, or (d) payments to which some other limiting condition attaches. The parenthetical rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.

Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from “Aa” through “Caa.” The modifier “1” indicates that the obligation ranks in the higher end of its generic rating category; the modifier “2” indicates a mid-range ranking; and the modifier “3” indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings – Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”)

Long-Term Credit Ratings

AAA: Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated “AA” differ from the highest rated bonds only in small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated “A” are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated “BBB” exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated “BB” are less vulnerable to nonpayment than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated “B” are more vulnerable to nonpayment than bonds rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated “CCC” are currently vulnerable to nonpayment, and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: Bonds rated “CC” are currently highly vulnerable to nonpayment.

C: Subordinated debt or preferred stock obligations rated “C” are currently highly vulnerable to nonpayment. The “C” rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A “C” also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: Bonds rated “D” are in payment default. The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The “r” symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: A short-term bond rated “A-1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term bond rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term bond rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term bond rated “B” is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C: A short-term bond rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term bond rated “D” is in payment default. The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

OPPENHEIMER MASTER LOAN FUND, LLC

FORM N-1A

PART C

OTHER INFORMATION

Item 28. - Exhibits

(a)(i)     Certificate of Formation dated August 28, 2007. Previously filed with Registrant’s Initial Registration Statement filed October 26, 2007, and incorporated herein by reference.

(a)(ii)      Limited Liability Company Agreement dated October 25, 2007. Previously filed with Registrant’s Initial Registration Statement filed October 26, 2007, and incorporated herein by reference.

(b)     By-Laws dated October 25, 2007. Previously filed with Registrant’s Initial Registration Statement filed October 26, 2007, and incorporated herein by reference.

(c)     Not applicable.

(d)     Investment Advisory Agreement dated October 25, 2007. Previously filed with Registrant’s Initial Registration Statement filed October 26, 2007, and incorporated herein by reference.

(e)     Not required to be filed.

(f)      Form of Oppenheimer Funds Compensation Deferral Plan, As Amended and Restated Effective January 1, 2008: Previously filed with Post-Effective Amendment No. 2 to the Registration Statement of Oppenheimer Portfolio Series Fixed Income Active Allocation Fund (Reg. No. 333-146105), (5/29/09), and incorporated herein by reference.

(g)     Custodial Agreement dated October 9, 2007 between Registrant and Deutsche Bank Trust Company Americas. Previously filed with Registrant’s Initial Registration Statement filed October 26, 2007, and is incorporated herein by reference.

(h)     Not applicable.

(i)     Not required to be filed.

(j)     Not required to be filed.

(k)     Not required to be filed.

(l)

Investment Letter dated as of October 17, 2007 from OppenheimerFunds, Inc. to Registrant. Previously filed with Registrant’s Initial Registration Statement filed October 26, 2007, and is incorporated herein by reference.

(m)     Not applicable.

(n)     Not applicable.

(o)   Powers of Attorney dated August 24, 2010 for all Trustees/Directors and Officers: Previously filed with Post-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Senior Floating Rate Fund (Reg. No. 333-166297), (11/12/10), and incorporated herein by reference.

(p) Amended and Restated Code of Ethics of the Oppenheimer Funds dated November 2007 under Rule 17j-1 of the Investment Company Act of 1940: Previously filed with Post Effective Amendment No. 65 to the Registration Statement of Oppenheimer Quest For Value Funds, (Reg No. 33-15489), (2/24/10), and incorporated herein by reference.

Item 29. - Persons Controlled by or Under Common Control with the Fund

None.

Item 30. - Indemnification

Reference is made to the provisions of Article Seventeen of Registrant's Limited Liability Company Agreement filed as Exhibit 23(a)(ii) to this Registration Statement, and incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a trustee, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 31. - Business and Other Connections of the Investment Adviser

(a)     OppenheimerFunds, Inc. is the investment adviser of the Registrant; it and certain subsidiaries and affiliates act in the same capacity to other investment companies, including without limitation those described in Parts A and B hereof and listed in Item 31(b) below.

(b)     There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of OppenheimerFunds, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.

Name and Current Position with OppenheimerFunds, Inc.	Other Business and Connections During the Past Two Years
Timothy L. Abbuhl, Vice President	Treasurer of Centennial Asset Management Corporation; Vice President and Assistant Treasurer of OppenheimerFunds Distributor, Inc.
Patrick Adams Vice President	None
Robert Agan, Senior Vice President

Senior Vice President of Shareholder Financial Services, Inc. and Shareholders Services, Inc.; Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and OFI Private Investments Inc.

Obianyo Akunwafor, Assistant Vice President	None.
Carl Algermissen, Vice President & Associate Counsel	Assistant Secretary of Centennial Asset Management Corporation.
Ramesh Allu, Vice President	Formerly VP of Business Solutions at Equant Solutions (July 2008 – July 2010).
Michael Amato, Vice President	None
Nicole Andersen, Assistant Vice President	None
Konstantin Andreev, Assistant Vice President	None
Raymond Anello, Vice President	Formerly Portfolio Manager of Dividend Strategy/Sector Analyst for Energy/Utilities at RS Investments (June 2007– April 2009).
Janette Aprilante, Vice President & Secretary

Secretary (since December 2001) of: Centennial Asset Management Corporation, OppenheimerFunds Distributor, Inc., HarbourView Asset Management Corporation (since June 2003), Oppenheimer Real Asset Management, Inc., Shareholder Financial Services, Inc., Shareholder Services, Inc., Trinity Investment Management Corporation (since January 2005), OppenheimerFunds Legacy Program, OFI Private Investments Inc. (since June 2003) and OFI Institutional Asset Management, Inc. (since June 2003). Assistant Secretary of OFI Trust Company (since December 2001).

Daryl Armstrong, Vice President	None
Hany S. Ayad, Vice President	None
Paul Aynsley, Vice President	None
James F. Bailey, Senior Vice President	Senior Vice President of Shareholder Services, Inc. (since March 2006).
Robert Baker, Vice President	None
John Michael Banta, Assistant Vice President	None
Michael Barnes, Assistant Vice President	None
Adam Bass, Assistant Vice President	None
Kevin Baum, Senior Vice President	None
Jeff Baumgartner, Vice President	Vice President of HarbourView Asset Management Corporation.
Kathleen Beichert, Senior Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Emanuele Bergagnini, Vice President	Assistant Vice President of OFI Institutional Asset Management, Inc.
Robert Bertucci, Assistant Vice President: Rochester Division	None
Rajeev Bhaman, Senior Vice President	Vice President of OFI Institutional Asset Management, Inc.
Adam Bierstedt, Assistant Vice President	Formerly a manager in the Business Controller Group at OppenheimerFunds, Inc. (February 2006 – January 2010).
Craig Billings, Vice President	None
Mark Binning, Assistant Vice President	None
Donal Bishnoi, Assistant Vice President	None
Beth Bleimehl, Assistant Vice President	None
Lisa I. Bloomberg, Senior Vice President & Deputy General Counsel	Assistant Secretary of Oppenheimer Real Asset Management, Inc.
Veronika Boesch, Vice President	None
Chad Boll, Vice President	None
Michelle Borre Massick, Vice President	None
Lori E. Bostrom, Senior Vice President & Deputy General Counsel	Assistant Secretary of OppenheimerFunds Legacy Program.
John Boydell, Vice President	None
Richard Britton, Vice President	None
Jack Brown, Vice President	None
Roger Buckley, Assistant Vice President	None
Joy Budzinski, Vice President	None
Carla Buffulin, Assistant Vice President	None
Stephanie Bullington, Vice President	None
Julie Burke, Vice President	None
Mark Burns, Vice President	None
JoAnne Butler, Assistant Vice President	None
Christine Calandrella, Assistant Vice President	None
Michael Camarella, Assistant Vice President	None
Debra Casey, Vice President	None
Herman Chan, Vice President	None
Ronald Chibnik, Vice President	None
Patrick Sheng Chu, Assistant Vice President	None
Jennifer Clark, Assistant Vice President	Assistant Vice President at Shareholder Financial Services, Inc., Shareholder Services, Inc., and OFI Private Investments Inc.
H.C. Digby Clements, Senior Vice President: Rochester Division	None
Thomas Closs, Assistant Vice President	None
David Cole, Assistant Vice President	None
Tamara Colorado, Vice President	None
Eric Compton, Vice President	None
Scott Cottier, Vice President: Rochester Division	None
William Couch, Assistant Vice President	None
Geoffrey Craddock Senior Vice President	Formerly Senior Vice President and Head of Market Risk Management for CIBC.
Terry Crady, Assistant Vice President	Formerly IT Development Manager at OppenheimerFunds, Inc.
Roger W. Crandall, Director	President, Director and Chief Executive Officer of Massachusetts Mutual Life Insurance Company.
Lisa Crotty, Assistant Vice President	None
Jerry Cubbin, Vice President	Formerly a Consultant at National Australia Bank, (May 2009 – October 2009), and a Consultant at Magnitude Capital, (November 2008 – May 2009).
George Curry, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Kevin Dachille, Vice President	None
Rushan Dagli, Vice President	Vice President of OFI Private Investments Inc., Shareholder Financial Services, Inc. and Shareholder Services, Inc.
John Damian, Senior Vice President	None
Robert Dawson, Assistant Vice President	None
John Delano, Vice President	None
Kendra Delisa, Assistant Vice President	None
Alessio de Longis, Vice President	Formerly Sr. Research Analyst (February 2008 – April 2009).
Brendan Deasy, Vice President	None
Damaris De Los Santos, Assistant Vice President	None
Richard Demarco, Assistant Vice President	None
Mark Demitry, Vice President	None
Robin Dey, Vice President	None
Craig P. Dinsell, Executive Vice President	None
Randall C. Dishmon, Vice President	None
Rebecca K. Dolan, Vice President	None
Steven D. Dombrower, Vice President	Senior Vice President of OFI Private Investments Inc.; Vice President of OppenheimerFunds Distributor, Inc.
Alicia Dopico, Vice President	None
Andrew Doyle, Senior Vice President	Formerly First Vice President, head of Global Wealth Management Rewards and Information Services at Bank of America (March 2006 – March 2009).
Thomas Doyle, Assistant Vice President	None
Robert Dunphy, Assistant Vice President	Formerly Intermediate Analyst at OppenheimerFunds, Inc (August 2004 – May 2009).
Brian Dvorak, Vice President	None
Taylor Edwards, Vice President & Associate Counsel	None
Peter Elder, Vice President	None
Peter Ellman, Assistant Vice President	None
Christopher Emanuel, Vice President	None
Daniel R. Engstrom, Vice President	None
James Robert Erven, Assistant Vice President	None
Dana Espinel, Assistant Vice President	Senior Meetings Events Manager at Wolters Kluwer (May 2007 – October 2010)
George R. Evans, Senior Vice President & Director of Equities	None
Kathy Faber, Assistant Vice President	None
David Falicia, Assistant Vice President	Assistant Secretary (as of July 2004) of HarbourView Asset Management Corporation.
Matthew Farkas, Vice President and Associate Counsel	None
Kristie Feinberg, Vice President and Assistant Treasurer

Assistant Treasurer of Oppenheimer Acquisition Corp., Centennial Asset Management Corp., OFI Institutional Asset Management Inc. and OFI Institutional Asset Management; Treasurer of OppenheimerFunds Legacy Program, Oppenheimer Real Asset Management, Inc.

Emmanuel Ferreira, Vice President	None
Steven Fling, Assistant Vice President	None
Colleen M. Franca, Vice President	None
Debbie Francis, Assistant Vice President	Previously employed at OppenheimerFunds, Inc (August 2007 – August 2009).
Dominic Freud, Vice President	None
Marcus Franz, Vice President	None
Arthur Gabinet, Executive Vice President and General Counsel

General Counsel of Centennial Asset Management Corporation; General Counsel of OppenheimerFunds Distributor, Inc.; Executive Vice President and General Counsel of Shareholder Services, Inc., Shareholder Financial Services, Inc., HarbourView Asset Management Corporation, OFI Private Investments Inc., OFI Institutional Asset Management, Inc., and Oppenheimer Real Asset Management, Inc; Vice President of Oppenheimer Acquisition Corp.

Hazem Gamal, Vice President	None
Charles Gapay, Assistant Vice President	None
Anthony W. Gennaro, Jr., Vice President

Formerly a sector manager for media, internet and telecom and a co-portfolio manager for mid-cap portfolios with the RS Core Equity Team of RS Investment Management Co. LLC (October 2006 – April 2009.)

Timothy Gerlach, Assistant Vice President	None
Charles Gilbert, Assistant Vice President	None
Alan C. Gilston, Vice President	None
Edward Gizzi, Vice President and Assistant Counsel	Associate at Willkie Farr & Gallagher, LLP (February 2006 – October 2010).
William F. Glavin, Jr., Chairman, Chief Executive Officer, President and Director	Formerly Executive Vice President and co-Chief Operating Officer of MassMutual Financial Group; President and Management Director of Oppenheimer Acquisition Corp.
Jill E. Glazerman, Senior Vice President	None
Kevin Glenn, Assistant Vice President	None
Manind Govil, Senior Vice President	Formerly portfolio manager with RS Investment Management Co. LLC (October 2006 – May 2009).
Raquel Granahan, Senior Vice President	Senior Vice President of OFI Private Investments Inc.; Vice President of OppenheimerFunds Distributor, Inc., and OppenheimerFunds Legacy Program.
Robert B. Grill, Senior Vice President	None
Samuel Groban, Assistant Vice President	None
Selin Gulcelik, Vice President	None
Marilyn Hall, Vice President	None
Cheryl Hampton, Vice President	Formerly Vice President and Director of Mutual Fund and Hedge Fund Operations at Calamos Advisors LLC (March 2007 – September 2009).
Kelly Haney, Assistant Vice President	None
Jason Harubin, Assistant Vice President	None
Steve Hauenstein, Assistant Vice President	None
Molly Hausmann, Assistant Vice President	None
Thomas B. Hayes, Vice President	None
Heidi Heikenfeld, Assistant Vice President	None
Lori Heinel Senior Vice President	Formerly a managing director and head of investment solutions at Citi Private Bank
Philipp Hensler, Executive Vice President	Formerly CEO, Chairman and Managing Director at DWS Investment Distributors, Inc.; Director, CEO and Chairman of OppenheimerFunds Distributor, Inc. (since March 2010).
Kenneth Herold, Assistant Vice President	None
Benjamin Hetrick, Assistant Vice President	None
Joseph Higgins, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Dorothy F. Hirshman, Vice President	None
Daniel Hoelscher, Assistant Vice President	None
Craig Holloway, Assistant Vice President	None
Lucienne Howell, Vice President	None
Brian Hourihan, Vice President & Deputy General Counsel

Assistant Secretary of OFI Trust Company, Oppenheimer Real Asset Management, Inc., HarbourView Asset Management Corporation, OFI Institutional Asset Management, Inc. (since April 2006) and Trinity Investment Management Corporation.

Edward Hrybenko, Senior Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Jason Hubersberger, Vice President	None
Douglas Huffman, Assistant Vice President	None
Margaret Hui, Vice President	None
Dana Hunter, Assistant Vice President	None
John Huttlin, Vice President

Senior Vice President (Director of the International Division) (since January 2004) of OFI Institutional Asset Management, Inc.; Director (since June 2003) of OppenheimerFunds International Distributor Limited.

James G. Hyland, Assistant Vice President	None
Kelly Bridget Ireland, Vice President	None
Kathleen T. Ives, Senior Vice President, Deputy General Counsel & Assistant Secretary

Vice President and Assistant Secretary of OppenheimerFunds Distributor, Inc. and Shareholder Services, Inc.; Assistant Secretary of Centennial Asset Management Corporation, OppenheimerFunds Legacy Program and Shareholder Financial Services, Inc.

Frank V. Jennings, Senior Vice President	None
Lisa Kadehjian, Assistant Vice President	None
Rezo Kanovich, Vice President	None
Amee Kantesaria, Vice President and Assistant Counsel	None
Cem Karacadag, Vice President	None
Thomas W. Keffer, Senior Vice President	Senior Vice President of OppenheimerFunds Distributor, Inc.
Sean Keller, Vice President	None
James Kennedy, Senior Vice President	None
John Kiernan, Vice President & Associate Counsel	None
Robert Kinsey, Vice President	None
Audrey Kiszla, Vice President	None
Daniel Kohn, Vice President	None
Samuel Koren, Vice President and Deputy General Counsel	None
Martin S. Korn, Senior Vice President	None
Michael Kotlarz, Vice President	None
Brian Kramer, Vice President	None
Magnus Krantz, Vice President	Formerly an Analyst at RS Investments (December 2005 – May 2009).
Alexander Kurinets, Assistant Vice President	None
Gloria LaFond, Assistant Vice President	None
Lisa Lamentino, Vice President	None
Eric Larson, Vice President	Formerly Senior Equity Trader at RS Investments (October 2006 – May 2009).
Gayle Leavitt, Assistant Vice President	None
John Lech, Assistant Vice President	None
Johnny C. Lee, Vice President & Assistant Counsel	Formerly Vice President at Morgan Stanley Investment Management, Inc. (August 2006 – February 2009).
Victor Lee, Vice President	None
Young-Sup Lee, Vice President	None.
Randy Legg, Vice President & Associate Counsel	None
Michael Leskinen, Vice President	Formerly Senior Sector Analyst (December 2007 – February 2009).
Michael S. Levine, Vice President	None
Brian Levitt, Vice President	None
Justin Leverenz, Senior Vice President	None
William M. Levey, Assistant Vice President & Assistant Counsel	Formerly an attorney at Seward & Kissel LLP (September 2005 – April 2009).
Gang Li, Vice President	None
Shanquan Li, Vice President	None
Julie A. Libby, Senior Vice President	Senior Vice President and Chief Operating Officer of OFI Private Investments Inc.
Mitchell J. Lindauer, Vice President & Assistant General Counsel	None
William Linden, Vice President	None
Justin Livengood, Vice President	None
Christina Loftus, Vice President	None
David P. Lolli, Assistant Vice President	None
Daniel G. Loughran, Senior Vice President: Rochester Division	None
Misha Lozovik, Vice President	None
Dongyan Ma, Assistant Vice President	None
Jerry Mandzij, Vice President	None
Dana Mangnuson, Assistant Vice President	Formerly a Marketing Manager at OppenheimerFunds, Inc.
Daniel Martin, Assistant Vice President	None
Kenneth Martin, Vice President	Formerly a Compliance Officer at Merrill Lynch & Co. (May 2007 – August 2009).
Melissa Mazer, Vice President	None
Neil McCarthy, Vice President	None
Elizabeth McCormack, Vice President	Vice President and Assistant Secretary of HarbourView Asset Management Corporation.
Joseph McDonnell, Vice President	None
Annika McGovern, Assistant Vice President	None
Joseph McGovern, Vice President	None
William McNamara, Vice President	None
Michael Medev, Assistant Vice President	None
Krishna Memani, Senior Vice President and Director of Fixed Income	Formerly Managing Director and Head of the U.S. and European Credit Analyst Team at Deutsche Bank Securities (June 2006 through January 2009).
Jay Mewhirter, Vice President	None
Andrew J. Mika, Senior Vice President	None
Jan Miller, Assistant Vice President	None
Scott Miller, Vice President	None
Rejeev Mohammed, Assistant Vice President	None
David Moore, Vice President	None
Sarah Morrison, Assistant Vice President	None
Jill Mulcahy, Vice President: Rochester Division	None
Suzanne Murphy, Vice President	Vice President of OFI Private Investments Inc.
Thomas J. Murray, Vice President	None
Christina Nasta, Senior Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Amie Nelson, Vice President	None
Derek Newman, Vice President and Assistant Counsel	Formerly an associate at Dechert LLP
Paul Newman, Assistant Vice President	None
William Norman, Assistant Vice President	None
James B. O’Connell, Assistant Vice President	None
Matthew O’Donnell, Vice President	None
Lisa Ogren, Assistant Vice President	Formerly Manager at OppenheimerFunds, Inc.
Tony Oh, Vice President	None
Kristina Olson, Senior Vice President	None
Kristin Pak, Vice President	None
Lerae A. Palumbo, Assistant Vice President	None
Kim Pascalau, Assistant Vice President	None
Robert H. Pemble, Vice President	None
Lori L. Penna, Vice President	None
Brian Petersen, Vice President	Assistant Treasurer of OppenheimerFunds Legacy Program.
Marmeline Petion-Midy, Assistant Vice President	None
David Pfeffer, Director and Senior Vice President

Management Director and Treasurer of Oppenheimer Acquisition Corp.; Senior Vice President of HarbourView Asset Management Corporation since February 2004; Director of OppenheimerFunds Distributor, Inc. as of December 2009.

James F. Phillips, Senior Vice President	None
Gary Pilc, Vice President	None
Christine Polak, Vice President	None
Sergei Polevikov, Assistant Vice President	None
Jeffrey Portnoy, Assistant Vice President	None
Stacy Pottinger, Vice President	None
Christopher Proctor, Vice President	None
Ellen Puckett, Assistant Vice President	None
Jodi Pullman, Assistant Vice President	None
Paul Quarles, Assistant Vice President	None
Michael E. Quinn, Vice President	None
Julie S. Radtke, Vice President	None
Benjamin Ram, Vice President	Sector manager at RS Investment Management Co. LLC (October 2006 – May 2009) and Portfolio Manager Mid Cap Strategies.
Norma J. Rapini, Assistant Vice President: Rochester Division	None
Amber Reilly, Assistant Vice President	Manager (October 2008 – May 2009) at Newsday Media Group.
Barbara Reinhard, Senior Vice President	Formerly deputy Chief Investment Strategist at Morgan Stanley Smith Barney.
Jill Reiter, Assistant Vice President	None
Maria Ribeiro De Castro, Vice President	None
Grace Roberts, Vice President	None
Benjamin Rockmuller, Vice President	None
Antoinette Rodriguez, Vice President	None
Lucille Rodriguez, Assistant Vice President	None
Michael Rollings, Director	Executive Vice President and Chief Financial Officer of Massachusetts Mutual Life Insurance Company
Stacey Roode, Senior Vice President	None
Erica Rualo, Vice President	None
Adrienne Ruffle, Vice President & Associate Counsel	Assistant Secretary of OppenheimerFunds Legacy Program.
Gerald Rutledge, Vice President	None
Sean Ryan, Assistant Vice President and Assistant Counsel	None
Rohit Sah, Vice President	None
Gary Salerno, Assistant Vice President	None
Valerie Sanders, Vice President	None
Carlos Santiago Assistant Vice President	None
Kurt Savallo, Assistant Vice President	Formerly Senior Business Analyst at OppenheimerFunds, Inc.
Mary Beth Schellhorn, Assistant Vice President	None
Ellen P. Schoenfeld, Vice President	None
Patrick Schneider, Assistant Vice President	None
Scott A. Schwegel, Assistant Vice President	None
Allan P. Sedmak, Assistant Vice President	None
Matthew Severski, Assistant Vice President	Formerly Lead IS Engineer at OppenheimerFunds, Inc. (August 2006 – May 2009).
Jennifer L. Sexton, Vice President	Senior Vice President of OFI Private Investments Inc.
Asutosh Shah, Vice President	None
Kamal Shah, Vice President	None
Tammy Sheffer, Vice President	None
Richard Shepley, Vice President	Managing Director at Deutsche Asset Management (January 1998 – March 2010).
William Sheppard, Vice President	None
Mary Dugan Sheridan, Vice President	None
Nicholas Sherwood, Assistant Vice President	None
Joel Simon, Vice President	Formerly Assistant Vice President at OppenheimerFunds, Inc. (1999 – 2009).
David C. Sitgreaves, Assistant Vice President	None
Jan Smith, Assistant Vice President	Formerly Manager at OppenheimerFunds Inc. (May 2005 – June 2009).
Louis Sortino, Vice President: Rochester Division	None
Keith J. Spencer, Senior Vice President	None
Brett Stein, Vice President	None
Richard A. Stein, Vice President: Rochester Division	None
Arthur P. Steinmetz, Executive Vice President & Chief Investment Officer	Director and Senior Vice President of HarbourView Asset Management Corporation; Vice President of OFI Institutional Asset Management, Inc.
Jennifer Stevens, Vice President	None
Benjamin Stewart, Assistant Vice President	None
Wayne Strauss, Vice President	None
Peter Strzalkowski, Vice President	Vice President of HarbourView Asset Management, Inc.
Agata Strzelichowski, Assistant Vice President	None
Amy Sullivan, Assistant Vice President	None
Michael Sussman, Vice President	Vice President of OppenheimerFunds Distributor, Inc.
Kanishka Surana, Vice President	Partner and Director of Analytics at Ogilvy and Mather (May 2009 – July 2010); Manager at Gerson and Lehrman Group (October 2007 – May 2009).
Kelly Thomas, Assistant Vice President	None
Matthew Torpey, Assistant Vice President	None
Melinda Trujillo, Vice President	None
Leonid Tsvayg, Assistant Vice President	None
Keith Tucker, Vice President	None
Angela Uttaro, Vice President: Rochester Division	None
Julie Van Cleave, Vice President	Formerly managing director at Deutsche Asset Management (December 2002 through February 2009).
Mark S. Vandehey, Senior Vice President & Chief Compliance Officer

Vice President and Chief Compliance Officer of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and Shareholder Services, Inc.; Chief Compliance Officer of HarbourView Asset Management Corporation, Oppenheimer Real Asset Management, Inc., Shareholder Financial Services, Inc., Trinity Investment Management Corporation, OppenheimerFunds Legacy Program, OFI Private Investments Inc. and OFI Trust Company and OFI Institutional Asset Management, Inc.

Maureen Van Norstrand, Vice President	None
Nancy Vann, Vice President & Associate Counsel	None
Raman Vardharaj, Vice President	Formerly a sector manager and a senior quantitative analyst at RS Investment Management Co. LLC (October 2006 – May 2009).
Rene Vecka, Assistant Vice President: Rochester Division	None
Elaine Villas Assistant Vice President	None
Ryan Virag, Assistant Vice President	None
Jake Vogelaar, Assistant Vice President	None
Phillip F. Vottiero, Senior Vice President	None
Mark Wachter, Vice President	None
Darren Walsh, Executive Vice President	President and Director of Shareholder Financial Services, Inc. and Shareholder Services, Inc.
Eliot Walsh, Assistant Vice President	None
Richard Walsh, Vice President	Vice President of OFI Private Investments.
Samuel Wang, Vice President	Director (January 2010 – October 2010) and Vice President (November 2005 – December 2009) of Global Communications and Public Affairs at Citigroup, Inc.
Elizabeth Ward, Director	Senior Vice President and Chief Enterprise Risk Officer of Massachusetts Mutual Life Insurance Company.
Thomas Waters, Vice President	Vice President of OFI Institutional Asset Management, Inc.
Margaret Weaver, Vice President	None
Jerry A. Webman, Senior Vice President	Senior Vice President of HarbourView Asset Management Corporation.
Christopher D. Weiler, Vice President: Rochester Division	None
Adam Weiner, Vice President	None
Christine Wells, Vice President	None
Joseph J. Welsh, Senior Vice President	Vice President of HarbourView Asset Management Corporation.
Adam Wilde, Assistant Vice President	None
Troy Willis, Vice President, Rochester Division	None
Mitchell Williams, Vice President	None
Martha Willis, Executive Vice President

Formerly Executive Vice President of Investment Product Management at Fidelity Investments; Director of OFI Private Investments Inc., Centennial Asset Management Corporation and OppenheimerFunds Legacy Program.

Brian W. Wixted, Senior Vice President

Treasurer of HarbourView Asset Management Corporation; OppenheimerFunds International Ltd., Oppenheimer Real Asset Management, Inc., Shareholder Services, Inc., Shareholder Financial Services, Inc., OFI Private Investments Inc., OFI Institutional Asset Management, Inc., OppenheimerFunds plc and OppenheimerFunds Legacy Program; Treasurer and Chief Financial Officer of OFI Trust Company; Assistant Treasurer of Oppenheimer Acquisition Corp.

Carol E. Wolf, Senior Vice President

Senior Vice President of HarbourView Asset Management Corporation; Vice President of OFI Institutional Asset Management, Inc. and Centennial Asset Management Corporation; serves on the Board of the Colorado Ballet.

Oliver Wolff, Assistant Vice President	None
Caleb C. Wong, Vice President	None
Sookhee Yee, Assistant Vice President	Vice President at Merrill Lynch Bank and Trust, FSB (February 2002 – May 2009).
Edward C. Yoensky, Assistant Vice President	None
Geoff Youell, Assistant Vice President	None
Robert G. Zack, Executive Vice President	Vice President, Secretary & General Counsel of Oppenheimer Acquisition Corp.
Anna Zatulovskaya, Assistant Vice President	None
Sara Zervos, Vice President	None
Ronald Zibelli, Jr. Vice President	None
Matthew Ziehl, Vice President	Formerly a portfolio manager with RS Investment Management Co. LLC (from October 2006 – May 2009)

The Oppenheimer Funds include the following:

Limited Term New York Municipal Fund (a series of Rochester Portfolio Series)

OFI Tremont Core Strategies Hedge Fund

Oppenheimer Absolute Return Fund

Oppenheimer AMT-Free Municipals

Oppenheimer AMT-Free New York Municipals

Oppenheimer Balanced Fund

Oppenheimer Baring SMA International Fund

Oppenheimer California Municipal Fund

Oppenheimer Capital Appreciation Fund

Oppenheimer Capital Income Fund

Oppenheimer Cash Reserves

Oppenheimer Champion Income Fund

Oppenheimer Commodity Strategy Total Return Fund

Oppenheimer Core Bond Fund (a series of Oppenheimer Integrity Funds)

Oppenheimer Corporate Bond Fund

Oppenheimer Currency Opportunities Fund

Oppenheimer Developing Markets Fund

Oppenheimer Discovery Fund

Oppenheimer Emerging Markets Debt Fund

Oppenheimer Equity Fund, Inc.

Oppenheimer Equity Income Fund, Inc.

Oppenheimer Global Fund

Oppenheimer Global Opportunities Fund

Oppenheimer Global Strategic Income Fund

Oppenheimer Global Value Fund

Oppenheimer Gold & Special Minerals Fund

Oppenheimer International Bond Fund

Oppenheimer Institutional Money Market Fund

Oppenheimer International Diversified Fund

Oppenheimer International Growth Fund

Oppenheimer International Small Company Fund

Oppenheimer Limited Term California Municipal Fund

Oppenheimer Limited-Term Government Fund

Oppenheimer Limited Term Municipal Fund (a series of Oppenheimer Municipal Fund)

Oppenheimer Main Street Fund (a series of Oppenheimer Main Street Funds, Inc.)

Oppenheimer Main Street Select Fund

Oppenheimer Main Street Small- & Mid-Cap Fund

Oppenheimer Master Event-Linked Bond Fund, LLC

Oppenheimer Master Loan Fund, LLC

Oppenheimer Master Inflation Protected Securities Fund, LLC

Oppenheimer Master International Value Fund, LLC

Oppenheimer Money Market Fund, Inc.

Oppenheimer Multi-State Municipal Trust (3 series):

Oppenheimer New Jersey Municipal Fund

Oppenheimer Pennsylvania Municipal Fund

Oppenheimer Rochester National Municipals

Oppenheimer Portfolio Series (4 series)

Active Allocation Fund

Equity Investor Fund

Conservative Investor Fund

Moderate Investor Fund

Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Principal Protected Main Street Fund II (a series of Oppenheimer Principal Protected Trust II)

Oppenheimer Principal Protected Main Street Fund III (a series of Oppenheimer Principal Protected Trust III)

Oppenheimer Quest For Value Funds (3 series)

Oppenheimer Global Allocation Fund

Oppenheimer Quest Opportunity Value Fund

Oppenheimer Small- & Mid-Cap Value Fund

Oppenheimer Quest International Value Fund

Oppenheimer Real Estate Fund

Oppenheimer Rising Dividends Fund

Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Intermediate Term Municipal Fund

Oppenheimer Rochester Maryland Municipal Fund

Oppenheimer Rochester Massachusetts Municipal Fund

Oppenheimer Rochester Michigan Municipal Fund

Oppenheimer Rochester Minnesota Municipal Fund

Oppenheimer Rochester North Carolina Municipal Fund

Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Short Term Municipal Fund

Oppenheimer Rochester Virginia Municipal Fund
Oppenheimer Select Value Fund

Oppenheimer Senior Floating Rate Fund

Oppenheimer Series Fund, Inc. (1 series):

Oppenheimer Value Fund

Oppenheimer Transition 2010 Fund

Oppenheimer Transition 2015 Fund

Oppenheimer Transition 2020 Fund

Oppenheimer Transition 2025 Fund

Oppenheimer Transition 2030 Fund

Oppenheimer Transition 2040 Fund

Oppenheimer Transition 2050 Fund

Oppenheimer U.S. Government Trust

Oppenheimer Variable Account Funds (11 series):

Oppenheimer Balanced Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Core Bond Fund/VA

Oppenheimer Global Securities Fund/VA

Oppenheimer Global Strategic Income Fund/VA

Oppenheimer High Income Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Main Street Small Cap Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Small- & Mid-Cap Growth Fund/VA

Oppenheimer Value Fund/VA

Panorama Series Fund, Inc. (3 series):

Growth Portfolio

Oppenheimer International Growth Fund/VA

Total Return Portfolio

Rochester Fund Municipals

The address of the Oppenheimer funds listed above, Shareholder Financial Services, Inc., Shareholder Services, Inc., Centennial Asset Management Corporation, and OppenheimerFunds Legacy Program is 6803 South Tucson Way, Centennial, Colorado 80112-3924.

The address of OppenheimerFunds, Inc., OppenheimerFunds Distributor, Inc., HarbourView Asset Management Corporation, Oppenheimer Acquisition Corp., OFI Private Investments Inc., OFI Institutional Asset Management, Inc. Oppenheimer Real Asset Management, Inc. and OFI Trust Company is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008.

The address of OppenheimerFunds International Ltd. is 70 Sir John Rogerson’s Quay, Dublin 2, Ireland.

The address of OFI Institutional Asset Management, Ltd., is One Silk Road, London, England EC27 8HQ.

The address of Trinity Investment Management Corporation is 301 North Spring Street, Bellefonte, Pennsylvania 16823.

The address of OppenheimerFunds International Distributor Limited is 13th Floor, Printing House, 6 Duddell Street, Central, Hong Kong.

Item 32. Principal Underwriter

(a)     OppenheimerFunds Distributor, Inc. is the Distributor of the Registrant's shares. It is also the Distributor of each of the other registered open-end investment companies for which OppenheimerFunds, Inc. is the investment adviser, as described in Part A and Part B of this Registration Statement and listed in Item 31(b) above (except Panorama Series Fund, Inc.) and for MassMutual Institutional Funds.

(b)     The directors and officers of the Registrant's principal underwriter are:

Name & Principal Business Address	Position & Office with Underwriter	Position and Office with Registrant
Timothy Abbhul(1)	Vice President and Treasurer	None
Robert Agan(1)	Vice President	None
Anthony Allocco(2)	Assistant Vice President	None
Janette Aprilante(2)	Secretary	None
James Austin(1)	Vice President	None
James Barker 1723 W. Nelson Street Chicago, IL 60657	Vice President	None
Kathleen Beichert(1)	Senior Vice President	None
Rocco Benedetto(2)	Vice President	None
Christopher Bergeron	Vice President	None
Rick Bettridge 11504 Flowering Plum Lane Highland, UT 84003	Vice President	None
Adam Bilmes(2)	Assistant Vice President	None
William Borders(2)	Assistant Vice President	None
David A. Borrelli 105 Black Calla Ct. San Ramon, CA 94583	Vice President	None
Jeffrey R. Botwinick 4431 Twin Pines Drive Manlius, NY 13104	Vice President	None
Sarah Bourgraf(1)	Vice President	None
Bryan Bracchi 1124 Hampton Dr. Allen, TX 75013	Vice President	None
Joshua Broad(2)	Vice President	None
Ken Broadsky(2)	Vice President	None
Kevin E. Brosmith 5 Deer Path South Natlick, MA 01760	Senior Vice President	None
Jeffrey W. Bryan 1048 Malaga Avenue Coral Gables, FL 33134	Vice President	None
Ross Burkstaller 211 Tulane Drive SE Albuquerque, NM 87106	Vice President	None
Michael Butler(2)	Assistant Vice President	None
Tracy Cairoli(2)	Vice President	None
Robert Caruso 15 Deforest Road Wilton, CT 06897	Vice President	None
Donelle Chisolm(2)	Assistant Vice President	None
Andrew Chronofsky	Vice President	None
Angelanto Ciaglia(2)	Vice President	None
Nicholas Cirbo(1)	Vice President	None
Kevin Clark(2)	Assistant Vice President	None
Melissa Clayton(2)	Assistant Vice President	None
Craig Colby(2)	Vice President	None
Rodney Constable(1)	Vice President	None
Cameron Cowden(2)	Vice President	None
Neev Crane 1530 Beacon Street, Apt. #1403 Brookline, MA 02446	Vice President	None
Michael Daley 40W387 Oliver Wendell Holmes St St. Charles, IL 60175	Vice President	None
John Davis(2)	Vice President	None
Stephen J. Demetrovits(2)	Vice President	None
Brian Dietrich(1)	Assistant Vice President	None
Steven Dombrower 13 Greenbrush Court Greenlawn, NY 11740	Vice President	None
Robert Dunphy(2)	Vice President	None
Beth Arthur Du Toit(1)	Vice President	None
Paul Eck 3055 Forest Ridge Court Fairlawn, OH 44333	Vice President	None
Kent M. Elwell 35 Crown Terrace Yardley, PA 19067	Vice President	None
Dana Espinel(2)	Assistant Vice President	None
Gregg A. Everett 4328 Auston Way Palm Harbor, FL 34685-4017	Vice President	None
George R. Fahey 9511 Silent Hills Lane Lone Tree, CO 80124	Senior Vice President	None
Eric C. Fallon 10 Worth Circle Newton, MA 02458	Vice President	None
Kristie Feinberg(2)	Assistant Treasurer	None
Joseph Fernandez 1717 Richbourg Park Drive Brentwood, TN 37027	Vice President	None
Mark J. Ferro 104 Beach 221st Street Breezy Point, NY 11697	Senior Vice President	None
Eric P. Fishel 725 Boston Post Rd., #12 Sudbury, MA 01776	Vice President	None
David Flaherty(2)	Assistant Vice President	None
Patrick W. Flynn 14083 East Fair Avenue Englewood, CO 80111	Senior Vice President	None
John (“J”) Fortuna(2)	Vice President	None
Jayme D. Fowler 3818 Cedar Springs Road, #101-349 Dallas, TX 75219	Vice President	None
Diane Frankenfield(2)	Senior Vice President	None
Jerry Fraustro(2)	Vice President	None
William Friebel 2919 St. Albans Forest Circle Glencoe, MO 63038	Vice President	None
Alyson Frost(2)	Assistant Vice President	None
Greg Fulginite 515 N. Bemiston Ave. St. Louis, MO 63130	Vice President	None
Arthur S. Gabinet(2)	General Counsel	Chief Legal Officer and Secretary
William Gahagan(2)	Vice President	None
Charlotte Gardner(1)	Vice President	None
David Goldberg(2)	Assistant Vice President	None
Michael Gottesman 255 Westchester Way Birmingham, MI 48009	Vice President	None
Raquel Granahan(2)	Senior Vice President	None
Robert Grill(2)	Senior Vice President	None
Eric Grossjung 4002 N. 194th Street Elkhorn, NE 68022	Vice President	None
Michael D. Guman 3913 Pleasant Avenue Allentown, PA 18103	Vice President	None
James E. Gunter 603 Withers Circle Wilmington, DE 19810	Vice President	None
Kevin J. Healy(2)	Vice President	None
Kenneth Henry(2)	Vice President	None
Philipp Hensler(2)	Chairman, Chief Executive Officer & Director	None
Wendy G. Hetson(2)	Vice President	None
Jennifer Hoelscher(1)	Assistant Vice President	None
Edward Hrybenko(2)	Senior Vice President	None
Amy Huber(1)	Assistant Vice President	None
Brian F. Husch 37 Hollow Road Stonybrook, NY 11790	Vice President	None
Keith Hylind(2)	Vice President	None
Vincent Iacono(2)	Vice President	None
Kathleen T. Ives(1)	Vice President & Assistant Secretary	Assistant Secretary
Shonda Rae Jaquez(2)	Vice President	None
Brian Johnson(1)	Vice President	None
Eric K. Johnson 8588 Colonial Drive Lone Tree, CO 80124	Senior Vice President	None
Elyse Jurman 5486 NW 42 Ave Boca Raton, FL 33496	Vice President	None
Thomas Keffer(2)	Senior Vice President	None
Brian Kiley(2)	Vice President	None
Richard Klein 4820 Fremont Avenue South Minneapolis, MN 55419	Senior Vice President	None
Brent A. Krantz 61500 Tam McArthur Loop Bend, OR 97702	Senior Vice President	None
Eric Kristenson(2)	Vice President	None
Lamar Kunes(2)	Vice President	None
David T. Kuzia 10258 S. Dowling Way Highlands Ranch, CO 80126	Vice President	None
John Laudadio(2)	Vice President	None
Jesse Levitt(2)	Vice President	None
Julie Libby(2)	Senior Vice President	None
Eric J. Liberman 27 Tappan Ave., Unit West Sleepy Hollow, NY 10591	Vice President	None
Malissa Lischin(2)	Assistant Vice President	None
Christina Loftus(2)	Senior Vice President	None
Thomas Loncar 1401 North Taft Street, Apt. 726 Arlington, VA 22201	Vice President	None
Peter Maddox(2)	Vice President	None
Michael Malik 546 Idylberry Road San Rafael, CA 94903	Vice President	None
Joseph Marich(2)	Vice President	None
Steven C. Manns 1627 N. Hermitage Avenue Chicago, IL 60622	Vice President	None
Todd A. Marion 24 Midland Avenue Cold Spring Harbor, NY 11724	Vice President	None
LuAnn Mascia(2)	Vice President	None
Anthony Mazzariello(2)	Vice President	None
Michael McDonald 11749 S Cormorant Circle Parker, CO 80134	Vice President	None
John C. McDonough 533 Valley Road New Canaan, CT 06840	President and Director	None
Kent C. McGowan 9510 190th Place SW Edmonds, WA 98020	Vice President	None
Brian F. Medina 3009 Irving Street Denver, CO 80211	Vice President	None
William Meerman 4939 Stonehaven Drive Columbus, OH 43220	Vice President	None
Clint Modler(1)	Vice President	None
Joseph Moran(2)	Senior Vice President	None
Robert Moser 9650 East Aspen Hill Circle Lone Tree, CO 80124	Vice President	None
David W. Mountford 7820 Banyan Terrace Tamarac, FL 33321	Vice President	None
James Mugno(2)	Vice President	None
Matthew Mulcahy(2)	Vice President	None
Wendy Jean Murray 32 Carolin Road Upper Montclair, NJ 07043	Vice President	None
Kimberly Mustin(2)	Senior Vice President	None
John S. Napier 17 Hillcrest Ave. Darien, CT 06820	Senior Vice President	None
Christina Nasta(2)	Senior Vice President	None
Kevin P. Neznek(2)	Senior Vice President	None
Christopher Nicholson(2)	Vice President	None
Chad Noel	Vice President	None
Timothy O’Connell(2)	Vice President	None
Janet Oleary(2)	Vice President	None
Alan Panzer6755 Ridge Mill Lane Atlanta, GA 30328	Vice President	None
Anthony Parisi	Vice President	None
Maria Paster(2)	Assistant Vice President	None
Ashley Patten(1)	Vice President	None
Brian C. Perkes 6 Lawton Ct. Frisco, TX 75034	Vice President	None
Wayne Perry 3900 Fairfax Drive Apt 813 Arlington, VA 22203	Vice President	None
Charles K. Pettit(2)	Vice President	None
David Pfeffer(2)	Director	None
Andrew Phillips(1)	Assistant Vice President	None
Aaron Pisani(1)	Vice President	None
Rachel Powers(1)	Vice President	None
Nicole Pretzel(2)	Vice President	None
David Preuss(2)	Assistant Vice President	None
Minnie Ra 100 Dolores Street, #203 Carmel, CA 93923	Vice President	None
Dustin Raring 27 Blakemore Drive Ladera Ranch, CA 92797	Vice President	None
Michael A. Raso 3 Vine Place Larchmont, NY 10538	Vice President	None
Richard E. Rath 46 Mt. Vernon Ave. Alexandria, VA 22301	Vice President	None
Ramsey Rayan(2)	Vice President	None
William J. Raynor(4)	Vice President	None
Ian M. Roche 7070 Bramshill Circle Bainbridge, OH 44023	Vice President	None
Michael Rock 9016 Stourbridge Drive Huntersville, NC 28078	Vice President	None
Stacy Roode(1)	Vice President	None
Thomas Sabow 6617 Southcrest Drive Edina, MN 55435	Vice President	None
Mark Santero(2)	Senior Vice President	None
John Saunders 2251 Chantilly Ave. Winter Park, FL 32789	Vice President	None
Thomas Schmitt 40 Rockcrest Rd Manhasset, NY 11030	Vice President	None
William Schories 3 Hill Street Hazlet, NJ 07730	Vice President	None
Jennifer Sexton(2)	Vice President	None
Eric Sharp 862 McNeill Circle Woodland, CA 95695	Vice President	None
Kenneth Shell(1)	Vice President	None
Debbie A. Simon 55 E. Erie St., #4404 Chicago, IL 60611	Vice President	None
Bryant Smith	Vice President	None
Christopher M. Spencer 2353 W 118th Terrace Leawood, KS 66211	Vice President	None
John A. Spensley 375 Mallard Court Carmel, IN 46032	Vice President	None
Michael Staples 4255 Jefferson St Apt 328 Kansas City, MO 64111	Vice President	None
Alfred St. John(2)	Vice President	None
Bryan Stein 8 Longwood Rd. Voorhees, NJ 08043	Vice President	None
Brian C. Summe 2479 Legends Way Crestview Hills, KY 41017	Vice President	None
Kanishka Surana(2)	Vice President	None
Kenneth Sussi(2)	Vice President	None
Michael Sussman(2)	Vice President	None
George T. Sweeney 5 Smokehouse Lane Hummelstown, PA 17036	Senior Vice President	None
Leon Tallon(2)	Vice President	None
Brian Taylor	Vice President	None
James Taylor(2)	Assistant Vice President	None
Paul Temple(2)	Vice President	None
Troy Testa	Vice President	None
David G. Thomas 16628 Elk Run Court Leesburg, VA 20176	Vice President	None
Cenk Toroslu(1)	Vice President	None
Wesley Vance(2)	Vice President	None
Mark S. Vandehey(1)	Vice President and Chief Compliance Officer	Vice President and Chief Compliance Officer
Vincent Vermette(2)	Vice President	None
Molly Vogt	Vice President	None
Teresa Ward(1)	Vice President	None
Janeanne Weickum(1)	Vice President	None
Michael J. Weigner 4905 W. San Nicholas Street Tampa, FL 33629	Vice President	None
Donn Weise 3249 Earlmar Drive Los Angeles, CA 90064	Vice President	None
Chris G. Werner 98 Crown Point Place Castle Rock, CO 80108	Vice President	None
Ryan Wilde(1)	Vice President	None
Julie Wimer(2)	Assistant Vice President	None
Peter Winters 911 N. Organce Ave, Apt. 514 Orlando, FL 32801	Vice President	None
Patrick Wisneski(1)	Vice President	None
Meredith Wolff(2)	Vice President	None
Cary Patrick Wozniak 18808 Bravata Court San Diego, CA 92128	Vice President	None
John Charles Young 3914 Southwestern Houston, TX 77005	Vice President	None
Steven Zito(1)	Vice President	None

(1)6803 South Tucson Way, Centennial, CO 80112-3924

(2)Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008

(3)350 Linden Oaks, Rochester, NY 14623

(4)Independence Wharf, 470 Atlantic Avenue, 11th Floor, Boston, MA 02210

(c)     Not applicable.

Item 33. Location of Accounts and Records

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and rules promulgated thereunder are in the possession of OppenheimerFunds, Inc. at its offices at 6803 South Tucson Way, Centennial, Colorado 80112-3924.

Item 34. Management Services

Not applicable

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 27th day of January, 2011.

     Oppenheimer Master Loan Fund, LLC

     By:                  /s/ William F. Glavin, Jr.*

                            William F. Glavin, Jr., President
                            Principal Executive Officer and Director

    *By:                 /s/ Kathleen T. Ives
                            Kathleen T. Ives, Attorney-in-Fact
                            Date: January 27, 2011